As filed with the Securities and Exchange Commission on April 3, 2026

File No. 024-12352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Post Qualification Amendment No. 20)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS VAULT 5, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

1 World Trade Center, 57th Floor

New York, New York 10007

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks Vault 5, LLC

1 World Trade Center, 57th Floor

New York, New York 10007

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7380	93-3951950
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Masterworks Vault 5, LLC (the “Company”) on November 3, 2023, and originally qualified by the U.S. Securities and Exchange Commission on February 22, 2024. The purpose of this post-qualification amendment is to add to the offering circular contained within the offering statement the offering of additional series of the Company and update certain other information in the offering circular.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

MASTERWORKS VAULT 5, LLC

Preliminary Offering Circular

April 3, 2026

Subject to Completion

Offering of Series Class A ordinary shares

Representing Series Class A Limited Liability Company Interests

Masterworks Vault 5, LLC, which we refer to as “we,” “us,” “our,” “Masterworks Vault 5” or the “Company,” is a newly organized Delaware protected series limited liability company that has been formed to facilitate investment in individual works of art (“Artworks”) that will be beneficially owned by individual series of the Company. Each individual series will indirectly hold title to the specific Artwork that it acquires through a segregated portfolio of a Cayman Islands segregated portfolio company, Masterworks Cayman, SPC. We are offering Class A shares representing Class A limited liability company interests of each of the series of the Company in the “Series Offering Table” beginning on page 1 of this Offering Circular. There is no minimum number of Class A shares or dollar amount that needs to be sold of a series as a condition of any closing of the offering of a series. If any of the Class A shares offered by a series remain unsold as of the final closing of the offering of such series, such unsold Class A shares of such series shall be issued to Masterworks, in full satisfaction of its advance and the Expense Allocation as described in this Offering Circular. Subscriptions, once received, are irrevocable by investors.

We believe that the Class A shares of a series represent an effective means for investors to gain economic exposure to the Artwork held by that series and an investment in multiple series can provide exposure to the broader Post-War and Contemporary collecting categories of the art market. The Class A shares of a series represent an investment solely in a particular series and, thus, indirectly in the Artwork owned by that series. Artwork will be held for an indefinite period and may be sold at any time following the final closing of the offering of such series. For details on the capital structure that will exist following a series offering, see the section entitled “Summary - Organizational and Capital Structure” of this Offering Circular.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series Class A shares may happen sporadically over the term of the offering.

There will be a separate closing, or closings, with respect to each series offering. An initial closing and each subsequent closing of a series offering will take place on the date subscriptions for the maximum number of series Class A shares have been accepted or an earlier date or dates determined by us in our sole discretion. The offering period for any series will not exceed 24 months from the qualification date of the offering statement that includes such series. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering. No securities are being offered by existing security-holders.

Each series offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings.

Our affiliate Masterworks, LLC owns an online investment platform located at https://www.masterworks.com/ (the “Masterworks Platform”) that allows investors to acquire ownership of an interest in special purpose companies such as the Company that invest in distinct Artworks or a collection of Artworks. Once an investor establishes a user profile on the Masterworks Platform, they can browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

There is currently no public trading market for the Class A shares of any series, there is currently no secondary trading of Class A shares of any series on an alternative trading system, and an active market for the Class A shares may not develop or be sustained. We do not intend to list the Class A shares of any series for trading on a national securities exchange, but shares of other Masterworks issuers are currently listed for trading on an alternative trading system operated by North Capital Private Securities Corporation, an SEC-registered broker-dealer (“NCPS”), referred to as the “ATS,” and we intend to facilitate secondary sales of Class A shares of each series on the ATS commencing on or after the three-month anniversary of the date the series offering is fully subscribed, which may, subject to certain restrictions, provide a liquidity option for certain U.S. investors and investors in certain non U.S. jurisdictions. No assurance can be given that the ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series.

No sales of Class A shares of any series will be made prior to the qualification of the Offering Statement by the SEC or the qualification by the SEC of any post-qualification amendment to the Offering Statement which contains a description of such series. All Class A shares will be offered in all jurisdictions at the same price that is set forth in this offering circular.

Series	Number of Class A Shares	Price to Public	Underwriter Discounts and Commissions(1)	Proceeds, Before Expenses, to Issuer(2)
Series 533
Per Class A share	1	$20.00	$0.00	$20.00
Total Minimum	N/A	N/A	N/A	N/A
Total Maximum	29,450	$589,000	$0.00	$589,000

Series	Number of Class A Shares	Price to Public	Underwriter Discounts and Commissions(1)	Proceeds, Before Expenses, to Issuer(2)
Series 534
Per Class A share	1	$20.00	$0.00	$20.00
Total Minimum	N/A	N/A	N/A	N/A
Total Maximum	39,450	$789,000	$0.00	$789,000

(1)	The Company has not engaged underwriters in connection with any series offering. The Company intends to distribute the series offerings through the Masterworks Platform. See the section entitled “Plan of Distribution” of this offering circular for additional information.

(2)	This amount does not include estimated offering expenses, all of which will be paid by Masterworks rather than from the net proceeds of the series offerings.

The Class A shares of each series are to be offered primarily through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

To invest in any series offering you must represent to us that the aggregate purchase price you pay for your investment is not more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Class A shares of a series is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 11.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of any offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Periodically, we will provide an amendment or supplement to the offering circular that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent amendment or supplement to the offering circular. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any amendment or supplement to the offering circular, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal office is located at 1 World Trade Center, 57th Floor, New York, New York 10007 and our phone number is (203) 518-5172. Our corporate website address is located at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is ______, 2026.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Class A shares of each series offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Class A shares of a series.

For investors outside the United States: We have not done anything that would permit each series offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to each series offering and the distribution of this offering circular.

i

THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to the Artwork, the artist, the art market and the art industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this offering circular. The art market data used in this offering circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to the Artwork, as such term is defined below, acquired by a series. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Class A shares of each series are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As Tier 2 offerings pursuant to Regulation A under the Securities Act, the series offerings are exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Class A shares of each series offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

USE OF CERTAIN TERMS AND DEFINITIONS

In this offering circular, certain capitalized terms are used in the context of a particular series or offering and the same capitalized terms may be used in another context to refer generically to all series or offerings conducted by the Company. Accordingly, it is important to consider the context in which such capitalized terms are used. Unless the context indicates otherwise, the following terms have the following meaning:

●	“Artwork” or “Artworks” refers to any painting, sculpture or other artistic object owned by a series or generically to all such artistic objects owned by the Company.

●	“Board of Managers” refers to the board of managers of the Company.

●	“Class A share” or “Class A shares” refers to a Class A ordinary share or Class A ordinary shares collectively, representing membership interests of one or all series in the Company.

●	“Class B share” or “Class B shares” refers to a Class B ordinary share or Class B ordinary shares collectively, representing profits interests in one or all series of the Company.

●	“Class C share” refers to a Class C ordinary share, representing a special class of membership interests of one or all series in the Company, which have no economic rights or obligations and have no voting rights, but solely represents so-called “kick-out” rights, which means that the holder of a Class C share has the right to reconstitute, remove and or replace the Board of Managers of the Company pursuant to the Company’s operating agreement.

●	“Company” refers to Masterworks Vault 5, LLC, a Delaware series limited liability company.

●	“Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries, but does not include Masterworks Vault 5, LLC or Masterworks Advisers, LLC (“Masterworks Advisers”).

●	“Masterworks Cayman” refers to a Cayman Islands segregated portfolio company that will hold title to the Artwork acquired by each series in a segregated portfolio.

●	“Masterworks Platform” refers to the first online art investment platform located at https://www.masterworks.com/. The Masterworks Platform gives eligible investors the ability to:

○	Browse art investment offerings of each series in the Company;
○	Transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
○	Execute trades in shares issued by Masterworks issuers via the ATS; and
○	Manage and track investments easily through an online portfolio management tool.

●	“offering” or “offerings” refers to the offering of Class A shares of one or more series of the Company.

●	“series” refers to the series of the Company, individually and collectively.

●	“Shares” refers generically to the Class A shares and Class B shares of a series or all series collectively, of the Company.

●	“SPC Ordinary share” or “SPC Ordinary shares” refers to an ordinary share or ordinary shares collectively, representing ordinary equity interests in each segregated portfolio of Masterworks Cayman, which are issued by each segregated portfolio to each series upon acquisition of the Artwork.

●	“SPC Preferred share” or “SPC Preferred shares” refers to a preferred share or preferred shares collectively, representing preferred equity interests in each segregated portfolio of Masterworks Cayman, which are issued by each segregated portfolio to Masterworks in respect of management and administration services.

●	“SPC shares” refers generically to SPC Ordinary shares and SPC Preferred shares, collectively.

●	“we,” “our,” “ours,” or “us,” refer to Masterworks Vault 5, LLC, a Delaware series limited liability company, all series of the Company and the segregated portfolios of Masterworks Cayman that will hold title to the Artwork of each series, individually or collectively, as the context requires.

Dollar amounts throughout this offering circular have been rounded to the nearest whole dollar and information such as auction sale prices, that were originally denominated in a currency other than the U.S. dollar have been converted into U.S. dollars at the prevailing exchange rate on the applicable date of such sale transaction per publicly available data.

iii

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series that is either “Not Yet Open”, “Open” or “Closed”. When an offering has the status “Not Yet Open” the offering circular that describes the offering has not yet been qualified by the SEC. When an offering has the status “Open”, the offering circular that describes the offering has been qualified by the SEC and Class A shares in respect of such offering are available for investment. When an offering has the status “Closed”, all funds have been received by investors, all subscriptions have been accepted and all Class A shares offered have been issued. The offering price per Class A share of each series will be $20.00.

Series Name	Artist	Artwork	Offering Size	Class A shares	Opening Date		Status
Series 350	Henry Taylor	xGxrxexexnx xLxixgxhxtx	$278,000	13,900	4/24/2024		Closed
Series 351	Yoshitomo Nara	xWxhxexexlxsx xGxox xRxoxuxnxdx	$588,000	29,400	4/24/2024		Closed
Series 353	Jean-Michel Basquiat	xJxaxzxzx	$8,325,000	416,250	4/24/2024		Closed
Series 354	Hans Hofmann	xGxlxoxrxixax xixnx xExxxcxexlxsxixsx	$2,442,000	122,100	4/24/2024		Open
Series 357	Mickalene Thomas	Mxexlxoxdxy: Fxexmxmxe Nxoxixr	$389,000	19,450	6/3/2024		Closed
Series 359	Martin Wong	Uxnxtxixtxlxexd	$699,000	34,950	6/3/2024		Closed
Series 396	Pierre Soulages	xPxexixnxtxuxrxex x1x8x1x xxx x8x1x xcxmx,x x1xx6x xmxaxix x2x0x0x6x	$1,221,000	61,050	2/22/24		Open
Series 430	Banksy	Vxexnxuxsx	$3,330,000	166,500	4/24/2024		Closed
Series 438	Matthew Wong	Txhxe Cxlxexaxrxixnxg	$666,000	33,300	4/24/2024		Closed
Series 439	Alma Thomas	Bxexd oxf Rxexd Axzxaxlxexaxs	$1,221,000	61,050	4/24/2024		Open
Series 441	Robert Colescott	Hxuxnxcxhxbxaxcxk oxf Nxoxtxrxe Dxaxmxe (xHxoxmxmxaxgxe txo Vxixcxtxoxr Hxuxgxox)	888,000	44,400	7/5/2024		Closed
Series 444	Carmen Herrera	Mxoxnxtxe Vxexrxdxe (xCxaxdxmxixuxmx)	$572,000	28,600	4/24/2024		Closed
Series 445	Banksy	Rxaxt & Hxexaxrxt	$433,000	21,650	7/5/2024		Closed
Series 449	Banksy	Mxoxnxkxexy Dxextxoxnxaxtxoxr	$1,610,000	80,500	8/23/2024		Closed
Series 452	Banksy	Pxlxaxyxmxaxtxe oxf txhxe Mxoxnxtxh	$333,000	16,650	10/11/2024		Closed
Series 456	Ernie Barnes	xTxhxex xNxaxtxixvxex xGxixfxtx	$369,000	18,450	12/5/2024		Closed
Series 465	Yayoi Kusama	IxNxFxIxNxIxTxYx-xNxExTxSx x (xLxSxCxPx)	$1,221,000	61,050	1/10/2025		Closed
Series 475	Jean-Michel Basquiat	xExrxox	$5,550,000	277,500	3/5/2025		Open
Series 476	Jean-Michel Basquiat	xMxaxdxex xixnx xJxaxpxaxnx xIxIx	9,435,000	471,750	4/11/2025		Open
Series 478	Kenny Scharf	xGxRxIxNxKx PxAxK	$143,000	7,150	3/12/2025		Closed
Series 479	Jean-Michel Basquiat	xFxexnxgx Yxaxo	$918,000	45,900	3/12/2025		Open
Series 481	Dana Schutz	xFxaxlxlxixnxgx Cxaxt	$171,000	8,550	3/12/2025		Closed
Series 483	Jacqueline Humphries	Uxnxtxixtxlxexd	$472,000	23,600	3/21/2025		Closed
Series 485	Yayoi Kusama	Pxuxmxpxkxixn	$924,000	46,200	3/21/2025		Open
Series 491	Kerry James Marshall	xSxmxaxlxlx xPxixnx-xUxpx x (xLxexnxsx xFxlxaxrxex)	$4,221,000	211,050	5/27/2025		Open
Series 501	Elizabeth Peyton	Sxpxexnxcxexr (Txwxo Pxaxlxmxs)	$982,000	49,100	7/9/2025		Open
Series 525	Yayoi Kusama	xPxuxmxpxkxixnx	$424,000	21,200	2/9/2026		Open
Series 533	Tracey Emin	x I x x S x e x e x x T x h x e x x M x i x r x r x o x r	$589,000	29,450	[*/*/2026]	(1)	Not Yet Open
Series 534	Yayoi Kusama	T x h x e x x S x o x u x t x h x e x r x n x x C x o x u x n x t x r x y x	$789,000	39,450	[*/*/2026]	(1)	Not Yet Open

(1)	We expect that the approximate date of commencement of proposed sale to the public is promptly following qualification by the SEC of the Offering Statement which contains a description of this series, including information relating to the artist and artwork held by the series.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-12352) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Offering Circular all of the information contained in the following filings by Masterworks Vault 5, LLC with the Securities and Exchange Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.	The sections bulleted below of Post-Qualification Amendment No. 2.

	●	Masterworks Vault 5, LLC and its Series Financial Statements for the Period October 10, 2023 (inception) through December 31, 2023.

2.	The sections bulleted below of Post-Qualification Amendment No. 5.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

3.	The sections bulleted below of Post-Qualification Amendment No. 6.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

4.	The sections bulleted below of the Company’s Semiannual Report on Form 1-SA for the fiscal semiannual period ended June 30, 2024.

	●	Consolidated Financial Statements for the fiscal semiannual period ended June 30, 2024

	●	Management’s Discussion and Analysis of Financial Condition and Results of Operations

5.	The sections bulleted below of Post-Qualification Amendment No. 8.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

6.	The sections bulleted below of Post-Qualification Amendment No. 9.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

7.	The sections bulleted below of Post-Qualification Amendment No. 10.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

8.	The sections bulleted below of Post-Qualification Amendment No. 11.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

9.	The sections bulleted below of Post-Qualification Amendment No. 12.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

10.	The sections bulleted below of Post-Qualification Amendment No. 13.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

11.	The sections bulleted below of the Company’s Annual Report on Form 1-K for the fiscal year ended December 31, 2024.

	●	Consolidated Financial Statements for the Fiscal Year ended December 31, 2024

	●	Management’s Discussion and Analysis of Financial Condition and Results of Operations

12.	The sections bulleted below of Post-Qualification Amendment No. 15.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

13.	The sections bulleted below of Post-Qualification Amendment No. 16.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

13.	The sections bulleted below of Post-Qualification Amendment No. 17.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

14.	The sections bulleted below of Post-Qualification Amendment No. 18.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

15.	The sections bulleted below of the Company’s Semiannual Report on Form 1-SA for the fiscal semiannual period ended June 30, 2025.

	●	Consolidated Financial Statements for the fiscal semiannual period ended June 30, 2025

	●	Management’s Discussion and Analysis of Financial Condition and Results of Operations

	●	Description of Business

16.	The sections bulleted below of Post-Qualification Amendment No. 19.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

17.	The sections bulleted below of the Company’s Annual Report on Form 1-K for the fiscal year ended December 31, 2025.

	●	Consolidated Financial Statements for the Fiscal Year ended December 31, 2025

	●	Management’s Discussion and Analysis of Financial Condition and Results of Operations

1

SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Class A shares of a series. You should read this entire offering circular carefully, especially the risks of investing in the Class A shares of a series discussed under “Risk Factors,” before making an investment decision.

Overview

We were formed as a Delaware series limited liability company on October 10, 2023, to facilitate investment in one or multiple distinct Artworks. Masterworks will act as our agent to source Artworks and will manage all maintenance and entity-level administrative services relating to the Artwork of each series and the Company. We will not conduct any business activities except for activities relating to an investment in, maintenance, promotion and the eventual sale of the Artworks. Our strategy will be to hold Artworks for capital appreciation. We may display and promote the Artworks to enhance their value and broaden their exposure to the art-viewing public.

Masterworks seeks to acquire Artwork for each series of the Company at public auction or in a privately negotiated transaction from a gallery, private collector, private sales division of an auction house or through an art advisor acting as agent on behalf of a private collector. No closing of any series offering will occur prior to the acquisition by such series of the relevant Artwork.

We do not expect to generate any material amount of revenues or cash flow from the Artwork held by any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless they are able to sell their Class A shares of the series or the Artwork of the series is sold. We will be totally reliant on Masterworks for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Artwork of each series.

Our Series LLC Structure

Each Artwork that we acquire will be owned by a separate series of the Company. Each series will indirectly hold title to the specific Artwork that it acquires through a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. We expect that each series will be regarded as a separate partnership for U.S. federal income tax purposes.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. The Class A shares do not represent a general investment in our Company or in Masterworks. We do not anticipate that any series of the Company or any segregated portfolio of Masterworks Cayman will beneficially own any material assets other than the single Artwork associated with such series or have any indebtedness or commercial obligations following the final closing of a series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork.

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The Art Market

The global art market entered a recovery cycle in 2025 following a prolonged downturn. Combined public auction revenue at Christie’s, Sotheby’s and Phillips, rose approximately 15.5% year-over-year to $9.56 billion. This followed a significant contraction in 2024, when global auction revenue at the three major houses declined 26% to $8.27 billion as fewer major estate consignments came to market and sellers shifted toward private sales.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 10.24% from the year ended December 31, 1995 to December 31, 2025, versus 10.35% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of (0.09) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to December 31, 2025.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

Artwork and Artist Metrics

Masterworks compiles historical data from public auctions to produce metrics that we believe can be helpful in measuring and analyzing historical trends in artist markets and the historical price appreciation of specific artworks. Metrics we present in our discussion of the Artwork for a particular series may include some or all of the following:

●	History of Selected Similar Sales - provides an estimate of the historical appreciation rate of the specific artwork by looking at a set of similar works by the artist that have sold at public auction.

●	“Sharpe Ratio” - indicates how well the artist’s market has performed historically in comparison to the rate of return on a risk-free investment, such as U.S. government treasury bonds or bills, by measuring the volatility of appreciation over time.

●	Record Price Appreciation - reflects the annualized growth rate of an artists’ new record hammer price achieved by the artist at auction which indicates the artist’s market momentum and growth rate.

●	Median Repeat Sale Pair Appreciation - reflects the median annualized price appreciation rate of all artworks by an artist that have sold at least twice at public auction, known as “repeat sales,” which indicates the progression of prices in a particular artist’s market over time.

●	Masterworks Artist Market Index - illustrates an estimate of auction price movement in a particular artist’s market over time based on a hedonic model that controls for quality and sale timing differences.

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Series

Series 354

The Artwork held by Series 354 entitled xGxlxoxrxixax xixnx xExxxcxexlxsxixsx (1963), is a single work of art by Hans Hofmann. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 50 inches by 40 inches, in a privately negotiated transaction from the private sales group of an auction house for $2,200,000 on April 4, 2024.

Series 396

The Artwork held by Series 396 entitled xPxexixnxtxuxrxex x1x8x1x xxx x8x1x xcxmx,x x1x6x xmxaxix x2x0x0x6x (2006), is a single work of art by Pierre Soulages. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 71 inches by 32 inches, in a privately negotiated transaction from a private advisor for $1,100,000 on October 31, 2023.

Series 439

The Artwork held by Series 439 entitled Bed of Rxexd Axzxaxlxexaxsx (1968), is a single work of art by Alma Thomas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 24 inches by 30 inches, in a privately negotiated transaction from a private advisor for $1,100,000 on April 1, 2024.

Series 475

The Artwork held by Series 475 entitled xExrxox (1984), is a single work of art by Jean-Michel Basquiat. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 86 inches by 98 inches, in a privately negotiated transaction from a private collector for $5,000,000 on March 5, 2025.

Series 476

The Artwork held by Series 476 entitled Mxaxdxex xixnx xJxaxpxaxnx xIxI (1982), is a single work of art by Jean-Michel Basquiat. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 60 inches by 36 inches, in a privately negotiated transaction from the private sales group of an auction house for $8,500,000 on March 26, 2025.

Series 479

The Artwork held by Series 479 entitled xFxexnxgx xYxaxox (1983), is a single work of art by Jean-Michel Basquiat. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 63 inches by 59 inches, at Phillips New Now: Modern & Contemporary Art in New York for $825,500 on February 28, 2025.

Series 485

The Artwork held by Series 485 entitled xPxuxmxpxkxixnx (2006), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 10 inches by 13 inches, at Phillips Modern & Contemporary Art Evening Sale in London on March 6, 2025, for £635,000 or $832,492.50 (including shipping costs) based on the effective exchange rate provided by Convera.

Series 491

The Artwork held by Series 491 entitled xSxmxaxlxlx xPxixnx-xUxpx x (xLxexnxsx xFxlxaxrxex) x (2013), is a single work of art by Kerry James Marshall. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 30 inches by 24 inches, at Christie’s Leonard & Louise Riggio: Collected Works in New York for $3,802,800 (including shipping costs) on May 12, 2025.

Series 501

The Artwork held by Series 501 entitled xSxpxexnxcxexrx x (xTxwxox xPxaxlxmxsx) x (2002), is a single work of art by Elizabeth Peyton. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 40 inches by 30 inches, at Phillips Modern & Contemporary Art: Evening & Day Sale in London on June 26, 2025, for £635,000 GBP or $884,427.50 (including shipping costs) based on the effective exchange rate provided by Convera on July 1, 2025.

Series 525

The Artwork held by Series 525 entitled xPxuxmxpxkxixnx (1991), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 6 inches by 7 inches, at SBI Art Auction Modern and Contemporary Art Sale in Tokyo on January 25, 2026, for JPY 57,500,000 or $381,716.38 (including shipping costs) based on the effective exchange rate provided by Convera on January 26, 2026.

Series 533

The Artwork held by Series 533 entitled xIx xSxexex xTxhxex xMxixrxrxoxrx (2022), is a single work of art by Tracey Emin. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 60 inches by 72 inches, at Phillips Modern & Contemporary Art Evening Sale in Hong Kong for $530,400 (including shipping costs) on March 29, 2026.

Series 534

The Artwork held by Series 534 entitled xTxhxex xSxoxuxtxhxexrxnx xCxoxuxnxtxrxyx (1978), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 15 inches by 18 inches, at Christie’s 21st Century Day Sale in Hong Kong on March 28, 2026 for HKD 5,461,000 or $710,722.61 (including shipping costs) based on the effective exchange rate provided by Convera.

Management Services

Management services are provided pursuant to a management services agreement among us and Masterworks, to be entered into prior to the initial closing of the initial series offerings, which incorporates a “unitary” fee structure. This means that unlike a typical investment entity in which, in addition to paying management fees, investors indirectly bear all operating costs and expenses which are charged to the investment entity, in our structure, the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. These issuances by Masterworks Cayman will effectively dilute the ownership interest of Class A shareholders in the Artwork at a rate of 1.5% per annum. Moreover, the fact that Masterworks will receive preferred equity interests means that Masterworks management and administrative fees and costs will be paid in preference to distributions to holders of Class A shares. There is no overall limit to the amount of preferred equity interests in Masterworks Cayman that may be issued to pay these fees and costs. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

Acquisitions and Sales of Artwork

Artwork is sourced through Masterworks dedicated acquisitions team, composed of individuals with significant expertise in the art market, valuation and execution of art transactions. This team is supported by Masterworks research, analytics and an extensive art market database. Artwork we acquire for each series offering will be described in the section of this offering circular entitled “The Series Artwork.”

Our acquisition of title to Artwork and physical possession of Artwork for each series will occur contemporaneously with or before the initial closing of the applicable series offering. We intend to use a portion of the proceeds from the initial closing of the series offerings to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of such series, if any, will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation as described in the section “Management Compensation.” The Masterworks advance will accrue interest equal to the amount of any interest earned on subscription funds, if any, prior to a closing.

We, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner. We determine to sell Artwork based on a number of factors, including our perception of the fair value of the Artwork relative to its proposed selling price, our perspective on the current state and future direction of the applicable artist market and the art market more generally, the absolute net returns we can deliver to shareholders, the length of our holding period and other factors. Although we expect our holding period will typically be for three- to ten-years, we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. When an Artwork is sold, the net proceeds of the sale will be distributed to holders of Class A shares of the applicable series in accordance with the priorities set forth in the operating agreement and the series will be dissolved. There is no guarantee that any sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by Class A shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time.

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Organizational and Capital Structure

The following diagram reflects Masterworks organizational structure and the material commercial relationships between us and Masterworks that will exist following a series offering:

*All entities are Delaware limited liability companies, except the Company, which is a Delaware series limited liability company and Masterworks Cayman, SPC, which is a Cayman Islands segregated portfolio company.

(1)	“Masterworks” refers to the Masterworks parent company which owns the Masterworks Platform. Scott W. Lynn, the founder and Chief Executive Officer of Masterworks, LLC, has effective control over Masterworks.

(2)	“Masterworks Foundry” forms Masterworks issuer entities, including the Company, and performs services relating to the formation of series and the securitization of Artwork for each series. Masterworks Foundry owns 100% of the membership interests, represented by Class B shares, of each series prior to giving effect to the series offerings. Masterworks Foundry may also advance us funds to acquire Artwork, though it has no obligation to do so.

(3)

“Masterworks Investor Services” conducts investor relations services and pays all fees and expenses of any registered investment adviser dedicated to advising with respect to Masterworks financial products. Masterworks Advisers, LLC is registered with the SEC as an investment adviser and investment advisor representatives of Masterworks Advisers, LLC provide advisory services in connection with offerings sponsored by Masterworks, including the series offerings. See the section entitled “Advisory Services” of this offering circular for additional information.

(4)	“Masterworks Administrative Services” or the “Administrator” will operate the Masterworks Platform and will perform administrative and management services for us pursuant to the management services agreement.

(5)

“Masterworks Gallery” and its subsidiaries perform gallery services, including Artwork acquisitions, sales and museum loans. Masterworks Gallery and its subsidiaries act as agents for each series of the Company in connection with Artwork transactions and provide financial guarantees to counterparties.

(6)	The Company intends to facilitate investment in Artwork by creating separate series, each of which will issue Class A shares in a series offering to facilitate investment in a single Artwork.

(7)	Masterworks Cayman, SPC is a Cayman Islands segregated portfolio company (“Masterworks Cayman”). The Artwork beneficially owned by each series will be the only asset of a segregated portfolio of Masterworks Cayman. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each portfolio’s assets and liabilities are legally separated from the assets and liabilities of the Masterworks Cayman ordinary account and are also separate from assets and liabilities attributed to Masterworks Cayman’s other segregated portfolios. This means that a creditor of Masterworks Cayman will only be entitled to recover against assets attributed and credited to the specific segregated portfolio to which the contract is also attributed. The segregated portfolios of Masterworks Cayman holding title to the Artwork of each series do not intend to enter into any contracts or incur any liabilities, except for the management services agreement and as may be necessary in connection with a sale of Artworks.

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The following diagram reflects the capital structure that will exist following a series offering:

(1)	Each series will issue Class A shares representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series.

(2)

Upon formation of a series, Masterworks will be issued 1,000 Class B shares, which represent the right to receive 20% of the positive difference, if any, between the amount available for distribution to Class A shareholders in connection with a liquidation after a sale of the Artwork and $20.00. Class B shares can be converted into Class A shares based on the relative fair market values of the Class B shares and the Class A shares. Masterworks has also agreed to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B shares prior to the one-year anniversary of the relevant offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the profits interest in connection with a default by Masterworks on its indebtedness.

(3)	Class C shares have no economic or voting rights, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

(4)	When a segregated portfolio of Masterworks Cayman acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC Ordinary shares in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering upon a conversion of Class B shares or exchange of SPC Preferred shares, additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series.

(5)	Masterworks will earn SPC Preferred shares of each applicable segregated portfolio pursuant to the management services agreement at a rate of 1.5% of the total SPC Shares (i.e. SPC Ordinary shares and SPC Preferred shares) offered, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. Once earned, SPC Preferred shares can be exchanged for Class A shares of the applicable series.

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The following table further describes the economic rights of each share class of a series and segregated portfolio company following the completion of each series offering:

Share Class	Summary of Economic Rights

Series of the Company

Class A shares	The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

Class B shares	The Class B shares of each series initially held by Masterworks Foundry are profits interests that will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

Class C share	The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations.

Cayman Segregated Portfolio

SPC Ordinary shares

100% of the SPC Ordinary shares are held by the applicable series and at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The SPC Ordinary shares represent a 100% residual economic ownership interest in the applicable segregated portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares, if any.

SPC Preferred shares	The SPC Preferred shares have $20.00 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the SPC Ordinary shares. The SPC Preferred shares are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), Masterworks, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), Masterworks would convert its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders.

Summary of Risks

An investment in the Class A shares of any series includes a number of risks and uncertainties which are described in the “Risk Factors” section of this offering circular, including the following:

●	Risks Related to Our Business Model. We do not plan to generate any material amount of revenues. Our expectation is for a series to own the Artwork for an indefinite period of time and sell it at a profit, but no assurance can be given that we will be able to sell the Artwork of any series at a profit or as to the timing of any such sale. Our business is highly dependent on conditions prevailing in the art market and the market for specific artists and therefore our ability to execute a profitable sale will hinge, to a large extent, on factors that are beyond our control.

●	Risks Associated with an Investment in Art. Artwork may decline in value or may not appreciate sufficiently to exceed management fees and expenses. Artists often go through periods of rising and shrinking popularity, which can result in material changes in the value and marketability of their work. There are a variety of other risks to art investing, including, without limitation, the risk of claims that the artwork is not authentic, physical damage and market risks for any particular artist or work.

●	Risks Relating to Our Relationship with Masterworks and Conflicts of Interest. We are totally reliant on Masterworks to administer our Company and the Artwork held by each series. If Masterworks were to cease operations for any reason we would likely be required to sell the Artwork of each series and dissolve the Company. In addition, Masterworks may have economic interests that diverge from your interests. Representatives of an affiliate of Masterworks provide investment advisory services to persons interested in investing in the series offerings and therefore such representatives have inherent conflicts of interest. In addition, Masterworks will perform internal appraisals of the fair market value of each Artwork and such appraisals may not reflect the same values as appraisals performed by an independent third party. Also, since Masterworks has significant discretion to operate our business and sell Artwork, a majority of our Board of Managers are Masterworks officers and Masterworks has the right to remove and replace our Board of Managers, conflicts of interest may not be resolved in favor of our Class A investors.

●	Risks Related to Illiquidity. Artwork can be highly illiquid and there is no set time period within which Masterworks is obligated to sell the Artwork. Although we intend to facilitate secondary sales of Class A shares of each series on the ATS, the ATS will have significant limitations, including that it may be unavailable to investors from certain countries and trading volume may be insufficient to sell your shares at a reasonable price or at all. For these reasons, investors must be prepared to hold their investment for an extended period of time and an investment in Class A shares is not appropriate for investors who may need a liquidity event in a prescribed time frame.

Company Information

We are a manager-managed series limited liability company, managed by the Board of Managers. Our principal office is located at 1 World Trade Center, 57th Floor, New York, New York 10007 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

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THE OFFERING

Securities being Offered:

We are offering the maximum number of Class A shares of each series referenced in the “Series Offering Table” at a price per Class A share of each series of $20.00.

Each series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities and tax reporting. See “Description of Shares” for further details. The Class A shares of each series will be non-voting except with respect to certain matters set forth in our operating agreement. The purchase of Class A shares in a particular series is an investment only in that series and not an investment in the Company as a whole or Masterworks.

Offering Price per Class A Share of a series:	$20.00.

Number of Shares Outstanding Before the Offering	Prior to giving effect to each series offering, 100% of the membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of such series.

Amended and Restated Operating Agreement	Our amended and restated operating agreement, referred to herein as the “operating agreement,” created three classes of membership interests for each series in the form of Class A shares of a series, Class B shares of a series, as well as a Class C share of a series. By participating in the series offerings, investors will become party to the operating agreement.

Number of Shares Outstanding After the Series Offerings

The number of Class A shares of each series is set forth in the “Series Offering Table” section in the forepart of this Offering Circular, excluding Class A shares of series that have been previously offered and such offerings are either closed or fully subscribed. No additional Class A shares will be outstanding immediately after the closing of the series offering, but Masterworks will earn preferred equity interests in each segregated portfolio of Masterworks Cayman at the rate of 1.5% per annum in respect of management and administrative services and costs and such preferred equity interests will be exchangeable by Masterworks for Class A shares of the applicable series at an exchange rate of 1 for 1.

1,000 Class B shares of each series (100% held by Masterworks) that will entitle Masterworks to a 20% profits interest upon a sale of the Artwork of each series and will be convertible into Class A shares of each respective series based on a formula that will result in the issuance of a number of Class A shares of each series to Masterworks equal to the quotient of (a) 20% of the aggregate increase in value of the issued and outstanding Class A and Class B shares of each series, divided by (b) the value of the Class A shares of each series at the time of conversion. For a detailed description of the Class B share conversion formula and an example of how it operates, see “Dilution” and “Description of Shares.”

One Class C share of each series that has no economic rights or obligations and has no voting rights, but has so-called “kick-out” rights, which represents the right to remove and or replace all or any members of the Board of Managers of the Company and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Minimum and Maximum Investment Amount	The maximum investment amount per investor in any series is $250,000 (12,500 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors. Subscriptions, once received, are irrevocable by the investors. Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

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Subscribing Online	Investors can subscribe for Class A shares via the Masterworks Platform located at https://www.masterworks.com/, as well as browse and screen potential artwork investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this Offering Circular is a part or a post-qualification amendment to such Offering Statement, the relevant series offerings will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. For additional information, see “Plan of Distribution – Procedures for Subscribing.”

Payment for Class A Shares of a series

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price in the form of ACH debit transfer or wire transfer into a segregated sub-account of the applicable series of the Company with Goldman Sachs Bank USA, or a similar institution, until the applicable closing date. We may also permit payment to be made by credit cards. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per subscriber, per series offering.

On each closing date, the funds in the series sub account will be released and used in accordance with the use of proceeds set forth below and the Class A shares will be issued to investors. If there is no closing of such series offering, the funds deposited in the segregated sub-account will be returned to subscribers in U.S. dollars, without interest.

Investment Amount Restrictions	To invest in any series offering, you must represent to us that the aggregate purchase price you pay for your investment is not more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide	Class A shares of each series will be offered worldwide at the same U.S. dollar price that is set forth in this offering circular, provided that we may elect not to sell shares in particular jurisdictions for regulatory or other reasons. No sales of Class A shares of a series will be made anywhere in the world prior to the qualification of the offering circular by the SEC in the United States.

Voting Rights

The Class A shares of each series have no voting rights other than to vote together as a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement or the management services agreement.

The Class C share of each series, which will only be issued or transferred to a Masterworks affiliate, if any, will have the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Any member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights pursuant to our operating agreement. Class A shares held by Masterworks, if any, are non-voting.

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Risk Factors	Investing in the Class A shares of any series involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A shares of any series.

Use of Proceeds	We expect to receive gross proceeds from each series offering as set forth in the “Use of Proceeds to Issuer” section of this Offering Circular. Masterworks will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from the series offerings will equal the net proceeds from the series offerings. We intend to use a portion of the proceeds from the initial closing of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance to the segregated portfolios of Masterworks Cayman that will acquire the Artworks any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of the series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation as described in the section entitled “Management Compensation.”

Offering Period

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering.

There will be a separate closing, or closings, with respect to each series offering. An initial closing and each subsequent closing of a series offering will take place on the date subscriptions for the maximum number of series Class A shares have been accepted or an earlier date or dates determined by us in our sole discretion. The offering period for any series will not exceed 24 months from the qualification date of the offering statement that includes such series. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering.

Closings	The Company may close an entire series offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. The Artwork held by a series will be acquired by the Company on or prior to the initial closing of the respective series offering. Subscriptions will be accepted on a rolling basis. If any of the Class A shares offered for such series remain unsold as of the final closing, such Class A shares shall be issued to Masterworks in full satisfaction of its advance and the Expense Allocation as described under the caption “Management Compensation.”

Termination of the Offering	We reserve the right to terminate any series offering for any reason at any time prior to the initial closing.

Transfer Restrictions	The Class A shares of a series may only be transferred by operation of law or with the consent of the Company:

●	To an immediate family member or an affiliate of the owner of the Class A shares of a series,
●	To a trust or other entity for estate or tax planning purposes,
●	As a charitable gift,
●	On a trading platform approved by Masterworks, such as the ATS, or
●	In a transaction otherwise approved by Masterworks.

Transfer Agent and Registrar	The transfer agent and registrar for the Class A shares of any series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is (212) 575-5757.

Distributions	None, unless and until there is a sale of the Artwork of a series, at which point we plan to pay a distribution to the shareholders of such series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all.

DETERMINATION OF OFFERING PRICE

The aggregate offering size of a series equals the sum of (a) the estimated purchase price that Masterworks anticipates paying for the Artwork plus (b) approximately 11% of such amount (approximately 10% of the maximum aggregate offering amount), as an upfront payment, or “Expense Allocation” payable to Masterworks. The initial offering price of $20.00 per Class A share of each series was arbitrarily determined by Masterworks.

We believe that based on the arms-length ultimate purchase price of each Artwork of a series, historical appreciation rates of similar artworks by the same artist of such Artwork and other factors, the per share offering price of each series will constitute a reasonable estimate at or below the fair value of the Class A shares of such series as of the date such series is added to the Offering Circular.

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SERIES DISTRIBUTION POLICY

As of April 3, 2026, no series has made distributions on the Class A shares of such series since our formation and we do not anticipate making distributions in the foreseeable future on any Class A shares, unless and until the Artwork held by such series is sold, at which point we will pay any expenses for which we are responsible and make a distribution to the holders of the Class A shares of such series in accordance with our operating agreement. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on the ability of a series to make distributions.

RISK FACTORS

The purchase of the Class A shares of a series offered hereby involves risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this offering circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

Each series will invest in a unique artwork and whether or not a series will deliver capital appreciation to investors is largely dependent on the art market, which we cannot control.

We cannot make any assurance that our business model will be successful. Our operations will be dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

An investment in a series offering constitutes only an investment in that series and not in our Company or directly in any Artwork.

An investor in a series offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our Company, (ii) any other series, (iii) Masterworks, or (iv) directly in an Artwork associated with the series or any Artwork owned by any other series. This results in limited voting rights of the investor, including rights solely related to a particular series, and are further limited by the operating agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of a member of the Board of Managers of the Company for “cause.” Masterworks thus retains significant control over the management of the Company, each series and the Artworks. Furthermore, because the interests in a series do not constitute an investment in the Company as a whole, holders of the interests in a series are not expected to receive any economic benefit from the assets of any other series. In addition, the economic interest of a holder of Class A shares in a series reflects an investment in an Artwork, but also an interest in our corporate and governance structure and our management arrangement with Masterworks. Accordingly, ownership of Class A shares is not identical to owning a direct undivided interest in an Artwork.

Each of our company’s series will hold an interest in a single Artwork, a non-diversified investment.

Each of our series will own a single Artwork and not invest in any other artwork or assets or conduct any other operations that could generate income. Such lack of diversification creates a concentration risk that may make an investment in the Class A shares of a single series riskier than an investment in the Class A shares of multiple series or a diversified pool of assets or a business with more varied operations. Aggregate returns realized by investors are expected to correlate to the change in value of the Artwork, which may not correlate to changes in the overall art market or any segment of the art market.

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We do not expect any series to generate any material amount of revenues and rely on the Administrator to fund our operations.

We do not expect any series to generate any material amount of revenues or cash flow unless and until an Artwork held by a series is sold. No profits can be realized by the series’ investors unless the Artwork is sold for more than the series acquires it and there are sufficient funds to effectuate a distribution to the shareholders of such series after paying the applicable costs, fees and expenses, or the investors are able to sell their Class A shares of the series. Accordingly, we will be completely reliant on Masterworks to fund our operations.

The Artwork of a series may be sold at a loss or at a price that results in a distribution that is below the purchase price of the Class A shares of such series, or no distribution at all.

Any sale of the Artwork of a series could be effected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the price paid by investors to purchase the Class A shares of such series. We intend to hold the Artwork of each series for an extended period of time and may choose to sell the Artwork of a series opportunistically if market conditions are favorable, which we believe is necessary to achieve optimal returns. In the future, we may sell an Artwork at a loss if we believe that such a transaction would reduce future losses or if it would be necessary to satisfy our fiduciary obligations to our shareholders. Lastly, circumstances may arise that may compel us to sell the Artwork of a series at an inopportune time and potentially at a loss, such as if we face litigation, regulatory challenges or if Masterworks ceases to exist. There can be no assurance that the Class A shares of such series can ever be resold or that the Artwork of a series can ever be sold or that any sale would occur at a price that would result in a distribution of more than $20.00 per Class A share of a series.

The timing and potential price of a sale of the Artwork of a series are impossible to predict, so investors need to be prepared to own the Class A shares of such series for an uncertain or even indefinite period of time.

We intend to hold the Artwork of a series for an indefinite period, although the Artwork of such series will be perpetually available for sale following the series offering and we will evaluate any reasonable third party offers to acquire the Artwork of such series. In addition, the occurrence of certain events may compel us to sell the Artwork of a series. Accordingly, a risk of investing in the Class A shares of a series is the unpredictability of the timing of a sale of the Artwork of such series and the unpredictability of funds being available for cash distribution and investors should be prepared for both the possibility that they will not receive a cash distribution for many years, if ever, and the contrary possibility that they may receive a cash distribution at any time following the completion of the series offering. An investment in the Class A shares of a series is unsuitable for investors that are not prepared to hold their Class A shares of such series for an indefinite period of time, as there can be no assurance that the Class A shares of such series can ever be resold or that the Artwork of such series can be sold within any specific timeframe or at all.

Our business model involves certain costs, some of which are to be paid for through the issuance of equity which will have a dilutive effect on the holders of the Class A shares.

There are various services required to administer our business and maintain the Artwork of a series. Pursuant to a management services agreement among us, Masterworks Cayman and the Administrator to be entered into prior to the initial closing of the initial series offerings, the Administrator will manage all entity-level and asset management services relating to our business and the maintenance of the Artwork of each series. The Administrator will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Artwork of each series. Because we do not expect to maintain cash reserves or generate any cash flow, we will be completely reliant on the Administrator to fund our operations. In exchange for these services and incurring these costs and expenses, the Administrator will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman issued at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum. These SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series, which means Masterworks’ management fees will be paid in priority to distributions to Class A shareholders. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. In the Administrator’s sole discretion, each Masterworks SPC Preferred share may be exchanged for one Class A share of the series of which the segregated portfolio holds the Artwork. Accordingly, Masterworks management fees will dilute your economic interest in the Artwork at a rate of 1.5% per annum.

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In the event we are able to sell the Artwork of a series, your potential investment returns will be lower than the actual appreciation in value of the Artwork of such series due to applicable management fees and expenses.

In the event the Artwork of a series is sold, your distribution of cash proceeds will be reduced by commissions, fees and expenses incurred as a result of administering, marketing and selling the Artwork of such series, as well as dilution resulting from management fees paid to Masterworks in the form of SPC Preferred shares. Transaction costs incurred as part of the sale of the Artwork of a series will differ depending on whether we choose or are able to sell the Artwork of a series privately or through a public auction. In a public auction, the principal transaction costs are a seller’s commission and buyer’s premium (a form of selling commission, based on a graduated scale set by each auction house), both of which reduce the net proceeds received by a seller from what a buyer ultimately pays. The final reported sales price includes the hammer price (i.e. the price at which the auctioneer declared the winning bid), and the buyer’s premium. The buyer may also separately incur additional fees or royalties. A seller typically receives the hammer price less the seller’s commission, if any. The economic terms negotiated between the seller and the auction house can vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels, and other factors. In addition, the proceeds receivable by a seller are less favorable if the work is subject to a pre-auction guarantee. If we sell the Artwork of a series in a private transaction, Masterworks would be entitled to charge a sales commission to art intermediaries in connection with such sale, including to affiliates of Masterworks, provided that any such amounts paid to affiliates of Masterworks shall not exceed the fees or commissions charged by unaffiliated third parties for similar services.

In addition, in connection with a distribution following a sale of an Artwork, Masterworks will be entitled to its 20% profits interest in respect of its ownership of Class B shares of such series, plus payments in respect of its SPC Preferred shares in an amount equal to the greater of (i) $20.00 per share or (ii) the amount payable per Class A share for each SPC Preferred share earned by it pursuant to the management services agreement. Accordingly, your investment returns upon a sale of the Artwork of a series, if such a sale can occur and if such sale can generate sufficient funds for a distribution after accounting for applicable fees and expenses, may be significantly lower than the actual rate of appreciation of the Artwork of such series.

Risks Associated with an Investment in the Artwork

There is no assurance of appreciation of the Artwork of a series or sufficient cash distributions resulting from the ultimate sale of the Artwork of a series.

There is no assurance that the Artwork of a series will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Artwork of a series will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Artwork of a series, since investment in artwork is generally illiquid, nor is there any assurance that sufficient cash will be generated from the sale of the Artwork of a series to compensate investors for their investment. Even if the Artwork of a series does appreciate in value, the rate of appreciation may be insufficient to cover our management costs and expenses.

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The value of the Artwork is subjective.

For non-cash generating assets, such as art, valuation is heavily reliant on an analysis of sales history of similar artwork. Experts often differ on which historical sales are comparable and the degree of comparability. The attempt to discern value from historical sales data is extremely challenging for a variety of reasons, including, without limitation:

●	Qualitative Factors. Differences in perceived quality or condition between the subject work and the so-called “comparable” sale. Perceived differences in the physical quality and condition of the respective works require subjective judgements as to the valuation impact attributable to such differences.

●	Lack of Reliable Data. Data may be stale or unavailable and sale prices may be incorrectly reported due to credits for guarantees entered into with buyers (though under current rules in certain jurisdictions, these are required to be deducted from the reported sale price), or other credits provided to potential buyers.

●	Timing Differences. Historical transactions must be viewed in light of market conditions at the time compared to current conditions. Overall market conditions are difficult to track in recent periods and extremely difficult to discern for historical periods. Harder still, is the ability to track the relative popularity of specific works, artists and genres over historical periods.

●	Market Depth. Sale prices only reflect the price a single buyer was willing to pay for a work, so it is very difficult to determine the depth of demand, as defined by the number of potential buyers that are ready, willing and able to purchase an artwork at or below a given price level.

Accordingly, due to the inherent challenges involved in estimating the realizable value of the Artwork, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale.

Since the valuation of high-end artwork relies in large part on an analysis of historical auction sales, it is more difficult to accurately determine fair value of artwork by artists that have fewer auction sales.

Certain artists such as Andy Warhol and Pablo Picasso have a relatively large global collector base and a well-established track record of auction sales over a lengthy period. These artists were also extremely prolific during their careers, so their artwork is frequently bought and sold at auction. This relatively large volume of data makes estimates of historical pricing trends and fair value ranges for artwork produced by these artists more reliable. By contrast, valuation of works by other artists who have a smaller collector base and or a shorter track record of auction sales is comparatively more difficult and such assessments are generally prone to wider margins of error. When assessing the historical auction performance of artwork by a particular artist, investors are urged to consider the volume of public auction data available. As a general matter, historical pricing trends and fair value estimates are more likely to be more meaningful and predictive for artists with higher volumes of prior auction sales than pricing trends and estimates for artists that have fewer historical auction sales. Accordingly, there is a higher risk that we may overpay for, or misprice, artwork by artists with fewer auction sales than those with higher volumes of prior auction sales.

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Our appraisal of the fair value of the Artwork of a series may not be reflective of the value of the Class A shares of such series or the realizable value of the Artwork.

We, together with Masterworks, will estimate the fair value of the Artwork of a series on a quarterly basis, including for purposes of preparing our annual and semi-annual financial statements in accordance with generally accepted accounting principles in the United States. For the reasons set forth elsewhere in this “Risk Factors” section, any such valuation is inherently subjective and may not represent the actual realizable value of the Artwork. In addition, because an investment in the Company represents not just the physical Artwork, but also our administrative, cost, tax and governance structure, coupled with the fact that the timing of a sale of the Artwork of a series is unknown, the value of the Class A shares of such series will be significantly different than the proportionate indirect ownership of the Artwork that they represent. In addition, our Board of Managers will consider a variety of factors in making any determination to sell the Artwork of a series and the appraised value of the Artwork of a series may not be indicative of the price at which our Board of Managers would determine to sell the Artwork of a series.

Our appraisal of the fair market value of an Artwork may differ from the appraisal that would be issued by an independent third-party and you are cautioned not to place undue reliance on any appraisal issued by Masterworks.

Masterworks performs appraisals of artwork in conformity with the 2024-2025 Uniform Standards of Professional Appraisal Practice (USPAP) developed by the Appraisal Standards Board of the Appraisal Foundation, although conflicts of interest may call into question standards related to appraiser independence. Appraisals are performed by employees of the Administrator and, therefore, Masterworks has conflicts of interest in performing appraisals. Accordingly, our appraisal of the fair market value of an Artwork may differ from the appraisal that would be issued by an independent third party and you are cautioned not to place undue reliance on any appraisal issued by Masterworks.

Calculation of the Masterworks Artist Market Index includes a degree of subjectivity, which inherently makes it less precise and less reliable than a purely mathematical metric.

The Masterworks Artist Market Index metric seeks to determine how an overall artist market has performed historically and relies in part on categorizing various unique artworks produced by an artist based on quality assessments made by members of the Masterworks appraisals team. Quality, as used in this context, refers to the unique attributes and characteristics of an artwork that make it more or less valuable in the market, such as image, size, creation year, subject matter, coloration and historical sale data. Although some of these factors are objective in nature, the ultimate assessment of how the combination of such factors affect the quality and value of an artwork is subjective. Accordingly, there is a degree of subjectivity employed in the calculation of the Masterworks Artist Market Index, which means that if different people were involved in the categorization process they might have different opinions which would lead to different resulting calculations. In addition, as the Masterworks Artist Market Index is a customized mathematical model with no singular or universally accepted method of computation, there were subjective decisions made by the Masterworks research team in developing the model and categorizing the relevant data. These subjective aspects of the Masterworks Artist Market Index inherently make it prone to variability and may make it less reliable than other metrics that are purely mathematical.

In addition, the art professionals making subjective determinations that impact the calculator of the Masterworks Artist Market Index are employees of Masterworks and therefore may have potential conflicts of interest. We do not believe that these art professionals would have a basis to know how their categorization decisions would impact the overall mathematical calculation of the Masterworks Artist Market Index, though we cannot guarantee that their decisions are free from bias or that the categorization decisions would not be different if they were conducted by unaffiliated third parties.

The Masterworks Artist Market Index also leverages the use of machine learning technology for predictive rankings of subject artworks by quality features which, although reviewed by the Masterworks appraisals team for accuracy, may have potential for error or inaccuracies. While the Masterworks Artist Market Index reflects our best available tool to assess an artist’s overall historical auction market performance, you should not place undue reliance on the Masterworks Artist Market Index and it should not be viewed in isolation or as a substitute for the other important information included in this Offering Circular.

An investment in the Artwork of a series is subject to various risks, any of which could materially impair the value of the Artwork and the market value of the Class A shares of such series.

Investing in the Artwork of a series is subject to the following risks:

●	Authenticity. Claims with respect to the authenticity of a work may result from incorrect attribution, uncertain attribution, lack of certification proving the authenticity of the artwork, forgery of a work of art, or falsification of the artist’s signature. We generally obtain representations of authenticity from sellers, but these representations may not effectively eliminate the risk.

●	Provenance. Claims related to provenance, or history of ownership, are relatively common and allege that an artwork has an uncertain or false origin. Buyers may also negatively perceive some elements of the prior ownership history, or whether the work is considered to have sold too often in the past. With respect to the Artwork, buyers may negatively perceive our ownership in the Artwork when considering a purchase.

●	Condition. The physical condition of an artwork over time is dependent on technical aspects of artistic workmanship, including the materials used, the manner and skill of application, handling and storage and other factors.

●	Physical Risks. Artwork is subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime, theft, illegal exportation abroad, etc.

●	Legal and Title Risks. Artwork ownership is prone to a variety of legal challenges, including challenges to title, nationalization, purchase of work of art from an unauthorized person, risk of cheating, money laundering, violation of legal regulations and restitution issues. Purchasing from major auction houses and reputable galleries can reduce, but not eliminate, these risks.

●	Market Risks. The art market is prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses etc., changes in legal regulations, changes in attitudes toward art as an investment, changes in tastes, trends (fashion) and changes in supply, such as the liquidation of a major collection. These risks can be specific to certain geographies.

●	Economic Risks. Art values and demand are affected by economic confidence among ultra-high-net-worth individuals.

●	Informational Risk. The art market is unregulated, opaque and available information is often limited to transactions that occur in public auctions, which excludes private transactions that represent a majority of the overall market.

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Although, acting as agent for the Company, Masterworks seeks to acquire the Artwork of each series and will conduct due diligence in connection with its purchase of the Artwork, no amount of due diligence can completely insulate a buyer against these risks and if any of these risks materialize, the value of the Artwork of such series may decline, and the value of the Class A shares of such series would be adversely affected.

If the Artwork is eventually exhibited publicly, it could be damaged, and insurance may not cover all of the damages, or even if insurance does cover the damages, it may cause the Artwork to be unsaleable.

It is planned that the Artwork will be permanently stored and displayed in the United States, though it might be displayed internationally. We plan to obtain and maintain insurance coverage for the Artwork. However, the Artwork may be damaged while being displayed and our insurance may not be able to cover all of the damages resulting therefrom, and even if insurance does cover such damages, the damages may result in the Artwork being unsaleable. Accordingly, damage or destruction of the Artwork of a series will have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares of such series.

We may not be able to find a buyer for the Artwork at a reasonable price.

Art is a highly illiquid asset and a significant percentage of objects go unsold when sent to auction. Even in the event that we attempt to sell the Artwork of a series, we cannot guarantee that there will be a buyer at any reasonable price.

Temporary popularity of some artworks or categories of art may result in short-term value increases that prove unsustainable as collector tastes shift.

Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific categories of art and artists is influenced by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Artwork of a series for a profit. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven valuation track record over a longer period of time. These trends could result in reduced profitability or a loss upon the sale of the Artwork of a series.

We could be exposed to losses in the event of title or authenticity claims.

The buying and selling of artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Authenticity risk related to works of art may result from incorrect attribution, uncertain attribution, lack of certificate proving the authenticity of the artwork, purchase of a non-authentic artwork, or forgery. In the event of a title or authenticity claim against us by a buyer of the Artwork of a series from us, we would seek recourse against the seller of the Artwork of such series pursuant to authenticity and title representations obtained at the time of purchase, but a claim could nevertheless expose us to losses. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims. In addition, we do not maintain liquid assets to defend or settle any such legal claims and would be reliant on the Administrator to outlay the cost of such defense or settlement.

The Artwork of a series could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Artwork of a series.

We plan to store the Artwork of a series in a protected environment with security measures, but no amount of security can fully protect an artwork from damage or theft. The damage or theft of valuable property, despite these security measures, could have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares of such series. The Company maintains insurance, but there is no guarantee that such coverage would be adequate to mitigate all of such losses.

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Changes in opinions by experts in the artwork regarding authenticity could damage or eliminate the value of the Artwork.

Authenticity is often completed by art world experts, and opinions often matter more than scientific data. If a well-respected art expert were to opine negatively on the authenticity of the Artwork of a series, it could reduce or eliminate the value of the Artwork of a series.

Insurance coverage for the Artwork of a series may not cover all possible contingencies, exposing us to losses resulting from the damage or loss of the Artwork.

We plan to maintain insurance coverage for the Artwork of a series against damage or loss of the Artwork, although it may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. Our insurance coverage does cover title and authenticity claims, subject to certain limitations and conditions, although such coverage may not be sufficient to cover losses. In addition, in the event of a successful claim that we do not have valid title and ownership to the Artwork or that the Artwork is not authentic, representations obtained from the seller to compensate us for such losses may prove to be inadequate. In addition, uncovered damage or destruction of the Artwork that is not fully covered by insurance could have a material adverse impact on the value of Class A shares of a series.

Risks Related to our Reliance on Masterworks

We are totally reliant on the Administrator to maintain and sell Artwork and manage our administrative services.

We do not plan to have employees or intend to maintain or generate any cash flow prior to the sale of the Artwork of a series. Accordingly, we are totally reliant on the performance of the Administrator under the management services agreement to effectuate the decisions of our Board of Managers. We plan to rely on the Administrator to perform or administer all necessary services to maintain the Artwork of each series, including obtaining insurance and ensuring appropriate storage. The Administrator is also responsible for all management services required to maintain our Company, including professional services, regulatory filings, SEC reporting, tax filings and other matters. If the Administrator were to default on its obligations under the management services agreement, it would be extremely difficult for us to replace the Administrator or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Administrator under the management services agreement, we would likely be forced to sell the Artwork of each series. We cannot provide assurance that the timing and or terms of any such sale would be favorable. Further, Masterworks can withdraw for any reason from its position as our Administrator, subject to certain conditions.

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We are totally reliant on the Administrator to maintain sufficient capital resources to pay our fees, costs and expenses.

Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the management services agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods. The Administrator’s capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. Pursuant to and in accordance with the management services agreement, the Administrator is required to maintain cash reserves on hand for so long as the Class A shares of any series remain outstanding sufficient to pay at least one year of estimated expenses to satisfy its obligations under the management services agreement. However, there can be no assurance that the Administrator will be able to maintain such cash reserves. Masterworks has generated operating losses and negative cash flows from operations since 2022 and intends to fund its ongoing operations and continued growth through periodic sales of management fee shares it earns from investment vehicles such as the Company, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing. There can be no assurance that Masterworks will be able to continue to sell its management fee shares nor that such sales by themselves would be sufficient to mitigate its negative operating cash flow position. If the Administrator’s liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the management of our Company, for at least one year, our Company may receive qualified audit reports that would likely have a material adverse effect on the value of the Class A shares of a series.

The Board of Managers will have complete authority to administer our business consistent with the terms and conditions of our operating agreement, other than certain amendments to the operating agreement and the management services agreement.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to do any of the following without first obtaining the prior approval or consent of the holders of a majority of the voting shares of any series affected, except as otherwise set forth therein:

●	Amend, waive or fail to comply with any material provision of the operating agreement that disproportionately and adversely affects the Class A shareholders of such series;
●	Acquire additional material assets other than the Artwork of each series, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Artwork of a series; or
●	Issue additional shares other than pursuant to the agreements and instruments described herein.

Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The series will own the Artwork for an indefinite period and may sell the Artwork at any time following the final closing of the series offering. There is no guarantee that any sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time.

This concentration of control in the Board of Managers may delay, deter or prevent acts that would be favored by holders of the Class A shares of a series. The interests of the Board of Managers or the Administrator may not always coincide with our interests or the interests of the holders of the Class A shares of a series. As a result, the market price of the Class A shares of a series could decline, or holders of the Class A shares of a series might not receive a premium over the then-current market price of the Class A shares of a series upon a change in control.

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Holders of the Class A shares of a series do not elect or vote on the Board of Managers and have limited ability to influence decisions regarding our business.

Our operating agreement provides that our assets, affairs and business will be managed under the direction of the Board of Managers. Holders of the Class A shares of a series do not elect or vote on the Board of Managers and, except for kick-out rights granted to Masterworks, members of the Board of Managers can only be removed by (i) a majority of the existing Board of Managers, or (ii) by the affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of all series together as a single class and only for “cause”, as defined in the operating agreement. Accordingly, unlike the holders of common stock in a corporation, holders of Class A shares of a series have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

We do not intend to list the Class A shares of any series on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein, and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of all series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of any series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, we do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

Risk of non-compliance with regulations, including a risk of Masterworks being deemed to be operating as an unregistered broker-dealer.

The Company has not engaged underwriters in connection with any series offering, but Masterworks will have an arrangement with Masterworks Advisers whereby investment adviser representatives of Masterworks Advisers will be dedicated to providing advisory services to persons who have expressed an interest in investing in Masterworks offerings, including each series offering. In light of Masterworks’ arrangement with Masterworks Advisers, if the SEC were to determine that Masterworks, which is not a registered broker-dealer under the Securities Exchange Act of 1934 or any state securities laws, has engaged in brokerage activities that require registration, including initial sale of the Class A shares of each series on the Masterworks Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Class A shares, Masterworks may need to discontinue or suspend certain operations, which would likely be harmful to its business and reputation. In addition, if Masterworks is found to have operated as a ‘broker-dealer’ without being properly registered, there is a risk that Class A shares offered and sold while Masterworks was not registered may be subject to a right of rescission, which may result in the early termination of the offerings. An unregistered broker-dealer may also face sanctions, penalties and enforcement actions by regulatory authorities. Since the Company is reliant on Masterworks to administer its operations and the Artworks, any regulatory development that is damaging to Masterworks may have a material adverse effect on the Company and Class A shareholders.

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Further, if Masterworks Investor Services or another Masterworks affiliated entity were required to register as a broker and/or dealer, Masterworks would be subject to higher compliance costs and periodic examinations and, as a result, Masterworks would likely be required to change aspects of its business processes, fee structure and communications.

Series Offerings are Conducted Without an Underwriter.

The Company does not utilize a broker-dealer to underwrite its series offerings. The absence of an underwriter creates risk because, without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. Accordingly, investors in series offerings must place greater reliance on Masterworks and the Masterworks Advisers than would be the case if an independent underwriter were engaged.

Our operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act, which, if enforced by the courts, will restrict our shareholders’ ability to choose the judicial forum for Securities Act disputes.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our operating agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our operating agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our operating agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

The Administrator’s development and use of artificial intelligence (“AI”) presents risks and potential challenges to the Company and Masterworks.

Currently, the Administrator develops and integrates artificial intelligence (“AI”) technologies, including machine learning, in limited areas, such as the computation of the Masterworks Artist Market Index, which measures the historical auction performance of artist markets. The Administrator also utilizes an internal AI tool to support Masterworks’ acquisition analysis process and help determine which artist markets are likely to increase or decrease in value in the future. The Administrator’s use of AI may involve risks, including causing Masterworks to believe that a given artist’s market is stronger or weaker than it actually is, which may impact the pricing, acquisition and disposition of the Artwork of each series. In addition, investors may place undue reliance on the Masterworks Artist Market Index when investing in a series of the Company, even though such indices could be prone to errors or inaccuracies due to its utilization of machine learning.

In addition, the legal and regulatory landscape for AI is developing quickly, both in the U.S. and internationally, affecting not only AI-specific regulations but also with laws in intellectual property and privacy. As AI-related regulations evolve, Masterworks may face increased compliance costs and additional non-compliance risks, which could limit the Administrator’s ability to use and deploy AI technologies effectively.

Risks Relating to Potential Conflicts of Interest

Masterworks financial arrangements may result in misalignment between its interests and the interests of Class A shareholders of a series.

Masterworks and its affiliates will have substantially complete discretion to determine when and if to sell the Artwork of a series. Since Masterworks earns its management fees in equity, it is aligned with investors to maximize the price per share over time. However, Masterworks may have cash requirements or other economic incentives or disincentives relating to when to sell the Artwork of a series that are misaligned with the interests of shareholders of such series. Accordingly, there is a risk that Masterworks and its affiliates will have conflicts of interest and no assurance can be given that any such conflicts will be resolved in a manner that is in the best interests of shareholders of a series.

Although Masterworks will own 1,000 Class B shares of each series representing a 20% profits interest in such series, and will beneficially own Class A shares of each series following the offering of such series, Masterworks may eventually sell its shares.

Masterworks currently owns and will own 1,000 Class B shares of each series representing a 20% profits interest in such series following the offering of such series and will own Class A shares of such series if and to the extent the offering of such series is undersubscribed, as well as SPC Preferred shares of a segregated portfolio of Masterworks Cayman issuable to Masterworks pursuant to the management services agreement which will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Masterworks has also agreed to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B shares prior to the one-year anniversary of the offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the profits interest in connection with a default by Masterworks on its indebtedness. Masterworks will have no restrictions on the disposition of any of its Class B shares after the one-year anniversary of each series offering and no restrictions on the disposition of its Class A shares it would receive by exchanging the SPC Preferred shares of a segregated portfolio of Masterworks Cayman or otherwise acquired, other than restrictions imposed by the management services agreement and applicable securities laws. These shares held by our affiliates, shall be “restricted securities” as defined in Rule 144 of the Securities Act. In general, our affiliates must either sell their restricted shares in a transaction exempt from the registration requirements of the Securities Act, in which case the buyer would own restricted securities that could not trade freely with the Class A shares sold in a series offering for at least one year from the time of such sale, or they could sell their shares in accordance with Rule 144. We are unable to estimate the number of Class A shares of a series that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares of a series, the personal circumstances of the sellers and other factors. However, the availability for sale of substantial amounts of Class A shares of a series in the open market may adversely affect the market price of the Class A shares of such series offered by this offering circular. In addition, Masterworks has recently entered into a revolving secured promissory note with the Lynn Family Trust 001 pursuant to which it pledged substantially all of its assets, including any and all equity interests it owns in the Company as collateral for borrowings thereunder. If Masterworks were to default under the revolving credit facility, such default could result in a forfeiture of its interests in the Company.

Accordingly, the alignment that will exist upon the final closing of a series offering between Masterworks and our other shareholders of such series offering may not exist in the future. If Masterworks were to forfeit, sell or transfer a significant portion of its shares, the interests of Masterworks may differ significantly from those of investors in the series offering and subsequent holders of the Class A shares of such series. As a result, we cannot assure investors that Masterworks will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of such series.

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Masterworks or another holder of a large block of shares of a particular series may seek to sell its shares on the ATS which could result in downward pressure on the share price.

In the event any person or entity, which may include an affiliate of Masterworks, acquires a significant percentage of the Class A shares of a series, such shareholder may elect to sell its interest in the Class A shares on the ATS or other trading platform which could result in downward pressure on the share price and depress the price you would realize upon sale.

Masterworks and Members of the Board of Managers and executive officers will have other business interests and obligations to other entities, including interests and obligations relating to the art industry.

Masterworks expects to engage in other business activities, including other activities relating to the art industry. Masterworks may buy and sell other works of art, enter into pre-auction guarantees, operate a gallery (for viewing purposes), establish other entities similar to us and other activities. In addition, neither the Administrator nor its executive officers nor the Board of Managers will be required to manage us as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We are dependent on the Administrator and its officers and employees to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

We are party to agreements that exculpate the Board of Managers, the Administrator and its affiliates, and certain other persons engaged on behalf of the Administrator from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

Our operating agreement limits the liability of the Board of Managers, any of our members, any person who is an officer of ours and any person who serves at the request of the Board of Managers on behalf of us as an officer, director, members of the Board of Managers, Independent Manager, partner, member, stockholder or employee of such person. The management services agreement limits the liability of the Administrator, its affiliates, managers, officers and members. None of the foregoing persons shall be liable to us or the Administrator or any other member of us for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duties that have not been waived, reckless disregard of duty or any intentional and material breach of the operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of any series for actions taken which may negatively affect us.

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Representatives of registered investment advisers introduced to you through the Masterworks website are dedicated to advising on Masterworks securities and have conflicts of interest.

Certain investment adviser representatives of Masterworks Advisers, LLC, or “Masterworks Advisers,” are exclusively dedicated to providing advisory services with respect to Masterworks financial products. Masterworks, directly or indirectly, pays the compensation of these individuals and Masterworks Advisers is a wholly owned subsidiary of Masterworks so the representatives have conflicts of interest and lack the independence of other investment professionals who may provide more generalized investment advice. While these individuals have regulatory duties to investors, including fiduciary duties, such individuals are exclusively dedicated to the provision of advisory services of Masterworks financial products. Accordingly, such individuals will not provide you with recommendations or advice on investing in other traditional or alternative asset classes.

Risks Relating to Ownership of the Class A shares of a series and the Offering of a series

The Class A shareholders of a series will have very limited voting rights and we will have the ability to sell the Artwork of a series without shareholder approval.

Our operating agreement provides that the assets, affairs and business of our Company will be managed under the direction of our Board of Managers. Our Board of Managers, in their sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. Our shareholders do not elect or vote on our Board of Managers. The Class A shares of each series have no voting rights other than to vote together a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement or the management services agreement.

Each outstanding Class A share of a series entitles the holder to one vote on all matters submitted to a vote of shareholders of such series, provided, that Class A shares of a series beneficially owned by Masterworks, if any, and shares of a series held by certain shareholders of such series that irrevocably elect to limit or eliminate their voting rights, if any, shall not vote. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all Class A shares of an affected series or of all the series of our Company as one group, as applicable, present in person or represented by proxy, although the vote to remove a member of the Board of Managers for “cause” or to remove and replace the Administrator requires a two-thirds vote of the voting shares of all of the series then existing as a single class. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

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Selling your Class A shares may be difficult, or even impossible.

We do not plan to list the Class A shares of any series for trading on a national securities exchange, but we intend to facilitate secondary sales of Class A shares of each series on an alternative trading system operated by NCPS, an SEC-registered broker-dealer, referred to as the “ATS,” commencing on or after the three-month anniversary of the date the series offering is fully subscribed. No assurance can be given that the ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid market. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series of the Company, we cannot guarantee the ATS will provide a reliable or effective means of price discovery. Any posted offer prices or historical transaction information reflected on the ATS should not be construed as being representative of the fair value of the Class A shares of such series or of the Artwork of such series. The ATS will not be available to, or provide only limited functionality to, certain non-U.S. citizens or those who invest through a self-directed IRA. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. Investors should be prepared to hold their Class A shares of such series for an indefinite period of time, as there can be no assurance that the Class A shares of such series will ever be saleable through the ATS or an alternative platform.

You may not be able to sell your Class A shares of a series at or above the offering price or at all.

The initial public offering price for the Class A shares of a series is above their net tangible asset value due to the payment of the Expense Allocation to Masterworks. In addition, Masterworks will own 1,000 Class B shares of a series representing a 20% profits interest in such series. Prior to these series offerings, no public market exists for the Class A shares of such series. You may not be able to sell your Class A shares of a series at or above the initial offering price, or ever. Investors should be prepared to hold their Class A shares of such series for an indefinite period, as there can be no assurance that the Class A shares of such series can ever be tradable or sold.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Foreign Holders of the Class A shares of a series may face significant restrictions on the resale of the Class A shares of a series due to rules restricting participation by foreign citizens.

The ATS or certain features of the ATS will not be available to residents of certain foreign countries. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. Accordingly, if you reside outside of the United States you should consider the resale market for the Class A shares of a series to be limited, as you may be unable to resell your Class A shares of such series on the ATS, or at all.

A Concentration of ownership of the Class A shares of a series may reduce liquidity or adversely affect the price of the Class A shares of such series on the ATS or any other trading venue on which the Class A shares of such series may be traded.

Our operating agreement contains a 24.99% beneficial ownership limit, but we can waive such limit in our discretion on a case-by-case basis. Certain Class A shareholders of a series may beneficially own a large percentage of the outstanding Class A shares of such series. A concentration of ownership in one or a small group of shareholders may diminish liquidity on the ATS, particularly if any such shareholder is deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act, which would include any affiliate of Masterworks and would make it more difficult for such shareholder to sell its shares pursuant to applicable Federal securities laws. Conversely, concentrated ownership could also create an “overhang” risk, which is a risk that such shareholder or shareholders seek to liquidate their positions in a short time frame, which could significantly increase the supply of Class A shares of a series available for sale without a corresponding increase in demand, thereby driving the trading price of the Class A shares of such series downward.

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Our capital structure may create situations in which the interests of Masterworks are not completely aligned with the interests of other shareholders.

The Class B shares of a series have the right to 20% of the profits upon a sale of the Artwork of such series and can be converted into Class A shares of such series pursuant to a formula in our operating agreement. The Class C share of a series can be issued or transferred to an affiliate of Masterworks and would provide such Masterworks affiliate with the exclusive right to remove, replace or reconstitute our Board of Managers without “cause” for any reason, which may adversely affect the interests of another series of the Company. The SPC Preferred Shares contain a $20 per share liquidation preference. Accordingly, there could be situations in which the interests of Masterworks are not completely aligned with the interests of our Class A shareholders. The ability of a Masterworks affiliate to replace our Board increases the chances that those situations might not be resolved in favor of the Class A shareholders. We and Masterworks intend to take reasonable steps to address potential situations in which Masterworks may have differing economic interests from those of other shareholders, such as in connection with an eventual sale of the Artwork of a series, including by forming a special committee comprised solely of Managers that are independent of management and Masterworks to approve any such sale, but there can be no assurance that these steps will adequately protect the interests of Class A shareholders of a series.

If we face litigation related to a series offering, we may elect to auction the Artwork of such series and the proceeds of any sale at such auction may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Class A shares of a series have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if a series offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Class A shares of the series or find an exemption under the securities laws of each state in which we offer the Class A shares of such series, each investor may have the right to rescind his, her or its purchase of the Class A shares of such series and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we may elect to sell the Artwork of a series and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

If we face litigation, unless such litigation is proven to involve fraud or intentional misconduct on the part of the Administrator or our other affiliates, we may seek to sell the Artwork of a series and the Administrator will be entitled to recoup its expenses in connection with defending and or settling such litigation.

Our operating agreement indemnifies the Board of Managers and the management services agreement indemnifies the Administrator in all instances not involving fraud or intentional misconduct. In addition, while the Administrator is responsible for all ordinary and necessary expenses incurred in connection with maintaining the Artwork of a series and managing our Company, there is an exception for costs incurred in connection with litigation. Accordingly, if there is any litigation involving our Company which does not involve fraud or intentional misconduct, the costs relating to such litigation will be deducted from the funds to be disbursed to holders of Class A shares of such series upon our sale of the Artwork of such series.

Because we do not have an audit committee, holders of the Class A shares of a series will have to rely on our Board of Managers and the Independent Manager to perform these functions.

We do not have an audit committee. The Board of Managers, made up of Nigel Glenday, Joshua B. Goldstein and Eli D. Broverman will perform the duties normally performed by an audit committee for an entity such as ours. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers. The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions between us and our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth on NASDAQ pursuant to NASDAQ Marketplace Rule 4200(a)(15).

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Purchasers in the series offerings and in the aftermarket will experience dilution in the book value of their investment over time.

The initial offering price per Class A share of each series will be approximately $1.98 above the pro forma net tangible book value per Class A share of such series immediately following the series offerings as a result of the Expense Allocation amount payable to Masterworks. The Administrator will earn a management fee in the form of SPC Preferred shares of a segregated portfolio of Masterworks Cayman, which will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork. If exchanged, these fees will, when issued, effectively further reduce the tangible book value per Class A share of the series over time. Additionally, if the value of the Class A shares of a series increases over time, the number of Class A shares of such series to be issued upon conversion of the Class B shares of such series will also increase over time resulting in additional dilution to holders of the Class A shares of such series.

Risks of investing using a credit card.

We may accept credit cards for subscriptions, provided that any such credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per subscriber, per series offering. An investment in the Class A shares of any series is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long term means to finance an investment in the Class A shares of any series. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated March 5, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment will result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders of the Class A shares of a series.

Provisions of our Certificate of Formation and the operating agreement may be deemed to have anti-takeover effects, which include, among others, the Board of Managers having sole and exclusive control of the operations of us with the exclusion of the holders of the Class A shares of a series being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of the Class A shares of a series if the Artwork of such series can be sold at a profit to the price we paid and after the costs and expenses associated with the sale there are sufficient funds to effect a distribution.

We do not maintain any cash balances and do not intend to pay any distributions in the foreseeable future and may only make a distribution to the holders of the Class A shares of a series if the Artwork of such series can be sold at a profit to the price paid by us and other costs and expenses associated with the sale there are sufficient funds to effect a distribution. Investors should be prepared to never receive a distribution in connection with their ownership of the Class A shares of such series.

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The tax treatment of an investment in the series of the Company is uncertain and subject to change.

We currently expect each series to be taxed as a partnership, which means we do not expect to pay entity-level Federal income taxes and we expect each Cayman segregated portfolio to be treated for tax as a passive foreign investment company (“PFIC”) and/or a controlled foreign corporation (“CFC”). Any income or loss arising from a sale of the Artwork of a series by Masterworks Cayman would be allocated to our shareholders and result in PFIC/Subpart F income for our shareholders. We expect each series to elect protectively to treat each PFIC as a qualified electing fund (“QEF”). In the event our Board of Managers determines that there is a material risk that our partnership status may not be respected by the IRS due to the potential existence of secondary market liquidity for the Class A shares of a series or for other reasons, our Board of Managers may restructure our operations to avoid or minimize entity-level Federal income taxes. Any such restructuring could, among other consequences, cause any gain resulting from a sale of the Artwork of a series being taxed at higher rates applicable to capital gains on collectibles. Shareholders are urged to consult their advisors with respect to the tax consequences of an investment in the Company in light of their particular circumstances. In addition, the Board of Managers has sole discretion to change the tax election such that the Company and each series would be taxed as a corporation for U.S. Federal income purposes, which would mean that the Company and each series would be required to pay entity level U.S. Federal income taxes on gains, if any, from the sale of the Artwork of a series. Any such change could adversely impact the net amount of funds you receive, after taxes, from a sale of the Artwork of a series.

Tax risk to investors seeking to invest using their individual retirement accounts, including traditional and self-directed IRAs and 401(k)s.

Section 408(m) of the Internal Revenue Code of the United States treats the acquisition of any collectible, including any work of art, as a distribution from the retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the investor is not at least 59-1/2 years of age. The Internal Revenue Service could take the position that an investment in the Class A shares of a series is tantamount to the acquisition of artwork and therefore should be treated as a taxable distribution. We urge those investors seeking to use their individual retirement accounts to invest in Class A shares of a series to consult with a competent professional tax professional prior to making an investment decision.

If certain Masterworks advertisements are considered offers, we may not meet traditional offering circulars delivery requirements.

The rules adopted by the SEC related to Regulation A offerings under the Securities Act of 1933, as amended (the “Act”) require that any written offer be accompanied with or preceded by an offering circular. Section 2(a)(3) of the Act defines the term “offer” expansively to include “every attempt or offer to dispose of, or solicitation of an offer to buy, a security or interest in a security, for value” and the Company understands that the SEC has consistently taken a very broad view of what may constitute an offer. Masterworks has previously produced advertisements on mediums such as television that may be deemed to be “offers” under the Act.

In the future, Masterworks may disseminate advertisements on mediums, such as television, radio, or direct mail, that may not satisfy traditional offering circular delivery requirements under the Act and may relate to advisory services or financial products sold pursuant to exemptions that do not require delivery of an offering circular. However, if any such advertisements are deemed to be “offers” of securities in this Regulation A offering, such communications could violate the securities laws and could result in fines, penalties and or other remedial actions. This could adversely affect our business and results of operations, and we may be forced to terminate series offerings or sell the Artwork of each affected series. In addition, Masterworks may need to discontinue or suspend certain types of advertisements, which would likely be harmful to its business and may have a material adverse effect on the Company and Class A shareholders.

If certain Masterworks advertisements are considered offers, we may not meet traditional offering circulars delivery requirements.

The rules adopted by the SEC related to Regulation A offerings under the Securities Act of 1933, as amended (the “Act”) require that any written offer be accompanied with or preceded by an offering circular. Section 2(a)(3) of the Act defines the term “offer” expansively to include “every attempt or offer to dispose of, or solicitation of an offer to buy, a security or interest in a security, for value” and the Company understands that the SEC has consistently taken a very broad view of what may constitute an offer. Masterworks has previously produced advertisements on mediums such as television that may be deemed to be “offers” under the Act.

In the future, Masterworks may disseminate advertisements on mediums, such as television, radio, or direct mail, that may not satisfy traditional offering circular delivery requirements under the Act and may relate to advisory services or financial products sold pursuant to exemptions that do not require delivery of an offering circular. However, if any such advertisements are deemed to be “offers” of securities in this Regulation A offering, such communications could violate the securities laws and could result in fines, penalties and or other remedial actions. This could adversely affect our business and results of operations, and we may be forced to terminate series offerings or sell the Artwork of each affected series. In addition, Masterworks may need to discontinue or suspend certain types of advertisements, which would likely be harmful to its business and may have a material adverse effect on the Company and Class A shareholders.

By purchasing shares in the series offerings, you are bound by the provisions contained in our subscription agreement which provide for mandatory arbitration and a waiver of rights to a jury trial which limits your ability to bring class action lawsuits, seek remedies on a class basis or have a jury decide the factual merits of your claim.

By purchasing shares in the series offerings, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. In addition, by signing the subscription agreement, you waive your rights to a jury trial in any such dispute. Please note that neither the mandatory arbitration provision nor the waiver of your rights to a jury trial apply to claims made under the federal securities laws or any dispute you may have with Masterworks Advisers. Arbitration awards are generally final and binding. A party’s ability to have a court reverse or modify an arbitration award is very limited. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company, except in the case of claims made under the federal securities laws.

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DILUTION

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company for which we are conducting a series offering are held by Masterworks.

Investors in the series offerings will suffer immediate dilution in the net tangible book value per share $1.98 as a result of the Expense Allocation to be paid to Masterworks as part of our cost of utilizing the Masterworks Platform and acquiring the Artwork of each series. We estimate that the net tangible book value per share upon the final closing of a series offering after giving effect to the intended use of proceeds from such offering will be $18.02.

The Class B shares of a series may also have a dilutive effect following the final closing of the offering of a series. The formula for the conversion of the Class B shares of a series into the Class A shares of a series is as follows:

Class A shares of a series issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A share Value of a series.

Definitions for conversion calculation:

“Value Increase”	means, the aggregate value of Class A shares of the applicable series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred shares (“Exchange Shares”)), minus the product of (i) the number of Class A shares of such series outstanding at such time on a fully diluted basis (including Exchange Shares) and (ii) $20.00, if such difference is positive.

“Conversion Percentage”	means, (A) the number of Class B shares of a series being converted, divided by (B) the number of Class B shares of a series outstanding.

“Class A share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A shares of a series on all trading platforms or trading systems on which the Class A shares of a series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B shares of a series shall request that the Administrator obtain an appraisal of the Class A share Value of a series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A share Value of a series.*

* The hypothetical Class A share values of a series represent the assumed VWAP, or in the absence of a trading market, the appraised fair value of the Class A shares of a series, which, in either case, is assumed to be the amount that a Class A share of a series would receive upon sale of the Artwork of such series (i.e. the appraised value of the Artwork of such series divided by the fully diluted number of Class A shares of such series outstanding).

Examples of conversion calculation

The following table illustrates the number and percentage of Class A shares of a series (rounded to nearest whole share) that would be issued to Masterworks upon conversion of all of its Class B shares of a series based on hypothetical changes in the trading price or value of the Class A shares of a series, assuming that 83,250 Class A shares are sold in such series offering:

Hypothetical Class A share Value of a series	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0%	7.69%	11.11%	13.04%	14.29%

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Pursuant to the foregoing formula, Class A shares of a series will only be issuable upon a conversion of Class B shares of a series if the value of the Class A shares of a series is higher than $20.00 per share. Upon the final closing of each series offering, the value of the Class A shares of a series will be $20.00 per share based on the offering price and therefore, no shares will be issuable upon a conversion of Class B shares of a series into Class A shares of a series at such time.

Nominal consideration was paid for the membership interests represented by Class B shares of a series. The aggregate cash cost to Masterworks for the Class B shares of a series will be $100.00 (representing the cash payment made in consideration of the issuance of membership interests represented by Class B shares of a series) or less than $0.01 per share. If in the future the value of the Class A shares of a series increases to where there is a gain in value, based on the above formula, there will be additional dilution.

For example, if the value of the Class A shares of a series is $30 per share, based on the foregoing conversion formula, the Class B shares of a series will be convertible into 6,938 Class A shares of a series if Masterworks decides to convert all of the Class B shares of a series they hold. The new investors ownership interest would be diluted as follows assuming that 83,250 Class A shares of a series are sold in such series offering:

	Dilution Based on Hypothetical Conversion
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing shareholders as of April 3, 2026	0	0.0%	$0	0.0%	$0.00
Assumed issuance of Class A shares for Class B shares	6,938	7.69%	$100	0.0%	$0.01
New investors (a series offering)	83,250	92.31%	$1,665,000	100.0%	$20.00
Total	90,188	100.0%	$1,665,100	100.0%	$20.01

In addition, as additional SPC Preferred shares are issued to the Administrator as payment for its entity-level and asset management services, the corresponding series will suffer dilution.

Further the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Once SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series.

PLAN OF DISTRIBUTION

The Company is selling the Class A shares through the Masterworks Platform and is not selling the Class A shares or soliciting investors through commissioned sales agents or underwriters. Representatives of an SEC registered investment adviser may provide advisory services to prospective investors. For additional information about these advisory services, please see “Advisory Services.” Subscriptions will be made only through the Masterworks Platform and payment will be made directly to a series of the Company. The subscription funds paid by investors as part of the subscription process will be held in a sub account of the Company with Goldman Sachs Bank USA, or a similar institution, and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. Any interest earned on subscription funds will be allocated to Masterworks as a distribution or as interest earned in respect of the Masterworks advance. All fees and expenses of the offerings will be paid by Masterworks and the Company shall have no responsibility for any such amounts payable. Accordingly, the gross proceeds from each series offering shall be the same as the net proceeds from such series offering. Each series offering will not exceed 24 months from the date of commencement in accordance with Rule 251(d)(3) of Regulation A.

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Online Subscriptions

Our affiliate Masterworks, LLC and its principals own and operate the Masterworks Platform located at https://www.masterworks.com/ that allows investors to acquire interests in special purpose companies that invest in artworks. Through the Masterworks Platform, investors can, once they establish a profile, browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the series offerings will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price in the form of ACH debit, credit card, or wire transfer into a segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. Credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per series offering, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card investment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. On any relevant closing date, the funds in the account will be released to the applicable series and the associated Class A shares of a series will be issued to the investors in the offering of a series. If there are no closings of the offering of a series, the funds deposited in the segregated sub account will be promptly returned to subscribers, without deduction and generally without interest.

Upon each closing of a series offering under the terms as set out in this offering circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this offering circular).

Transfer Agent and Registrar

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757. We intend to avoid registration of the Class A shares of each series under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may avail ourselves of the conditional limitation on shares “held of record” contained in Rule 12g5-1(a)(7) of the Exchange Act. In connection with any shareholder distributions upon a sale of an Artwork of a series, we may also engage Equity Stock Transfer, LLP as paying agent in accordance with the terms of our operating agreement.

Book-Entry Records of Class A shares

Ownership of the Class A shares of a series will be represented in “book-entry” only form directly in the name of the respective owner of the Class A shares of a series and shall be recorded by the Company and that no physical certificates shall be issued, nor received, by the Company or any other person. The Company or Masterworks shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

Investment Amount Limitations

The maximum investment amount per investor in any series is $250,000 (12,500 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Subscriptions, once received, are irrevocable by the investors. Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding. We may waive such limit on a case-by-case basis in our sole discretion.

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Generally, no sale may be made to you in the offering of a series if the aggregate purchase price you pay for your investment in any of the interests of our company (in connection with any series offered under Regulation A) is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment. The only investor in the offering of a series exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Class A shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Class A shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Class A shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Class A shares, owning investments in excess of $5,000,000;

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(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Class A shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering. There will be a separate closing, or multiple closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. Notwithstanding, we reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. If an initial closing has not occurred, a series offering will be terminated upon the earliest to occur of (i) the date that is 24 months following the qualification date of the offering statement and (ii) any date on which we elect to terminate the offering for a particular series in our sole discretion. No securities are being offered by existing security-holders.

Masterworks Platform

We plan to use the Masterworks Platform website at https://www.masterworks.com/ to provide notification of the anticipated series offerings. Prior to the qualification of a series offering by the SEC, we may post information about the anticipated series offering on the Masterworks Platform website, including prior auction sales of art created by the artist. This offering circular as well as amendments to this offering circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this offering circular is a part, if you decide to subscribe for any Class A shares in any series offering, you should visit the Masterworks Platform website at https://www.masterworks.com/, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this offering circular), review, execute and deliver the subscription agreement electronically. The Masterworks Platform provides a secure portal to enable you to subscribe as follows:

1.	You will be required to provide basic identifying information, including your name, email address, phone number, and to establish a password, after which you will be prompted to continue to the next screen. After that, Masterworks sends you an email requesting you to click a link that verifies your email address and confirms that you created your profile with Masterworks.

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2.	If applicable, based on your identifying information, you may be prompted to schedule a call with a Masterworks Advisers adviser representative, at which time you will also review and sign an Investment Advisory Agreement, a form of which is attached as Exhibit 99.1 to the offering statement of which this offering circular is an integral part.

3.	Once you complete a call with a Masterworks Advisers adviser representative, if applicable, and once a series offering has been qualified by the SEC, you can initiate the subscription process by clicking a “Invest Now” link adjacent to a reference to the particular offering.

4.	You will then be presented with a link to the Offering Circular (and any post qualification supplements or amendments, if applicable) and basic information about the series offering, including an image of the relevant artwork, the maximum aggregate offering amount and the minimum investment amount.

5.	You will be requested to input and confirm the dollar amount of your proposed subscription.

6.	You will then be prompted to select whether you are investing yourself or through an entity, trust or joint account.

7.

After a prompt to continue, you will be requested to select a payment method, including: (i) linking a bank account to facilitate payment through the Automated Clearing House, or ACH, (ii) federal funds wire transfer, (iii) credit card, (iv) transfer from an IRA account, or (v) your Masterworks wallet as follows:

(a) ACH. If you choose to link your bank account, you will be requested to select your bank among a directory of banks and you will be prompted to provide your bank user name and password and to select the particular account. You may also confirm your bank account by confirming micro deposits in lieu of using your user name and password.

(b) Wire Transfer. If you choose to pay by wire transfer, you will be provided with the issuer’s bank account number, routing number and bank address, along with a unique identifying code that will enable us to match the incoming wire transfer with your subscription.

(c) Credit Card. If you choose to pay by credit card, you will be prompted to provide your credit card information and will be presented with a screen that reflects the amount of your subscription, the amount of fees that would be charged by the credit card issuer for the transaction and the total amount payable.

8.	After payment is complete, you will be directed to review and execute a copy of the subscription agreement, which contains an active hyper-link to the operating agreement for the issuer and is self-populated with your name, address, telephone number, subscription amount and method of payment.

9.	Next, you will be requested to complete certain special reporting obligations questions. Then, you must verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with your address, date of birth and your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of directors of a publicly traded company.

10.	After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription. Investors selecting ACH or wire transfer will receive an email that payment has been initiated and a follow-up email indicating that the payment has been received by the issuer.

11.	You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the subscription agreement, which will be time and date stamped, for your records.

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12.	You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

13.	Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not shares have been issued, profile information, tax documents and active hyperlinks to the subscription agreement and operating agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this offering circular qualified.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. The funds in the account will be released to us on each closing date. We intend to complete multiple closings of each series offering and, until a closing date of a series offering, the proceeds for the series offering will be kept in the segregated bank account. At the closing of each series offering, the proceeds will be distributed to us and the associated Class A shares of the applicable series will be issued to the investors in this series offering. If any series offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into a segregated account will be returned promptly without interest. Any costs and expenses associated with a terminated series offering will be borne by Masterworks.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Class A shares of a series for your own account and that your rights and responsibilities regarding your Class A shares of a series will be governed by our operating agreement and Certificate of Formation, each filed as an exhibit to the offering statement of which this offering circular forms an integral part. Purchasers of the Class A shares of a series in the offering of a series and subsequent purchasers will be deemed to become party to the Masterworks Vault 5, LLC operating agreement, a form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

●	Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the sub account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

●	Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Class A shares of the series subscribed at the applicable closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A shares of a series.

In order to purchase Class A shares of a series and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in the offering of the series.

Non-U.S. investors may participate in the offering of a series by depositing their funds in the segregated account. Any such funds that are received shall be held on deposit until the applicable closing under the offering of the series or returned if there is no closing.

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Class A shares of a series in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Class A shares of a series may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Class A shares of a series in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Class A shares of a series are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Class A shares of a series by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Class A shares of a series outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Class A shares of a series may be made to the public in that Relevant Member State other than:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

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provided that no such offer of Class A shares of a series shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Class A shares of a series or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Class A shares of a series being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A shares of a series acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A shares of a series to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Class A shares of a series in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A shares of a series. Accordingly, any person making or intending to make an offer in that Relevant Member State of Class A shares of a series which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Class A shares of a series in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Class A shares of a series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A shares of a series to be offered so as to enable an investor to decide to purchase or subscribe the Class A shares of a series, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Notice to Prospective Investors in Switzerland

The Class A shares of a series may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A shares of a series or the offering of a series may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering of a series, our Company, the Class A shares of a series have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A shares of a series will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A shares of a series has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A shares of a series.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Class A shares of a series to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A shares of a series offered should conduct their own due diligence on the Class A shares of a series. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering of a series. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A shares of a series may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A shares of a series without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A shares of a series applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under a series offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A shares of a series must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Notice to prospective investors in China

This offering circular does not constitute a public offer of the Class A shares of a series, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Class A shares of a series are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A shares of a series or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Class A shares of a series have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A shares of a series has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A shares of a series which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Class A shares of a series have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Class A shares of a series may not be circulated or distributed, nor may the Class A shares of a series be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A shares of a series are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of a series of which is owned by one or more individuals, each of whom is an accredited investor; or

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(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A shares of a series pursuant to an offer made under Section 275 of the SFA except:

(i) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) Where no consideration is or will be given for the transfer;

(iii) Where the transfer is by operation of law;

(iv) As specified in Section 276(7) of the SFA; or

(v) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Class A shares of a series) Regulations 2005 of Singapore.

ADVISORY SERVICES

Investment adviser representatives of Masterworks Advisers, LLC (“Masterworks Advisers”), a SEC registered investment adviser, will provide investment advisory services to persons who have indicated an interest in investing in the Class A shares of each series offered pursuant to this offering circular and other offerings sponsored by Masterworks. These advisory services will be provided by a dedicated team of investment adviser representatives who are employees of Masterworks and associated persons of Masterworks Advisers. Any investor that speaks to an adviser representative will be requested to enter into an Investment Advisory Agreement with Masterworks Advisers, a form of which is attached as Exhibit 99.1 to the offering statement of which this offering circular is an integral part. The adviser representatives receive fixed compensation from Masterworks and Masterworks Advisers, and may also receive discretionary non-transaction-based incentive compensation from Masterworks Advisers and Masterworks affiliates. All funds necessary for the services provided by Masterworks Advisers and the dedicated advisor representatives are paid by Masterworks and no separate fees will be charged to investors in the series offerings in respect of such services.

In addition, Masterworks Advisers may be deemed to be a statutory underwriter in connection with the distribution of the series offerings and or other offerings sponsored by Masterworks. The adviser representatives dedicated to providing investment advisory services to persons interested in investing in Masterworks securities offerings will not provide recommendations or advice on any alternative investments or other asset classes. In light of the exclusive nature of the arrangement between dedicated adviser representatives and Masterworks Advisers and Masterworks, coupled with the fact that Masterworks Advisers is a wholly owned subsidiary of Masterworks and all funds used to compensate the dedicated adviser representatives are paid by Masterworks, Masterworks Advisers and these adviser representatives have conflicts of interest and lack the independence of other investment professionals who may provide more generalized investment advice.

USE OF PROCEEDS TO ISSUER

Masterworks will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from the series offerings will equal the net proceeds from the series offerings. We intend to use a portion of the proceeds from the initial closing of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks of the series, and if and to the extent such proceeds are less than the purchase price, pursuant to a financing, license and sourcing agreement, the form of which is filed as Exhibit 6.4 to the offering statement of which this Offering Circular forms an integral part, Masterworks will advance to the segregated portfolios of Masterworks Cayman that will acquire the Artworks of a series any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of the series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. Accordingly, in any circumstance in which an initial closing of a series offering occurs, at the time of the final closing of such series offering, all Class A shares of such series will be issued and outstanding, the purchase price of the Artwork of such series and the Expense Allocation will be fully paid, each series will own its respective Artwork and the Company will have no indebtedness.

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 The gross proceeds of each series offering will be used for the following:

Series 354

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$2,200,000	90.09%
Expense Allocation Payment(2)	$242,000	9.91%
Total Proceeds	$2,442,000	100%

Series 396

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,100,000	90.09%
Expense Allocation Payment(2)	$121,000	9.91%
Total Proceeds	$1,221,000	100%

Series 439

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,100,000	90.09%
Expense Allocation Payment(2)	$121,000	9.91%
Total Proceeds	$1,221,000	100%

Series 475

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$5,000,000	90.09%
Expense Allocation Payment(2)	$550,000	9.91%
Total Proceeds	$5,550,000	100%

Series 476

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$8,500,000	90.09%
Expense Allocation Payment(2)	$935,000	9.91%
Total Proceeds	$9,435,000	100%

Series 479

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$827,100	90.10%
Expense Allocation Payment(2)	$90,900	9.90%
Total Proceeds	$918,000	100%

Series 485

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$832,493	90.10%
Expense Allocation Payment(2)	$91,507	9.90%
Total Proceeds	$924,000	100%

Series 491

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$3,802,800	90.09%
Expense Allocation Payment(2)	$418,200	9.91%
Total Proceeds	$4,221,000	100%

Series 501

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$884,428	90.06%
Expense Allocation Payment(2)	$97,572	9.94%
Total Proceeds	$982,000	100%

Series 525

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$381,716.38	90.03%
Expense Allocation Payment(2)	$42,283.62	9.97%
Total Proceeds	$424,000	100%

Series 533

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$530,400	90.05%
Expense Allocation Payment(2)	$58,600	9.95%
Total Proceeds	$589,000	100%

Series 534

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$710,722.61	90.08%
Expense Allocation Payment(2)	$78,277.39	9.92%
Total Proceeds	$789,000	100%

(1)	The “Acquisition of Artwork” refers to the purchase price of the Artwork plus shipping and introductory commission costs, if applicable.
(2)	Masterworks will receive an upfront payment, or “Expense Allocation” which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

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DESCRIPTION OF BUSINESS

The discussions contained in this offering circular relating to the artist applicable to each series, the Artwork of each series and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding the artist applicable to each series, the Artwork of each series and the art industry is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware series limited liability company on October 10, 2023, by Masterworks to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. Upon our formation, Masterworks was issued membership interests of the initial series of the Company representing 100% of our membership interests of each such series and will thereafter own 100% of the membership interests of each series prior to the initial closing of the offering conducted by such series. Masterworks adopted our amended and restated operating agreement and Masterworks will hold 1,000 Class B shares of each series that offers Class A shares. On or prior to the initial closing of the initial series offerings, we will enter into the management services agreement with our Administrator pursuant to which the Administrator will agree to maintain the Artwork of each series and manage our business. Our Administrator can withdraw for any reason from its position as our Administrator, subject to certain conditions.

Masterworks, acting as agent for the Company, is seeking to acquire a specific Artwork for each series of the Company at public auction or in a privately negotiated transaction from a private seller. No closing of any series offering will occur prior to the acquisition by such series of the relevant Artwork.

We intend to use a portion of the proceeds from the initial closing of each series offering to, indirectly through a segregated portfolio company of Masterworks Cayman, acquire the Artwork of a series, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance such segregated portfolio any additional funds required to consummate the acquisition. The remaining net proceeds of a series offering, together with any unsold Class A shares in a series, if any, will be contributed to the segregated portfolio of Masterworks Cayman that will acquire the Artwork for such series and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. The Masterworks advance will accrue interest equal to the amount of any interest earned on subscription funds, if any, prior to a closing. Following the initial closing of a series offering, title to the Artwork of a series will be held in such segregated portfolio of Masterworks Cayman. The Artwork of a series will be the only asset of a segregated portfolio and neither the series nor the segregated portfolio will have any indebtedness.

We do not expect to generate any material amount of revenues or cash flow from the Artwork of any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless the Artwork of such series is sold for more than we acquire it for, plus the Expense Allocation amount and we have sufficient funds after payment of all associated costs and fees in connection with the sale of the Artwork of such series, or the investors are able sell their Class A shares of such series for a price higher than they purchased them for. We will be 100% reliant on the Administrator to maintain the Artwork of each series and manage our business.

Pursuant to a management services agreement among Masterworks, Masterworks Cayman and us to be entered into prior to the initial closing of the initial series offerings, Masterworks will manage all of our Company-specific administrative services and will maintain the Artwork of each series. In exchange for these services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman, referred to as “SPC Preferred shares,” at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum. Such issuances shall commence on the earliest closing date on which the offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. Once SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be accrued as a liability of the applicable series and reimbursed upon the sale of the Artwork of a series or our Company, as applicable. Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services. For more information regarding the management services agreement, see “Management.” We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of a series. Our strategy will be to display and promote the Artwork of a series in a manner designed to enhance its provenance and increase its exposure and its value.

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Our Series LLC and Offering Structure

Each Artwork that we acquire will be owned by a separate series of the Company that we will establish to acquire that Artwork. Each series will indirectly hold title to the specific Artwork that it acquires through a segregated portfolio of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company. At the time of the initial closing of the offering for any particular series, the series will own 100% of the segregated portfolio that owns the Artwork, but such ownership interest will be diluted over time by Masterworks’ management fees as described under “Dilution”. We expect that the Company and each series will be regarded for income tax purposes as separate partnerships.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The number of Class A shares offered in any series offering will equal the quotient of (i) the price paid to acquire the Artwork, plus the Expense Allocation payable to Masterworks, divided by (ii) $20.00, which represents the offering price per Class A share for each series offering. There is no minimum number of Class A shares or dollar amount that needs to be sold of a series as a condition of any closing of the offering of a series. If any of the Class A shares offered by a series remain unsold as of the final closing, such unsold Class A shares shall be issued to Masterworks, in full satisfaction of its advance and the Expense Allocation as described in this Offering Circular. Subscriptions, once received, are irrevocable by investors.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork owned by that series. The Class A shares do not represent an investment in any other assets of the Company or in Masterworks. We do not anticipate that any series will own anything other than the single Artwork associated with such series. We currently anticipate that the operations of the Company, including the formation of additional series and the corresponding acquisition of additional Artworks, will benefit investors by allowing investors to build a diversified portfolio of art investments.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the offering.

There will be a separate closing, or multiple closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering.

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Each series offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. Masterworks is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that investor and that series. See “Plan of Distribution” and “Description of Shares” for additional information.

Acquisitions and Sales of Artwork

Artwork is sourced through Masterworks dedicated acquisitions team, composed of individuals with significant expertise in the art market, valuation and execution of art transactions. This team is supported by Masterworks research, analytics and an extensive art market database. Artwork we acquire for each series offering will be described in the section of this offering circular entitled “The Series Artwork.” We expect that Artwork we acquire will typically meet the below-listed general criteria, though we may offer an investment in series that hold Artwork that do not satisfy all of such criteria, including for the avoidance of doubt Artwork in other collecting categories:

●	paintings, but may also include sculptures and other artistic objects;
●	created by artists generally considered within the Post-War and Contemporary collecting category;
●	created by artists with significant secondary market traction, evidenced by sales volume in excess of a minimum of $1.0 million annually at public auction; and
●	acquisition price of between $150,000 and $30,000,000 and that we believe is at or below the fair market value of the Artwork.

The acquisition of the Artworks by segregated portfolios of Masterworks Cayman is planned to occur contemporaneously with or before the initial closing of each series offering. We intend to use a portion of the proceeds from the initial closings of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance such segregated portfolios of Masterworks Cayman any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of such series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. The Masterworks advance will accrue interest equal to the amount of any interest earned on subscription funds, if any, prior to a closing. Following the initial closings of each series offering, title to the Artworks will be held in such segregated portfolios of Masterworks Cayman. After completion of an offering, ownership of shares in a segregated portfolio of Masterworks Cayman will be the only material asset of a series and the relevant Artwork will be the only asset of the segregated portfolios, and neither the series nor the segregated portfolio will have any indebtedness.

We determine to sell Artwork based on a number of factors, including our perception of the fair value of the Artwork relative to its proposed selling price, our perspective on the current state and future direction of the applicable artist market and the art market more generally, the absolute net returns we can deliver to shareholders, the length of our holding period and other factors. Artwork may be sold through public auction or privately through galleries, art market intermediaries or directly to collectors. We may sell Artwork through a gallery or other intermediary from which we acquired the Artwork, particularly for Artwork by an artist that is associated with or represented by such gallery or intermediary. We may own the Artwork for an indefinite period of time and each series may sell its Artwork at any time following the final closing of the offering of such series. Although we expect our holding period will typically be in the range of between 3-10 years from the time of acquisition, we may own Artwork for a significantly shorter or significantly longer period. We, in our sole and absolute discretion, will be able to sell the Artwork of any series at any time and in any manner and distribute the proceeds of such sale. There is no guarantee that any sale of Artwork will be successful, or if successful, that the net proceeds realized by Class A shareholders from such transaction will be reflective of the most recent appraised value of the Artwork or the estimated net asset value of the Class A shares at such time.

Masterworks Experience Securitizing Artwork

In 2022, Masterworks affiliates acquired more than 96 distinct artworks at prices of between $400,000 and $11,000,000, making it one of the world’s most active participants in the Post-War and Contemporary art market. Masterworks has assembled a dedicated team of art market professionals focused on acquisitions, sales, valuation and transaction execution. These teams are staffed with individuals with diverse backgrounds and deep experience in the art market, including art investment, transactions, research and analysis. Masterworks has developed an extensive network of relationships with auction houses, galleries, art intermediaries, private collectors, conservators, logistics firms and other professionals in the United States, Europe and Asia, which it believes provides it with informational and transactional advantages in the artist markets in which it invests. This team is supported by an industry-leading art market research function and extensive database of public auction data.

Scott W. Lynn, the Founder of Masterworks and Chief Executive Officer of the Administrator has been an active collector of Post-War and Contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more.

Set forth below is a summary of Masterworks’ experience securitizing Artwork. Other than the offerings described below, Masterworks has not offered any prior Regulation A investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated.

Offerings by Other Masterworks Issuers

Masterworks affiliated issuers have completed 350 Regulation A offerings as of the date of this Offering Circular, each representing an investment in a single artwork. Artists whose artworks are beneficially owned by these issuers include some of the most iconic Post-War and Contemporary artists, including Andy Warhol, Banksy, Ed Ruscha, Jean-Michel Basquiat and Yayoi Kusama, among many others.

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Additional offerings by Masterworks affiliated issuers have been qualified by the SEC and are currently in progress, which means that they have not yet had a final closing, though certain of these offerings have been fully subscribed. In addition, other Masterworks affiliated issuers have filed offering statements which have not been qualified by the SEC. Such offering statements contain preliminary offering circulars which are incomplete, many of which do not currently identify the artist or the subject artwork.

In addition, Masterworks sponsors offerings pursuant to exemptions from the registration requirements of the Securities Act, including Rule 506(c) of Regulation D or Regulation S, by affiliated diversified artwork investment vehicles that will invest the proceeds of such offerings in a portfolio of artwork investments, which is expected to include an investment in the Class A shares of multiple series of the Company.

Dispositions

Set forth below is a summary of the Masterworks affiliated issuers that have consummated a transaction to sell artwork or have entered into a binding agreement to sell artwork. Except as set forth below, none of the artwork held by Masterworks affiliated Regulation A issuers has been sold as of the date hereof. Masterworks sells artwork opportunistically and therefore the actual returns achieved by investors in select issuers that have sold an artwork are not indicative of the investment performance of shares offered by the majority of other Masterworks issuers that have not yet sold an artwork and past performance is not indicative of future performance.

Issuer	Artist	Date of Sale Agreement	Date of Sale Announcement	Net Annualized Return(1)
Masterworks 003, LLC	Banksy	11/16/2020	11/17/2020 (Form 1-U)	32.00%(2)
Masterworks 016, LLC	Condo	12/1/2021	12/3/2021(Form 1-U)	39.30% (Form 1-U)
Masterworks 032, LLC	Oehlen	2/22/2022	2/24/2022 (Form 1-U)	36.20% (Form 1-U)
Masterworks 002, LLC	Monet	6/23/2022	6/28/2022 (Form 1-U)	9.20% (Form 1-U)(3)
Masterworks 022, LLC	Brown	7/8/2022	7/12/2022 (Form 1-U)	27.30% (Form 1-U)
Masterworks 010, LLC	Gilliam	8/4/2022	8/9/2022 (Form 1-U)	33.10% (Form 1-U)
Masterworks 025, LLC	Condo	9/15/2022	9/16/2022 (Form 1-U)	21.50% (Form 1-U)
Masterworks 014, LLC	Mitchell	10/24/2022	10/27/2022 (Form 1-U)	17.80% (Form 1-U)
Masterworks 011, LLC	Soulages	11/18/2022	11/23/2022 (Form 1-U)	13.9% (Form 1-U)
Masterworks 070, LLC	Warhol	12/8/2022	12/12/2022 (Form 1-U)	10.4% (Form 1-U)
Masterworks 028, LLC	Brown	12/9/2022	12/12/2022 (Form 1-U)	35.0% (Form 1-U)
Masterworks 181, LLC	Leigh	3/3/2023	3/8/2023 (Form 1-U)	325.5% (Form 1-U)
Masterworks 078, LLC	Warhol	3/11/2023	3/16/2023 (Form 1-U)	4.1% (Form 1-U)
Masterworks 012, LLC	Kusama	4/6/2023	4/11/2023 (Form 1-U)	17.6% (Form 1-U)
Masterworks 038, LLC	Kusama	5/15/2023	5/18/2023 (Form 1-U)	13.4% (Form 1-U)
Masterworks 151, LLC	Brown	7/19/2023	7/21/2023 (Form 1-U)	77.3% (Form 1-U)
Masterworks 119, LLC	Brown	12/4/2023	12/4/2023 (Form 1-U)	14.6% (Form 1-U)
Masterworks 184, LLC	Wood	12/1/2023	12/13/2023 (Form 1-U)	16% (Form 1-U)
Series 373, a Series of Masterworks Vault 3, LLC	Brown	12/8/2023	12/15/2023 (Form 1-U)	788.9% (Form 1-U)
Series 322, a Series of Masterworks Vault 1, LLC	Barnes	12/21/2023	12/26/2023 (Form 1-U)	142.8% (Form 1-U)
Masterworks 210, LLC	Forg	1/29/2024	1/31/2024 (Form 1-U)	16.4% (Form 1-U)
Series 375, a Series of Masterworks Vault 3, LLC	Yiadom-Boakye	3/7/2024	3/8/2024 (Form 1-U)	47.8% (Form 1-U)
Masterworks 006, LLC	Basquiat	4/29/2024	5/2/2024 (Form 1-U)	6.3% (Form 1-U )
Masterworks 067, LLC	Hockney	10/27/2025	10/27/2025 (Form 1-U)	6.0% (Form 1-U)
Series 443, a Series of Masterworks Vault 5, LLC	Mitchell	11/5/2025	11/7/2025 (Form 1-U)	351.8% (Form 1-U)
Series 307, a Series of Masterworks Vault 2, LLC	Brown	11/24/2025	12/3/2025 (Form 1-U)	10.0% (Form 1-U)
Series 507, a Series of Masterworks Vault 5, LLC	Peyton	3/6/2026	3/9/2026 (Form 1-U)	22.9% (Form 1-U)(4)
Masterworks 237, LLC	Wong	3/18/2026	3/18/2026 (Form 1-U)	9.0% (Form 1-U)

1.	“Net Annualized Return” refers to the annualized internal rate of return, or IRR, net of all fees and costs, to holders of Class A shares from the primary offering, calculated from the final closing date of such offering to the date the sale is consummated. A more detailed breakdown of the Net Annualized Return calculation for each issuer can be found in the respective Form 1-U linked, with the exception of Masterworks 003, LLC (See Note 2). A notation of “N/A”, if applicable, indicates that the Net Annualized Return for such issuer is not yet finalized.
2.	Net Annualized Return for Masterworks 003, LLC is based on an initial offering size of $1,039,000 and a sale price of $1,500,000, resulting in a distribution amount of $26.67 per Class A share (including 806 Class A shares issued in respect of Masterworks administrative service fees), after deduction of the Class B profit share equal to $87,996 and sale and liquidation expenses of $5,000, and a holding period of 378 days.
3.	Net Annualized Return for Masterworks 002, LLC reflects $23.28 per Class A share distributed to shareholders after the (i) forfeiture by the Administrator of unvested shares issuable to it in respect of administrative fees and (ii) redemption for nominal consideration of all of the profit sharing interests represented by Class B ordinary shares held by Masterworks Gallery, LLC. If the forfeiture and redemption referenced in clauses (i) and (ii) had not occurred, the Net Annualized Return would have been 6.30%.
4.	“Total Net Return” refers to the aggregate net return, net of all fees and costs, to holders of Class A shares from the primary offering. For Series 507, a Series of Masterworks Vault 5, LLC, Total Net Return is presented rather than Net Annualized Return because the final closing of the series offering occurred almost simultaneously with the sale of the artwork. A more detailed breakdown of the Total Net Return calculation can be found in the Form 1-U linked.

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About the Art Market

Primary Sources of Publicly Available Data

There are currently a limited number of sources of publicly available data on the art market. Below are leading sources often relied upon for information:

●	Art Basel, a promoter of art fairs and a subsidiary of MCH Group, an international marketing organization & UBS, an international banking organization, publishes the Art Market Report, which we refer to as the Art Basel Report, annually in March. Until recently, the report was published by the same art economist in collaboration with TEFAF.

●	Deloitte Luxembourg, a division of a global financial services company & ArtTactic, an art market research and analytics company, jointly publish the Art and Finance Report biannually in November.

●	Artnet, an art market website operated by Artnet Worldwide Corporation, a wholly owned subsidiary of Artnet, AG, a German publicly traded company.

●	ArtPrice, an art market website operated by ArtMarket.com, a French publicly-traded company controlled by Groupe Serveur.

●	ArtTactic, an art market website operated by ArtTactic Limited, a London-based private art market research company.

●

Major auction houses, including Christie’s, Sotheby’s and Phillips, among others, regularly publish data pertaining to upcoming and past auctions sales, both online and in paper catalogues. Masterworks reviews and compiles such data to derive additional analysis in the form of art market indices and summarized statistics on artists’ markets.

Statistical data relating to the art market is difficult to obtain, incomplete, or inconsistent. It is a substantially unregulated industry. Accordingly, you should not place undue reliance on any data or general information related to the art market.

Summary

The global art market entered a recovery cycle in 2025 following a prolonged downturn. Combined public auction revenue at Christie’s, Sotheby’s and Phillips, rose approximately 15.5% year-over-year to $9.56 billion. This followed a significant contraction in 2024, when global auction revenue at the three major houses declined 26% to $8.27 billion as fewer major estate consignments came to market and sellers shifted toward private sales.

The recovery was heavily weighted to the second half of the year. The first half of 2025 remained soft, with auction sales at the major houses declining approximately 6% year-over-year, though the rate of decline was less severe than in prior periods. Conditions shifted decisively in the second half as several landmark single-owner collections came to market. The November New York auction season was the strongest in three years, realizing approximately $2.2 billion across the major houses, up approximately 53% from November 2024. The season was anchored by the Leonard Lauder collection, which realized $527.5 million at Sotheby’s, and included record-setting results for Gustav Klimt ($236.3 million, the most expensive Modern work sold at auction) and Frida Kahlo ($54.7 million, the most expensive work by a woman artist sold at auction). Sotheby’s auction sales rose 28.7% and Christie’s 7.2% for the full year.

Impressionist and Modern art led the recovery, with year-over-year growth of approximately 31.4%. Post-War and Contemporary art, the categories most relevant to the Company’s portfolio, remained softer, declining 17.7% and 12.3%, respectively, though buyer appetite for quality works with strong provenance remained firm. The use of third-party guarantees continued to rise, reaching approximately 73% of Post-War and Contemporary evening sale lots in the first half of 2025, the highest share since 2016.

The market for female artists continued to gain momentum, with Frida Kahlo’s record sale a notable milestone. Female surrealists including Leonora Carrington, Remedios Varo, and Leonor Fini continued to see strong demand, and Roy Lichtenstein emerged as the top-selling Post-War artist by annual sales value, driven by estate consignments.

The Post-War & Contemporary Art category has exhibited price appreciation at an estimated annualized rate of 10.24% from 1995 to 2025, versus 10.35% for the S&P 500 Index, with a correlation factor of -0.09), suggesting art’s potential as a risk diversifier.

Looking ahead through 2026, market sentiment has continued to improve following a strong New York auction season in November 2025, which saw approximately $2.2 billion in sales across Christie’s, Sotheby’s and Phillips, the strongest fall auction season in three years and up significantly from the prior year.

The strength of such a sale season can be a signal of renewed market confidence which can attract new supply of quality consignments to market, which has the effect of drawing new bidders to sales. We see this dynamic as potentially the early stages of a recovery cycle. A backlog of major estate sales, which grew over the last several years, remains a potential catalyst for further improvement in market sentiment and opportunity for price discovery. We expect the auction market to play an important role in setting the pace for this next market cycle. Geopolitics and financial-market volatility, however, remain risks to demand, particularly at the top end of the market.

Through 2025, art market transaction volumes have remained below prior periods, which has reduced near-term opportunities for artwork sales by us and by extension, capital formation for new Masterworks offerings. This has resulted in fewer portfolio exits and corresponding distributions to investors. However, we expect the renewed momentum in market sentiment to create more opportunities for exits in 2026. The Company continues to exercise flexibility in timing sales based on market conditions. For the Administrator, reduced realized sales has decreased cash flows from profit participation, though management fee accruals continue as designed.

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Observations on the Historical Progression of Art Prices

The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 10.24% from the year ended December 31, 1995 to December 31, 2025, versus 10.35% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of (0.09) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to December 31, 2025.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

Art Appraisals, Valuation, and Auction Estimates

The fair market value of art and other unique collectibles is generally assessed by expert appraisers using relative valuation techniques by analyzing historical comparative transactions involving similar works, characteristics of the specific work, supply and demand factors, subjective perceptions of value, among other factors. However, there is no efficient market that determines the price of an artwork and there is no standardized art valuation methodology.

There is tremendous variability in the market value of individual artwork by any given artist. These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors.

Auction houses generally estimate the sale price of an artwork prior to conducting a sale. Such sale estimates are intended to provide general guidance to potential bidders regarding the expected price outcome of the artwork, however estimates may not be “arm’s length” and are often negotiated with the selling party. Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

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Private and Gallery Sales

The private art market is made up of a network of galleries, dealers, art fairs and other intermediaries that sell artwork in privately negotiated transactions, in which transactions are generally not publicly reported. Galleries and other intermediaries that sell high end art have extensive relationships with artists, critics, collectors and others in the art market and are often driven by self-interested objectives, such as enhancing the reputation and market value of artists they represent or the market value of their inventory. Accordingly, galleries can be highly selective in determining which collectors are permitted to purchase from them, preferring those who are likely to hold works for a long period of time and enhance the provenance of a piece. Most private and gallery sales are confidential. Sellers generally determine pricing in private sales in which the dealer or gallery acts as an intermediary in negotiating a transaction with a buyer.

According to the 2025 Art Basel Report, dealers and galleries generated an estimated 59% of total sales in 2024. Auction houses accounted for the remaining 41%. 8% of these sales were private, evidence of auction houses’ slow expansions into the private market as they broker non-auction sales transactions. The relative size of the private dealer and gallery market as compared to the auction market tends to shift based on overall market sentiment, where market optimism tends to bolster auction sales.

Auction Sales

The auction market is made of a network of global and regional auction houses that conduct regular sales of artwork and other collectibles in a public auction format, as well as provide other art-related services. In general, the auction market is more transparent and more open than the private sales market as sale prices are determined through open competition, in which any qualified individual can participate and potentially buy the offered work. Interested buyers place sequential ascending bids in a format referred to by economists as an English Auction. Works which are offered for sale by the auction house on behalf of a potential seller, also referred to as a consignor, are often referred to as lots, which may be comprised of one or more items; most artwork is sold as individual lots. Auction sales occur at a fixed time and are a matter of public record. Bidders determine the price of a piece in an auction sale, though the consignor typically sets a reserve floor price below which they would be unwilling to sell the work. A low and high estimate of the sale price is set by the auction house, with the consignor’s input, based on a variety of factors, including the prior sales history, market factors like supply considerations and the reserve price floor. If a consignor does not agree with the estimate range proposed by the auction house, they can elect not to consign the work for sale or can withdraw a consignment. Auction houses often set estimates at levels to either entice bidders to participate or potential consignors to offer their work at auction, thus estimates should not necessarily be viewed as proxies for determining market value.

The price at which an auctioneer declares an item sold at a public auction, referred to as the “hammer price,” does not reflect either the amount realized by a consignor or the price paid by a buyer. In addition to the hammer price, the successful bidder must pay the so-called “buyer’s premium,” which is effectively a commission on the sale that ranges between 14.5% and 26% of the hammer price. The economics received by a consignor in an auction can vary widely. For works of relatively low value, consignors may also be required to pay a seller’s commission to the auction house. For higher value works, consignors often pay no commissions and may be entitled to receive a portion of the buyer’s premium, if not the full amount of the purchase price.

The public nature of auction sales can pose certain risks for consignors. A work that fails to sell at auction as a result of not attracting a bid in excess of the reserve price, will often be much harder to sell in the future. The rate at which artworks fail to sell at public auction, referred to as the “buy-in rate,” is generally around 30%, according to publicly available data. The value of an artwork is highly subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to in the art industry as “burning” the work.

In order to attract high-value consignments, an auction house may offer a guaranteed minimum price to a consignor. In exchange, the consignor agrees, if the final sale is in excess of the guaranteed amount, to pay the auction house a certain percentage of sale proceeds above the guaranteed amount. To offset the risk of a sale below the amount guaranteed to the consignor, an auction house may also secure a minimum guaranteed bid from a potential buyer, also known as a “third-party guarantee” or “irrevocable bid”. These guarantees effectively provide certainty that a successful sale will occur. The economic terms of guarantees and irrevocable bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

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Auction houses publicly report total sale prices that reflect the hammer price (i.e. the price at which the auctioneer declared the winning bid), plus the buyer’s premium, but tend to exclude applicable taxes, fees and royalties, which are typically paid by the purchaser. The buyer’s premium schedule is published by the auction house and is updated or revised periodically. The buyer’s premium for the New York salesroom of each of the major auction houses as of the date of this offering circular is as follows (percentages and USD amounts relate to the hammer price):

Sotheby’s (as of February 17, 2025)	Christie’s (as of April 17, 2023)	Phillips (as of March 1, 2023)
27% up to and including $6,000,000	26% up to and including $1,000,000	27% up to and including $1,000,000
22% from $1,000,0001 to $8,000,000	21% from $1,000,001 to $6,000,000	21% from $1,000,001 to $6,000,000
15% above $8,000,000	15% above $6,000,000	14.5% above $6,000,000

The amount of the published sale price a consignor receives is typically reduced by all or a portion of the buyer’s premium and, in some cases for high value items, a sales commission. The percentage of the buyer’s premium received by the consignor, if any, and the amount of any sales commission payable by the consignor, if any, are negotiated between the consignor and the auction house and vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels and other factors. For high value items auction houses often waive the sales commission and rebate a portion of the buyer’s premium to the consignor, which is commonly referred to in the industry as an “enhanced hammer.”

Auction houses do not publicly report the economic terms of transactions with consignors, so the Company cannot determine with any degree of confidence what percentage of a sale price would be received by the Company upon consummation of an auction sale. In addition, the economics receivable by a seller are less favorable if the work is subject to a pre-auction guarantee. Based on experience, we believe that it would be reasonable to expect that the net pre-tax cash proceeds receivable by the Company in an auction sale would be approximately 80% to 90% of the published sale price, however, the net result could fall outside of this range. The existence of any such guarantee arrangement would provide greater certainty of success at auction, but could reduce the sales proceeds received by the Company.

About Art as an Investment

Fine art, in the form of paintings, sculpture, drawings and all manner of unique collectibles, has been collected for centuries. Founded in 1744, Sotheby’s had been the oldest listed Company on the New York Stock Exchange until it was taken private in October 2019. While art collectors can enjoy the aesthetic and societal benefits of art ownership and patronage, works of art can equally be valuable assets that deliver financial, as well as emotional rewards to their owners. Art has often acted as a store of wealth, with price appreciation in excess of U.S. consumer price inflation over the long term. Many of those who collect art therefore do so with an eye upon its investment potential as well as its aesthetic appeal. Put simply, art can be considered an investable asset class.

In general, art as an investment bears the following characteristics:

●	Demand for artwork generally coincides with wealth creation among the global ultra-high-net-worth community.

●	Supply of artwork, particularly at the high-end of the market, is fixed or otherwise tends to be limited.

●	Art is an internationally marketable good that can be transacted in any locale or currency.

●	Art is a tangible, mobile store of value without a currency-specific denomination nor tied to a financial cash-flow.

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Historical Art Price Indices

The historical performance of prices in the art market can be estimated using different techniques and is generally derived from publicly available auction sales results. General statistical summaries of past prices, such as historical average or median prices, can provide a broad sense of price direction across the art market or for a specific artist. However, given that the supply of art transacted in any given period is not homogenous, changes in average or median prices from period-to-period may not be reflective of changes in the underlying value of the artwork, but may reflect varying quality or other characteristics that were present in the artwork sold.

Art market indices provide an alternative means to gauge market performance. A number of techniques have been developed in this regard. A repeat-sales-based index follows a methodology similar to that used to estimate home price appreciation, most notably through the S&P CoreLogic Case-Shiller Index. The best-known repeat-sales index for the art market is the Sotheby’s Mei Moses, which was originally developed in 2002 by New York University Stern School of Business Professors Jianping Mei, PhD and Michael Moses, PhD, and was later acquired by Sotheby’s in 2016. The Sotheby’s Mei Moses indices control for differing levels of quality, size, color, maker, and aesthetics of a work of art by analyzing repeat sales. Another methodology is the hedonic price index, which estimates the historical progression of prices based on analysis of all available transactions and controlling for certain “hedonic” characteristics, such as artist name, dimension, medium, art category, among others. The use of these techniques, among others, provides insight into the behavior of art as an investment.

Artwork and Artist Metrics

Masterworks compiles historical data from public auctions to produce metrics that we believe can be helpful in measuring and analyzing historical trends in artist markets and the historical price appreciation of specific artworks. We present these metrics when we believe the sample size is meaningful for a particular metric, so we may not present all metrics for every series offering. The data was sourced from publicly available auction records and other third party sources and does not include private sales, which account for a significant percentage of all sales. Any transaction conducted in a foreign currency has been converted to U.S. dollars at the prevailing exchange rate as of the applicable transaction date, except with respect to “repeat sales”, in which case the conversion of a foreign currency to U.S. dollars occurs at the time of the first sale of the repeat sale. We endeavor to include all relevant works and transactions, but no definitive object-oriented database with all auction sales is known to Masterworks, and therefore, despite our best efforts the data may be incomplete or inaccurate and we may exclude sale records that do not contain images. Unless stated otherwise for a particular series, the data only include artworks reflective of the artist’s main medium(s), as defined by Masterworks and will exclude works on paper, prints, editions, multiples or any non-unique works of art by the relevant artist. In addition, the historical data may include transactions in which affiliates of Masterworks acted as buyer and or seller.

While we believe that the data or metrics presented for any Artwork or artist are useful, no data or metric should be used in isolation in determining the present or future value of such Artwork. Certain metrics, such as the Masterworks Artist Market Index, use subjective assessments of artwork quality and you are urged not to place undue reliance on such data or metrics. The Artwork and art market metrics and accompanying data are not intended to indicate past or expected performance of any security.

Metrics we present may include some or all of the following:

●	Selected Similar Sales Appreciation. Selected similar sales provide an estimate of the historical appreciation rate of the specific artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar works selected will include all works by the same artist believed to have features and characteristics that are similar to the subject artwork, which may include size, medium, color, composition elements, period of creation and other features. The Selected Similar Sale Appreciation is calculated by applying an exponential regression analysis to the natural logarithm of the all-in sale prices, from which we derive the compound annual growth rate over the applicable time period. The applicable time period for which we calculate Selected Similar Sale Appreciation is from the earliest date that an artwork by the artist was sold at public auction until the most recent date prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated, as well as the ten year and five year periods preceding the Company’s most recent 1-A filing, as applicable. Although the artworks selected for inclusion in the set of similar works have similar characteristics to the subject Artwork, each individual Artwork is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that our estimate of the historical appreciation rate of an Artwork is correct or predictive of future value.

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●	“Sharpe Ratio.” The Market-Risk Adjusted Appreciation, also referred to as the “Sharpe Ratio,” indicates how well the artist’s market has performed historically in comparison to the rate of return on a risk-free investment, such as U.S. government treasury bonds or bills, by measuring price appreciation relative to the volatility of that price appreciation over time. A relatively higher Sharpe Ratio reflects higher appreciation relative to volatility and generally signals a better risk adjusted return, and, conversely, a relatively lower Sharpe Ratio generally means there is more volatility relative to price appreciation, although historical volatility is not necessarily a proxy for investment risk. The Sharpe Ratio reflects (x) the average annualized artist market appreciation (depreciation) of all artworks by an artist that have sold at least twice at public auction (referred to as “repeat sales”), minus the risk-free rate of return. The risk-free rate of return is measured by the average daily risk-free rate over a year, across the applicable time period, divided by (y) the volatility of the returns in an artist’s market, as measured by the standard deviation of those returns. The applicable time period for which we calculate the Sharpe Ratio begins on the later of (a) the earliest purchase price date for the artist’s first repeat sale or (b) December 31, 1994, the year end of the earliest year when other financial indices were available, and ends on the last sale date that the artist had a repeat sale prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated.

●	Record Price Appreciation. Record Price Appreciation reflects the annualized growth rate of an artists’ new record hammer price achieved at auction. This can be indicative of the artist’s market momentum and growth rate. The applicable time period for which we calculate Record Price Appreciation is from the earliest date that an artwork by the artist was sold (and recorded by Masterworks) at public auction until the most recent quarter end date that the Masterworks public sale database has been updated through. This statistic utilizes all mediums of an artist. Top hammer price is estimated by taking the price with buyer’s premium and calculating hammer prices based on actual or estimated fee structure.

●	Median Repeat Sale Pair Appreciation. Median Repeat Sale Pair Appreciation reflects the median annualized price appreciation rate of all artworks by an artist that have sold at least twice at public auction, known as “repeat sales”, which indicates the progression of prices in a particular artist’s market over time. Analysis of repeat sales can be useful because repeat sale data reflects price changes for the same works, which reduces the heterogeneity inherent in comparing different works. The applicable time period for which we calculate Repeat Sale Pair Appreciation is from the earliest date that an artwork pair by the artist was sold at public auction until the most recent date for which a repeat sale occurred prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated. However, repeat sales happen infrequently for many artists and therefore there may not be enough repeat sale data for a particular artist to derive statistically relevant conclusions.

●	Masterworks Artist Market Index. The uniqueness of each artwork and the episodic nature of auction sales make it difficult to determine how an artist’s overall market is performing over time, particularly for artists with no, or relatively few, repeat sales of the same object at auction. The calculation of the artist market index attempts to control for variability in artistic quality and timing differences by using hedonic modeling to estimate an artist’s auction price movement over time. The index incorporates estimated current prices for a work sold historically based on human input from internal Masterworks and external art market experts, as well as machine learning categorization trained on human input to control for features representative of work quality. Each artwork included in the auction sale data set is given a scaled quality score based on its unique characteristics, such as image, size, creation year and historical sale data. A regression model uses these inputs to measure how an artist’s market has moved over a representative time period. This statistic utilizes the primary and secondary (if applicable) mediums of an artist, as determined by Masterworks, and is intended to cover an artist’s entire portfolio of public auction sales in such mediums above the applicable low estimate minimum and subject to other limitations. The indices are updated at the end of each fiscal quarter and are calculated utilizing exponential moving averages for the four (4) most recently completed fiscal quarters. The sales data included in the index is weighted such that artworks with higher estimated values contribute in proportion to their respective values. We only present the artist market index for artists for which we have reasonable confidence that the artist market index is statistically meaningful.

Metrics above that incorporate “repeat sales” exclude artworks of an artist that were held for less than 1 year, meaning that an artwork was bought and sold at public auction in a span of less than 365 days, and include at least 15 repeat sale pairs.

When reviewing these metrics for any particular series, it is important to keep several factors in mind, including:

●	The number of data points used in the calculation influences the utility of the metric, since, as a general matter, the accuracy and predictive value of any metric correlates to the number of data points used to calculate the metric.

●	All of the metrics presented relate to appreciation rates of artwork, not securities. Your returns on investment in Class A shares of any series will be reduced by fees and costs described in this Offering Circular that are not reflected in the metrics.

●	Each of the metrics presented should be considered in relation to the other metrics presented and should not be analyzed in isolation.

●	The Masterworks Artist Market Index relies on a combination of objective auction data and subjective assessments of artwork quality differences and accordingly may be prone to variability and should be used only as a general estimate of an artist’s overall market performance and as a tool to compare historical performance of different artist markets.

●	Metrics only include actual sales, so the data excludes artworks that were offered and went “unsold” or were “bought-in” at auction as a result of not meeting the seller’s reserve price.

●	The metrics are limited by our reliance on publicly available auction data and do not purport to reflect the entire market for a particular artwork or artist.

●	The historical trends and appreciation rates reflected in the metrics may not be indicative of future trends.

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Artist Market Profiles

Overview

Each artist has a unique market for his or her artwork characterized by size, maturity, price points and geographic scope, among other factors. As a general premise, artists born in earlier periods with a more extensive and sustained track record of auction market activity tend to exhibit lower levels of market variability (all things being equal) as compared to artists with a less extensive and shorter track record of successful auction activity. Masterworks groups artists into four categories based on the size, consistency and trends in their individual markets to facilitate a generalized comparative assessment of a given artist’s market relative to other artists. These Artist Market Profiles include: Mature, Established, Emerging and Speculative. Masterworks defines an Artist Market Profile as the estimated relative variability of price performance among artwork sold in a given artist’s market in aggregate, as measured by certain characteristics of the overall auction market for the artist’s work. Importantly, Artist Market Profiles do not measure the expected variability in price performance for an individual artwork or account for factors that are specific to an individual artwork or transaction, including, but not limited to, price paid for a work and speed of re-sale.

On average, Mature markets tend to exhibit higher total sales volume, higher average sales prices, lower price variability and a longer tracker record at auction than Established markets. Established markets tend to exhibit higher total sales volume, higher average sales prices, lower price variability and a longer tracker record at auction than Emerging markets.

Methodology

For each artist to be scored, Masterworks assigns an Artist Market Profile based on the following criteria:

Profile Classification	Sample Artists	Criteria[1]
Mature	YAYOI KUSAMA, GERHARD RICHTER, ANDY WARHOL, PABLO PICASSO	Satisfy at least 3 of the 4 criteria below: 1. Auction History >30 years 2. Record Price >$7mm 3. Auction Volume > $90mm total over last 3 years 4. Birth Year before 1945
Established	ALBERT OEHLEN, CECILY BROWN, KEITH HARING	Satisfy at least 3 of the 4 criteria below: 1. Auction History >20 years 2. Record Price >$2.5mm 3. Auction Volume >$30mm total over last 3 years 4. Birth Year before 1970
Emerging	HERNAN BAS, SHARA HUGHES, CARMEN HERRERA, LAURA OWENS, MARK BRADFORD	Satisfy the below criteria: 1. Auction Volume >$5mm total over last 3 years
Speculative	NINA CHANEL ABNEY, JACQUELINE HUMPHRIES	Artists that cannot be classified with the above criteria

Important Limitations

Each artwork is unique and the resale performance of any given artwork may differ materially from another artwork produced by the same artist. Accordingly, an Artist’s Market Profile may not accurately assess the resale risk or performance of an individual artwork by such artist. In addition, the artist market profile classification is intended to provide a generalized comparative measure, but is not intended in any way to gauge absolute market risk and does not purport to assess general market risks to the overall art market or any segment thereof. In addition, Masterworks intends to evaluate artists on a semi-annual basis and expects that artists in a given grouping in one period may not remain in that grouping in subsequent periods. Masterworks also may alter its grouping methodology over time as it gains additional insight. Masterworks conducts this analysis internally and it may be subject to errors.

We believe that an Artist Market Profile is a relevant factor in an overall assessment of the risk of investing in artwork produced by a particular artist, but there are numerous other risks to be considered before investing in a particular artwork, including those described in “Risk Factors”. An Artist Market Profile is not intended to express an opinion, evaluation or assessment of the risk involved in investing in any particular securities offered by Masterworks.

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Lastly, the data used to create the artist market profiles is historical in nature and past performance may not be indicative of future performance. Investors are cautioned not to place undue reliance on the artist market profiles set forth in this Offering Circular or other Masterworks materials.

“Record Price” reflects the highest hammer price (excluding auction house buyer’s premium) ever achieved at a public auction for a particular artist.

“Auction Volume” reflects the total dollar amount of public sales of an artist’s work at public auction, excluding auction house buyer’s premium.

Artist auction history and auction volume is based on works that have been sold at auction. The data was sourced from publicly available auction records via auction houses or third party data aggregators and does not include private sales. Such data may be incomplete or inaccurate. Unless stated otherwise for a particular series, the data only includes artworks reflective of the artist’s main medium(s), as defined by Masterworks and will exclude works on paper, prints, editions, multiples or any non-unique works of art by the relevant artist. All sales prices are adjusted to include the buyer’s premium. Price data from previous years has not been adjusted for inflation. All results are logged in the currency native to the auction house where the sale took place, then converted to U.S. dollars based on the exchange rate on the day of the sale.

1 Art sales price data and metrics are used for Artist Market Profiles. Each painting is unique and historical price trends of a group of selected artworks is not a direct proxy for historical price performance of any specific painting or any individual securities investment. The data is subject to change as new information becomes available and artist or art market statistics formulated without recent sale data could be misrepresentative of current market conditions. The data used in the Artist Market Profiles represents whole art and is not comparative of an investment into a series, which includes fees and expenses.

Art Appraisals

General

Appraisals of the artworks managed by Masterworks are performed by employees of the Administrator quarterly (subject to certain conditions and exceptions) and are subject to an independent qualified third party review on an annual basis. Artwork appraisals are performed by Masterworks in conformity with the 2024-2025 Uniform Standards of Professional Appraisal Practice (USPAP) developed by the Appraisal Standards Board of the Appraisal Foundation using a sales comparison approach.

Appraisals are intended to estimate the “fair market value” of the relevant artwork (target object), which is defined as “the price at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts” (see, IRS Publication 561). Fair market value includes estimated transaction commissions, and for works purchased at public auction, the expected buyer’s premium.

Masterworks assesses quantitative and qualitative factors that could impact fair market value. Fair market value is measured principally on the “Sales Comparison Approach,” a relative value comparison basis to sales transactions involving similar objects (also referred to as comparable sales), which have sold within the market that is most common for each object. Comparable (similar) objects are selected based on similar characteristics to the target object, which may include, but are not limited to: artist, size, date of creation, medium, series, imagery, execution, style or technique, colors, condition, provenance and/or exhibition history, and prior sale history (if any). Comparable sales may have taken place at public auction or in private sale, if such private sale information is verifiable. Comparable characteristics for each artwork are determined on a case-by-case basis based on the appraiser’s knowledge of the respective artist’s market.

Appraised Value

The values expressed in the appraisals are based on the best judgment and opinion of the individual appraiser(s) and the Administrator. These values are not a representation or warranty that the items will realize those values if offered for sale in an appropriate market. The values expressed are based on current information as of the indicated effective date of the appraisal. No opinion is expressed as to any past value, nor, unless otherwise expressly stated, as to any future value.

Conflicts of Interest

Appraisals are performed by employees of the Administrator. The Administrator receives equity-based compensation for the administration of the artwork and its affiliates have economic interests in the Masterworks business, as well as profits interests in our Company. Although the amount of equity-based compensation earned by the Administrator is not directly or indirectly tied to appraised values, if the Administrator were to sell shares it earns in respect of management services or other Class A shares it owns, any such secondary sale price may be influenced by appraisals. The compensation of employees of the Administrator is not directly contingent upon the performance of any appraisal, including reporting of a predetermined value or direction in value that favors the cause of Masterworks, the appraised fair market value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of any appraisal. Although the Administrator has inherent conflicts of interest, the Administrator has taken steps it deems reasonable in seeking to ensure that employees and others involved in performing appraisals can act independently of Masterworks and free from bias; no assurance can be given that a truly independent appraisal would not produce a different outcome.

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The Artists

The following section includes biographies of the relevant artists of the Artworks. We will add and or update artist biographies for the series offerings added to this Offering Statement, although we may not update artist biographies for series offerings that were previously qualified.

Jean-Michel Basquiat

Jean-Michel Basquiat (b. 1960, New York - d. 1988, New York) is widely considered one of the most important artists of the late-twentieth century and is best known for exploring themes of Black identity in America, colonization, and consumerism in his Neo-Expressionist paintings. Born in Brooklyn, New York, to a Puerto Rican mother and Haitian father, he experienced several formative moments as a child, which influenced his artwork. At just eight years old, he was struck by a car and suffered a broken arm and internal injuries, so his mother bought him a copy of Gray’s Anatomy to better understand his injuries. The seminal medical textbook became one of the most common references throughout Basquiat’s artwork. His mother more directly influenced his artistic sensibilities by regularly taking him to museums such as the Brooklyn Museum of Art, where he enrolled as a Junior Member at the age of six. As a young adult, Basquiat experimented with street art and became well known by the moniker SAMO in the downtown art scene. In 1981, he was included in a groundbreaking exhibition at MoMA PS1 in Long Island City, New York/New Wave, curated by Diego Cortez. Shortly after the MoMA PS1 exhibition, Basquiat was offered a studio and stipend by the gallerist Annina Noisei, who organized his first solo show at her eponymous gallery in 1982. That same year, Basquiat traveled to Los Angeles and began to work on his first show for the famed Gagosian Gallery. By the time the New York Times Magazine published a profile of Basquiat, titled New Art, New Money, in 1985, his position as one of the most influential artists of the decade had already been solidified. Basquiat idolized Andy Warhol since his SAMO days and, following an introduction by gallerist Bruno Bischofberger, the two became close friends. Warhol’s untimely death in 1987 greatly distressed Basquiat, who had been struggling with drug addiction for years. In 1988, Jean-Michel Basquiat died of an overdose in his NoHo loft on Great Jones Street in downtown Manhattan.

In 1992, the Whitney Museum in New York held the first retrospective of Jean-Michel Basquiat. Since then, many institutions have organized solo exhibitions about the artist. In 2018, the Brooklyn Museum hosted a one-work show of Untitled (1982), which sold at Sotheby’s New York on May 18, 2017, for a record price of $110,487,500. Basquiat’s works are held in the permanent collections of major institutions around the world, including the Metropolitan Museum of Art, the Whitney Museum of American Art, and the Museum of Modern Art in New York, the Museum of Contemporary Art and The Broad in Los Angeles, the Guggenheim Abu Dhabi, and the Louis Vuitton Foundation in Paris, among many others. Since the beginning of 2018, more than $1 billion worth of Basquiat paintings have transacted at auction. Basquiat was the fourth most successful artist at auction in 2024 with a turnover of over $156 million according to Artprice. His works have appreciated in value 96% of the time when resold at auction across 100 sales from 1995 to 2024. The artist’s auction records are led by Untitled (1982), which sold for $110,487,500 at Sotheby’s New York on May 18, 2017, In This Case (1983), which sold for $93,105,000 at Christie’s New York on May 11, 2021, and Untitled (1982), which sold for $85,000,000 at Phillips New York on May 18, 2022.

Tracey Emin

Tracey Emin (b. 1963, London, United Kingdom) is a world-renowned contemporary British artist who advocates for women’s rights through intimate paintings, neon signs, film, and mixed-media installations. Emin grew up in a Turkish Cypriot family in Margate, England. She studied art at the Maidstone College of Art and went on to earn her MFA from the Royal College of Art in London in 1989. She was a member of the Young British Artists movement alongside Damien Hirst, Rachel Whiteread, Chris Ofili, Sarah Lucas, Marc Quinn, and others. In 1993, she held her first solo exhibition at the White Cube Gallery in London, at the time just a 13-square-foot room. Drawing inspiration from prehistoric art forms and the Expressionist artists Egon Schiele and Edvard Munch, she explores the raw emotions of how it feels to be a woman in her art, often with her own body as a model. She tackles taboo subjects like rape, abortion, and sexuality, and has earned worldwide recognition for her vulnerability and persisting belief in romance. In 1998, Emin created her most famous work, My Bed, an installation of her unmade bed with her private belongings in it. She was shortlisted for the Turner Prize the following year for her work, which brought Emin to the international stage. In 2007, she became the second British woman artist to represent Great Britain at the 52nd Venice Biennale, and famously spent much of her budget restoring the pavilion rather than on her art. Emin has been honored with numerous awards and was appointed Commander of the Most Excellent Order of the British Empire for her contributions to visual art by Queen Elizabeth II. In 2020, Emin was diagnosed with bladder cancer, which led to a sense of urgency in her work as she investigated the changes in her body and her mortality. A selection of her recent works were exhibited alongside Edvard Munch’s paintings in the exhibition, Tracey Emin / Edvard Munch: The Loneliness of the Soul, at the Royal Academy of Art in 2021. In June 2014, King Charles III awarded Emin with a Damehood for her contributions to British Art. Emin continues to live and work in London, Margate, and the South of France.

Tracey Emin is represented by White Cube Gallery and Xavier Hufkens Gallery. She has been the subject of numerous solo exhibitions at museums and galleries around the world, including the Musée d’Orsay in Paris, the Tate Modern in London, the National Portrait Gallery in London, and the Scottish National Gallery of Modern Art in Edinburgh. Her work is also collected by prestigious public institutions around the world, such as the British Museum in London, the National Portrait Gallery in London, the Tate Modern in London, the Victoria & Albert Museum in London, the Long Museum in Shanghai, the National Gallery of Canada in Ottawa, the Stedelijk Museum in Amsterdam, the Hammer Museum in Los Angeles, the Institute of Contemporary Art in Boston, the AKG Art Museum in Buffalo, New York, the Walker Art Center in Minneapolis, and the Museum of Modern Art in New York, among many others. The international respect she garnered for her trailblazing feminist paintings, neons, and installations has translated to her commercial market. Additionally, high-profile celebrity collectors of Emin’s work include Elton John, the late George Michael — who acquired 25 works by the artist — and David Bowie, underscoring her broad cultural resonance beyond the art world. Her auction market is characterized by a low level of auction volume based on $3.0 million in total sales over the previous year ending on December 31, 2025, based on publicly available auction records as tracked by third-party data sources. The artist’s auction records are led by “Like a Cloud of Blood” (2022), which sold for $2,631,218 (£2,322,000) at Christie’s London on October 13, 2022, followed by “I told you don’t try to find me” (2007), which sold for $1,648,172 (£1,362,000) at Christie’s London on February 28, 2023, and “A certain degree of anger” (2016), which sold for $1,607,905 (£1,206,500) at Christie’s London on March 5, 2026.

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Hans Hofmann

Hans Hofmann (b. 1880, Weissenberg, Germany, d. 1966, New York, NY) played a pivotal part in the development of Abstract Expressionism as both an artist and a teacher. Raised in Munich, Hofmann took his first art lessons with the artist Moritz Heymann. From 1904 to 1914, he lived in Paris and studied at the Academie de la Grande Chaumière, where he met Cubists and Fauvists like Pablo Picasso, Georges Braque, and Henri Matisse. Hofmann also briefly exhibited with the Berlin Secession movement from 1908 to 1909 alongside artists like Max Liebermann, Max Beckmann, and Edvard Munch. The start of World War I prompted Hofmann to return to Munich, where he opened an art school that held summer courses around the continent. In 1930, a former student invited him to teach at the University of California, Berkeley, and in 1932, he relocated permanently to the United States. He opened the Hans Hofmann School of Fine Arts in New York in 1934 and a summer school in Provincetown, Massachusetts, the following year, teaching the likes of Helen Frankenthaler, Larry Rivers, Lee Krasner, Allan Kaprow, Louise Nevelson, Marisol, Ray Eames, and Lynne Mapp Drexler. Hofmann held his first solo exhibition in New York at Peggy Guggenheim’s Art of This Century in 1944. In 1955, the famous critic Clement Greenberg organized the artist’s first major exhibition outside of New York at Bennington College in Vermont. In 1957, he was the subject of a major retrospective at the Whitney Museum of American Art in New York. He closed his schools in 1958 to focus on his painting career full-time. He went on to represent the United States at the Venice Biennale in 1960 and be the subject of a traveling retrospective organized by the Museum of Modern Art in 1963. Hofmann passed away on February 17, 1966 in New York.

The Estate of Hans Hofmann is represented by Miles McEnery Gallery and Michael Rosenfeld Gallery. Since his passing, Hofmann has continued to be the subject of solo exhibitions at the Metropolitan Museum of Art in New York, the AKG Art Museum in Buffalo, the Hirshhorn Museum and Sculpture Garden in Washington, D.C., the Museum of Fine Art in Houston, the Berkeley Art Museum and Pacific Film Archive, and Musee Pfalzgalerie Kaiserslautern, Germany, among numerous other museums and galleries. Hofmann’s works are also held by permanent collections at major institutions around the world, including the Metropolitan Museum of Art, the Whitney Museum of American Art, the Solomon R. Guggenheim Museum, the Museum of Modern Art, and the Brooklyn Museum in New York, the Museum of Fine Arts in Boston, the Museum of Fine Arts in Houston, the Art Institute of Chicago, the Smithsonian American Art Museum in Washington, D.C., the Los Angeles County Museum of Art, the Museum Ludwig in Cologne, the Tate Modern in London, among many others. Hofmann’s auction market is characterized by significant auction track-record with 42 years of transaction history and a low level of auction volume based on $7.7 million in total sales over the previous year ending on December 31, 2025, based on publicly available auction records as tracked by third-party data sources. Hofmann’s lasting historical impact led to growing commercial desirability. Hofmann’s auction records currently are led by Lava (1960), which sold for $8,862,500 at Christie’s New York on November 15, 2017, followed by Leise zieht durch mein gemüt liebliches geläute (Mellow Sound of Bells Rings Gently Through My Mind) (1960/61), which sold for $8,597,150 at Sotheby’s New York on November 14, 2018, and Auxerre (1960), which sold for $6,325,000 at Christie’s New York on May 13, 2015.

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Yayoi Kusama

Yayoi Kusama (b. March 22, 1929, Japan) is widely considered one of the most important living artists, admired for her immersive paintings, installations, and sculptures that explore her obsession with polka dots. Kusama grew up in an abusive household, and painting quickly became her mode of escape from an unwelcome reality at a young age. Despite her family’s disapproval, she graduated from the Kyoto City University of Arts in 1949, where she studied the traditional Japanese painting style known as nihonga. Her productive painting practice quickly garnered the attention of Japanese galleries, and she held her first solo exhibition in 1952. In 1957, she moved to New York to pursue her interest in American Abstract Expressionism. She enrolled in the Art Students League and actively participated in the avant-garde art and the feminist, anti-war counterculture scenes, organizing a series of provocative happenings. Kusama also frequently exhibited alongside Minimalist and Pop artists, including Donald Judd, Andy Warhol, and Dan Flavin. She has explored various media throughout her career, including performance, painting, sculpture, and immersive installations. Drawing from her lifelong struggle with mental illness, she imbues her work with themes of sex, food, death, and her repeating motif of the polka dot. During her two decades in New York, Kusama created some of her most significant artworks, including her Infinity Nets series, Accumulations series, and her first Infinity Mirror Room. She exhibited her installation “Narcissus Garden” (1966) at the 33rd Venice Biennale with the support of Lucio Fontana in 1966, and she officially represented Japan at the 45th Venice Biennale in 1993. In 1973, her mental health worsened, and she returned to Japan. In 1977, she checked herself into the psychiatric facility Seiwa Hospital. This transition did not impede her artistic practice, which has continued to reach new heights of success. Kusama has received numerous honors and awards for her contributions to art history, including the Ordre des Arts et des Lettres of France in 2003 and Japan’s Order of the Rising Sun and the Praemium Imperiale in 2006. In addition to her institutional success, Kusama has collaborated with luxury brands, including Louis Vuitton and Veuve Clicquot, further contributing to her broader recognition. Kusama continues to live in the psychiatric facility as a permanent resident, working out of a nearby studio.

Yayoi Kusama is represented by David Zwirner, OTA Fine Arts, and Victoria Miro Gallery. She has been the subject of several large-scale survey exhibitions and retrospectives, including a retrospective from 1998 to 1999, which traveled to the Los Angeles County Museum of Art, the Museum of Modern Art in New York, the Walker Arts Center in Minneapolis, and the Museum of Contemporary Art in Tokyo; a retrospective from 2011 to 2012, which traveled to the Museo Nacional Centro de Arte Reina Sofía in Madrid, the Centre Georges Pompidou in Paris, the Tate Modern in London, and the Whitney Museum of American Art in New York; a survey of Infinity Mirrors from 2017 to 2019, which traveled to the Hirshhorn Museum and Sculpture Garden in Washington, D.C., the Seattle Art Museum, The Broad in Los Angeles, the Art Gallery of Ontario in Toronto, The Cleveland Museum of Art in Ohio, and the High Museum of Art in Atlanta; and a retrospective from 2021 to 2022, which traveled to the Gropius Bau in Berlin and the Tel Aviv Museum of Art in 2022. In 2024, the National Gallery of Victoria opened the then largest exhibition of Kusama’s work in Australia with nearly 200 works. In the fall of 2025, another major retrospective opened at Fondation Beyeler in Switzerland that included over 300 works by the artist spanning 70 years of artistic production, the show will travel to Museum Ludwig in Cologne and the Stedelijk Museum in Amsterdam in 2026. The artist’s work is also held in prestigious public collections around the world, including the Museum of Modern Art in New York, the Broad Museum in Los Angeles, the Hirshhorn Museum and Sculpture Garden in Washington, D.C., the Tate Modern in London, and the artist’s eponymous museum in Tokyo, among many others.

Yayoi Kusama’s commercial market reflects her cultural influence. She is counted among the most expensive living women artists at auction with over $1 billion in total career sales. In 2025, she ranked as the top selling woman artist in the world and 23rd overall based on auction turnover, according to Artprice. Between March 1998 and December 2025, her works appreciated 92% of the time they returned to auction. The artist’s auction records are led by Untitled (Nets) (1959), which sold for $10,496,000 at Phillips New York on May 18, 2022, followed by A Flower (2014), which sold for $10,019,688 (HKD 78,125,000) at Christie’s Hong Kong on November 28, 2023, and Interminable Net #4 (1959), which sold for $7,953,215 (HKD 62,433,000) at Sotheby’s Hong Kong on April 1, 2019.

Kerry James Marshall

Kerry James Marshall (b. 1955, Birmingham, Alabama) is a world-renowned contemporary artist known best for his striking figurative paintings that reconsider Western art history from a contemporary Black perspective by rendering the color of their skin with black pigment. His work draws from history as well as his childhood as a Black man born at the beginning of the American Civil Rights movement who also moved to the Watts neighborhood right before the 1965 Watts riots. He paints underrepresented narratives of Black people with the technical skill of European Old Masters to fill gaps in museums’ collections and art history. Marshall received his BFA from the Otis Art Institute in 1978 and was awarded an honorary doctorate in 1999. He participated in numerous West Coast exhibitions upon graduating, and in 1985, he received the resident fellowship from the Studio Museum in Harlem. In 1987, he moved to Chicago, where, with the help of a grant from the National Endowment for the Arts in 1991, he pursued art full-time. In 1994, Marshall held his first traveling exhibition, Telling Stories, which opened at the Cleveland Museum of Art. In 1997, he was awarded the MacArthur Foundation Grant and was invited to exhibit his work at Documenta 10 and the Whitney Biennial. His first major museum retrospective, Kerry James Marshall: Mastry, opened at the Museum of Contemporary Art Chicago and traveled to the Met Breuer in New York and the Museum of Contemporary Art in Los Angeles from 2016 to 2017. In addition to his prolific exhibition history, Marshall has also made an impact as an educator and change-maker in the art world. In 2013, President Barack Obama appointed him to his Committee on the Arts and the Humanities, and in 2023, the Royal Academy in London elected him as an Honorary Royal Academician. This September, the Royal Academy will also host the highly anticipated solo exhibition, Kerry James Marshall: The Histories, which will be the largest outside of the United States. Marshall continues to live and work in Chicago.

Kerry James Marshall is represented by David Zwirner and Jack Shainman Gallery. He has been featured in numerous exhibitions, biennials, and public commissions, including the Venice Biennale (2003 and 2015), the Carnegie International (1999 and 2018), and Documenta 12 (1997 and 2007). His work is also represented in many prestigious public collections, such as the Art Institute of Chicago, the Birmingham Museum of Art, the Harvard Art Museum in Boston, the Los Angeles County Museum of Art, The Broad in Los Angeles, the Ludwig Museum in Cologne, the Metropolitan Museum of Art in New York, the Museum of Contemporary Art in Chicago, the Museum of Modern Art in New York, the National Gallery of Art in Washington, D.C., the San Francisco Museum of Modern Art, the Studio Museum in Harlem, the Tate Modern in London, and the Whitney Museum of American Art in New York, among many others. Marshall’s institutional success is reflected in his commercial desirability over the past decade. A studious but not prolific artist, his works are in limited supply and high demand, often going into the collections of U.S. museums who rarely resell. In the private sector, his works feature in the homes of famous private collectors, including Jay-Z and Beyoncé and the former First Lady Michelle Obama. The artist’s auction records are led by Past Times (1997), which sold for $21,114,500 at Sotheby’s New York on May 16, 2018, followed by Vignette 19 (2014), which sold for $18,488,000 at Sotheby’s New York on November 14, 2019, and Beauty Examined (1993), which sold for $13,538,000 at Sotheby’s New York on May 19, 2022.

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Elizabeth Peyton

Elizabeth Peyton (b. 1965, Danbury, Connecticut) is a world-renowned contemporary American artist best known for her emotional portraits of famous figures and personal acquaintances. In 1987, Peyton graduated from the School of Visual Arts in New York with an early interest in portraiture. That same year, she held her first solo exhibition at Althea Viafora Gallery in New York. Her early exhibition history also featured numerous less conventional spaces like hotel rooms, bars, and restaurant bathrooms. In 1993, a solo exhibition with Gavin Brown’s Enterprise at Hotel Chelsea in Room 828 brought her into critical contemporary art discourse and led to an exhibition at Gavin Brown’s Enterprise’s main gallery two years later. In 2008, the New Museum in New York organized the large-scale mid-career retrospective, Live Forever: Elizabeth Peyton, which proceeded to travel to the Walker Art Center in Minneapolis, the Whitechapel Gallery in London, and the Bonnefanten Museum in Maastricht, the Netherlands. Her intentional use of line and color in small to medium scale portrait paintings capture the unique emotional landscapes of her subjects, which range from historic figures to rock stars to cultural icons to close friends. She is often credited with inspiring a new wave of contemporary figurative painting and has received numerous honors and awards, including the Larry Aldrich Award from the Aldrich Contemporary Art Museum and serving as the honoree at the 2018 New Museum Gala. In 2023, the Louvre awarded her and one other artist their new artist residency program, which granted her a special studio on-site at the world-renowned museum until June 2025. Peyton continues to live and work in New York.

Elizabeth Peyton is represented by Thaddaeus Ropac Gallery and David Zwirner Gallery. She has been the subject of solo exhibitions at various prestigious institutions, including the Aldrich Contemporary Art Museum in Ridgefield, Connecticut (2008), the Irish Museum of Modern Art in Dublin (2009), the Mildred Lane Kemper Art Museum in St. Louis (2011), the Opelvillen in Rüsselsheim, Germany (2011); the Staatliche Kunsthalle Baden-Baden in Germany (2013), the Gallery Met at the Metropolitan Opera in New York (2016), the Hara Museum of Contemporary Art in Tokyo (2017), the French Academy at Villa Medici in Rome (2017), the National Portrait Gallery in London (2019), and the UCCA Center for Contemporary Art in Beijing (2020). Her work can also be found in the permanent collections of the Museum of Modern Art in New York, Tate Modern in London, the Museum of Contemporary Art in Los Angeles, and the Centre Pompidou in Paris, among many others. In recent years, Peyton’s work has become increasingly popular with collectors, and her paintings have sold for seven-figure prices at auction. Her auction market is characterized by a low level of auction volume, based on $7.8 million in total sales over the previous year ending on December 31, 2024, based on publicly available auction records as tracked by third-party data sources. All five of the artist’s top auction records have been achieved in the last three years, signaling recent momentum in her market. Her auction records are led by Liam + Noel (Gallagher) (1996), which sold for $2,714,008 (£1,992,000) at Sotheby’s London on June 24, 2025, followed by Matthew (1997), which sold for $2,470,000 at Christie’s New York on May 14, 2024, and Nick with His Eyes Shut (2003), which sold for $2,470,000 at Sotheby’s New York on November 16, 2022.

55

Pierre Soulages

Pierre Soulages (b. 1919, Rodez, France - d. 2022, Nîmes, France) is a leading twentieth-century French Abstract Expressionist artist best known for his masterful monochrome investigations of black’s interaction with light. As a child, Soulages was fascinated by the colors and histories of his region’s neolithic menhirs, pottery, and arrowheads. In 1938, he moved to Paris to train with the painter René Jaudon and paid formative visits to the Louvre, L’Orangerie, the Petit Palais, and exhibitions of Cézanne and Picasso at Galerie Paul Rosenberg. The following year, he was accepted to the École Nationale Supérieure des Beaux-Arts; however, disappointed by the quality of instruction, he quickly left and returned to Rodez. In 1942, to avoid the World War II draft, he disguised himself as a local winemaker near Montpellier. While managing his vineyard, he continued his art education at the École des Beaux-Arts in Montpellier. Soulages left winemaking and returned to Paris in 1946, and in 1949, he held his first solo exhibition at the Galerie Lydia Conti in Paris and exhibited his work in the United States for the first time in a group exhibition at Betty Parsons Gallery in New York. The artist’s early career can be divided into five key periods: his Calligraphic period from 1947 to 1950, his Black Lines or Structured period from 1950 to 1963, his Stain or Blot period from 1960 to 1965, his Supple Symbol period from 1970 to 1979, and his Outrenoir or Beyond Black period beginning in 1979. 1957 marked the beginning of Soulages’ international recognition after he received the first prize alongside Sam Francis at the Tokyo Biennale and the Windsor Art Award in Paris. Since the 1980s, Soulages has blended and varied the techniques he developed over the previous three decades, integrating compelling elements from each period and maintaining his predominantly black palette. In 2001, Soulages became the first living artist to be given an exhibition at the State Hermitage Museum in Saint Petersburg, and in 2019, he became the third living artist alongside Marc Chagall and Pablo Picasso to be given a solo exhibition at the Louvre. Soulages died on October 25, 2022, in Nîmes, France, and President Emmanuel Macron honored him with a national tribute at the Louvre on November 2, 2022

In 2014, Pierre Soulages donated over 500 works to his eponymous museum Musée Soulages, which opened in his hometown of Rodez. In addition to the artist’s permanent exhibition at Musée Soulages, Soulages has been the subject of solo exhibitions at the Centre Pompidou in Paris, the Seibu Museum of Art in Tokyo, the National Museum of Modern and Contemporary Art in Seoul, the Musée d’Art Moderne de la Ville de Paris, the Hermitage Museum in Saint Petersburg, the Musée des Beaux-Arts de Lyon, Villa Medici in Rome, the Louvre in Paris, among many other prestigious institutions. His paintings are also held in major permanent collections around the world, including the Museum of Modern Art in New York, Solomon R. Guggenheim Museum in New York, the Art Institute of Chicago, the National Gallery of Art in Washington, D.C., the Tate in London, the Musée National d’Art Moderne in Paris, and the Centre Pompidou in Paris. Prices for top paintings by Pierre Soulages have increased significantly over the last decade. The artist’s top auction records are currently led by Peinture, 4 août 1961 (1961), which sold for $20,141,700 at Sotheby’s New York on November 16, 2021, Peinture 186 x 143 cm, 23 décembre 1959 (1959), which sold for $10,600,000 at Christie’s New York on November 15, 2018, and Peinture 200 X 162 cm 14 Mars 1960 (1960), which sold for $10,288,248 (€ 9,351,500) at Tajan Paris on November 27, 2019.

56

Alma Thomas

Alma Thomas (b. 1891, Columbus, GA - d. 1978, Washington, D.C.) is an internationally renowned artist recognized for her central role in the Washington Color School movement. In 1907, Thomas moved to Washington, D.C. with her family to escape racial violence in Georgia and access better opportunities. She went on to become the first student to graduate from the art department with a Bachelor of Fine Arts from Howard University in 1924. Upon her graduation, the artist embarked on a 35-year career as a high school art teacher for Washington, D.C.’s public school district. While teaching, she continued her education, receiving an M.A. from Teachers College at Columbia University and regularly taking art classes at American University. Although Thomas painted throughout her adult life, it was not until she retired from teaching that she developed her signature mosaic brushstroke style, which she dubbed “Alma Stripes,” and began exhibiting her abstract paintings. She drew inspiration from her local environment like the garden at her home and studio on 1530 15th Street, NW, as well as ongoing advancements in science and technology, with a particular interest in space exploration. In 1966, at the age of 75, she exhibited her paintings for the first time in Howard University’s gallery. Despite her more gestural approach to brushstrokes, Thomas is often considered a member of the Washington Color School alongside Sam Gilliam, Morris Louis, and Kenneth Noland. In 1972, Thomas became the first Black woman to have a solo exhibition at the Whitney Museum of American Art in New York. Thomas passed away on February 24, 1978.

Thomas achieved great notoriety during her lifetime; however, her fame has risen exponentially in recent years. In 2015, the Obama administration acquired her painting Resurrection (1966), making her the first African American woman represented in the White House Collection. She has also been the subject of several traveling museum retrospectives, most recently Alma Thomas: Everything is Beautiful, co-organized by the Chrysler Museum of Art in Virginia and the Columbus Museum in Georgia. The Smithsonian American Art Museum in Washington, D.C., features the most works by Thomas than any other public institution, with 26 paintings and three works on paper. Her paintings are also held in the permanent collections of the Metropolitan Museum of Art in New York, the Museum of Modern Art in New York, the Whitney Museum of American Art in New York, the Brooklyn Museum of Art in New York, the National Museum of Women in the Arts in Washington, D.C., the Hirshhorn Museum and Sculpture Garden in Washington, D.C., the Baltimore Museum of Art, and the San Francisco Museum of Modern Art, among many other prestigious institutions. The recent promotion of Thomas’ completely unique contribution to twentieth-century abstraction by leading institutions has led to increased movement in her secondary market with eight of her top ten auction records achieved since the start of 2020. Thomas’ auction market is characterized by a low level of auction volume based on $1.4 million in total sales over the previous year ending on December 31, 2025, based on publicly available auction records as tracked by third-party data sources. The artist’s auction records are led by her mature style that depicts abstract mosaic brushstroke compositions: A Fantastic Sunset (1970), which sold for $3,922,000 at Christie’s New York on May 17, 2023, followed by Snow Reflections (1973), which sold for $3,327,000 at Sotheby’s New York on March 9, 2023, and the previous sale of A Fantastic Sunset (1970), which sold for $2,655,000 at Christie’s New York on November 13, 2019.

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The Series

Series 354

The Artwork held by Series 354 entitled xGxlxoxrxixax xixnx xExxxcxexlxsxixsx (1963), is a single work of art by Hans Hofmann. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 50 inches by 40 inches, in a privately negotiated transaction from the private sales group of an auction house for $2,200,000 on April 4, 2024. For a biography of Hans Hofmann, see “Description of the Business — The Artists.”

On April 3, 2024, the Artwork was appraised by Masterworks at a fair market value of $3,100,000. Additionally, on January 9, 2025, Masterworks retrospectively appraised the Artwork at a fair market value of $4,800,000 (“Peak Value”) effective as of December 31, 2018. The Peak Value is based on Masterworks’ retrospective opinion of fair market value of the Artwork determined in relation to the artist’s auction sales deemed relevant, adjusting for differences in size, palette, composition and execution during a period that was internally identified by Masterworks as a market peak for the artist.  Both appraisals, copies of which are filed as Exhibit 99.2 and Exhibit 99.3, respectively, to the offering statement of which this offering circular is an integral part, are relevant only as of their respective issuance dates and are subject to important qualifications and limitations as set forth therein. Although the Company believes the appraisals provide relevant information for investors, each should only be viewed as a statement of opinion, and undue emphasis should not be placed on the appraised amounts. Valuation of unique art objects requires a high degree of subjectivity, so while the Company acknowledges that a sale at a public auction is one of the strongest indicators of value, it is not the only piece of information that should be taken into account. Unlike an auction for homogenous commodities with a deep demand base, the market for fine art is far more idiosyncratic and inefficient. The Company believes that it is typical for a buyer to overpay or underpay for an item relative to its fair market value depending on a variety of factors, where a single event can have a significant impact on supply and demand. This is the case because the art market is characterized by a limited number of potential buyers, particularly for items as valuable as the Artwork. Therefore, the singularity of each item, the timing and location of particular sales, and global economic conditions, may all significantly influence the outcome of a sale. The appraisals contain valuable information for potential investors, including a description of the methodology and specific attributes of the Artwork considered by Masterworks to be meaningful in the determination of fair market value. Notwithstanding the foregoing, investors should not place undue emphasis on the appraised value. For more information on Masterworks appraisal methodology, conflicts of interest and other important considerations, see “Description of Business – Art Appraisals” in this offering circular.

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●	The Artwork is a prime example of Hans Hofmann’s most famous series, his “Slab” paintings, which define the height of his career.
●	Hans Hofmann’s “Slab” paintings utilize his advancements in color theory and technique, applying vivid oil paint pigments to the canvas with a palette knife.
●	1963, the creation year of the Artwork, was the peak of the artist’s career and the same year as his major retrospective at the Museum of Modern Art in New York.
●	Eight of Hans Hofmann’s top ten auction records are “Slab” paintings, speaking to their ongoing desirability in his market.
●	Hans Hofmann developed the “push-pull” theory, which explains how tension between colors and shapes can create the illusion of depth and movement.
●	The Artwork is a vertically-oriented canvas painting composed of rectangular sections of paint that appear to be layered, despite being painted on the same plane. Three shades of red dominate the upper right of the composition, balanced with blocks of yellow, orange, green, and blue.
●	The most recent auction records for artworks similar in scale are, style, and period are First Blaze of the Rising Sun (1963), which sold for $3,075,000 at Christie’s New York on November 10, 2023, Eine kleine Nachtmusik [A Nightly Love Song] (1964), which sold for $4,215,000 at Christie’s New York on November 13, 2019, and Auxerre (1960), which sold for $6,325,000 at Christie’s New York on May 13, 2015.
●	The Artwork previously sold at auction three times: for $594,000 at Sotheby’s New York on November 10, 1988, for $750,500 at Christie’s New York on November 20, 1996, and for $4,297,000 at Sotheby’s New York on May 14, 2008.

Highlights

●	Historical price appreciation for similar works to the Artwork: 7.8% CAGR implied from selected sales occurring from May 2, 1988, to November 10, 2023.(1)
●	Significant auction track-record with 42 years of transaction history.(2)

Notes:

1.	Implied annualized price appreciation based on 15 sales of works by Hans Hofmann, including three past sales of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Kootz Gallery, New York

Private Collection

Sotheby’s New York, November 10, 1988, Lot 24A

Private Collection, Japan

Christie’s New York, November 20, 1996, Lot 26

Raymond and Patsy Nasher, Dallas

Sotheby’s New York, May 14, 2008, Lot 42

Roger Sant, Washington, D.C.

Private Collection

Acquired from the above by the present collection

59

Exhibited

New York, Kootz Gallery, Hans Hofmann, Paintings 1963, February - March 1964, illustrated

Washington, D.C., Corcoran Gallery, Twenty-Ninth Biennial Exhibition of Contemporary American Painting, February - April 1965, no. 53, in text

New York, Stux Modern, Abstract Expressionists: Studio 35/Downtown, October-December 1990, illustrated

Literature

Suzi Villiger, ed., Hans Hofmann: Catalogue Raisonné of Paintings, Volume II (1901-1951), Farnham, 2014, p. 427, no. P1515, illustrated

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Hans Hofmann with the following criteria: Works on canvas created in the 1960s that measure between 35 inches by 35 inches and 60 inches by 60 inches. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

60

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	7.8%	15	5/2/1988	11/10/2023
10 Year(4)	N/A	-	-	-
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

Series 396

The Artwork held by Series 396 entitled xPxexixnxtxuxrxex x1x8x1x xxx x8x1x xcxmx,x x1x6x xmxaxix x2x0x0x6x (2006), is a single work of art by Pierre Soulages. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 71 inches by 32 inches, in a privately negotiated transaction from a private advisor for $1,100,000 on October 31, 2023. For a biography of Pierre Soulages, see “Description of the Business — The Artists.”

●	The Artwork is characteristic of Pierre Soulages’ late, monochromatic Outrenoir paintings, a series he started in 1979.
●	Outrenoir translates to “beyond black,” because Pierre Soulages’ paintings go beyond an interest in monochromatic abstraction and invoke the spiritual, discussing his work in terms of light and dark as it is written in the book of Genesis and the concept of the aura.
●	Pierre Soulages strategically applies thick layers of matte, semi-glossy, and glossy paint or resin to his Outrenoir paintings using various tools and techniques, like palette knives and scrapers, so that as the light shifts or the viewer moves, the artwork also changes.
●	Outrenoir is not an exploration of the color black, but rather of light. Pierre Soulages figured out how to paradoxically illuminate black, which is by definition the absence of light. He is nicknamed: “the painter of black and light.”
●	Pierre Soulages’ interest in the color black goes back to his adolescence, when he saw prehistoric cave paintings outside his hometown in France. He was fascinated by how people went into pitch black caves to create these paintings and in the idea of the beginning of painting.
●	The Artwork is a large-scale vertical acrylic painting with eight incongruent horizontal stripes of black paint spaced along the smooth, black background. By using the same semigloss finish paint for the foreground and background, Soulages highlights the importance of texture in this work. The nuances of each individual brushstroke as they catch the light create a dynamic and mysterious painting.
●	Auction records for artworks similar in scale, period, and style are led by Peinture 202x143 cm, 17 juin 2008 (2008), which sold for $1,698,979 (€1,512,500) at Sotheby’s Paris on June 5, 2019, and Peinture 91 x 181 cm, 26 décembre 2014 (2014), which sold for $1,458,308 (£1,153,200) at Christie’s London on June 28, 2023.

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Highlights

●	Historical price appreciation for similar works to the Artwork: 9.6% CAGR implied from selected sales occurring from May 30, 2007, to April 9, 2025.(1)
●	Significant auction track-record with 42 years of transaction history and a moderate level of auction volume based on $15.9 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 22 sales of works by Pierre Soulages that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Galerie Karsten Greve, Paris

Private Collection

Acquired from the above by Masterworks

Literature

Pierre Encrevé, Soulages. L’Oeuvre Complet: Peintures, 1997 - 2013, Paris 2015, vol. IV, p. 187, no. 1328, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Pierre Soulages with the following criteria: All black paintings created from 2000 to present, measuring 30 inches by 30 inches to 100 inches by 100 inches. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	9.6%	22	5/30/2007	4/9/2025
10 Year(4)	-6.9%	14	6/6/2017	4/9/2025
5 Year(5)	-31.2%	7	6/22/2022	4/9/2025

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

62

Series 439

The Artwork held by Series 439 entitled xBxexdx xoxfx xRxexdx xAxzxaxlxexaxsx (1968), is a single work of art by Alma Thomas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 24 inches by 30 inches, in a privately negotiated transaction from a private advisor for $1,100,000 on April 1, 2024. For a biography of Alma Thomas, see “Description of the Business — The Artists.” The Artwork is a prime, small-scale example of Alma Thomas’ vibrant abstract compositions with mosaic-style brushstrokes.

●	The Artwork is a prime, small-scale example of Alma Thomas’ vibrant abstract compositions with mosaic-style brushstrokes.
●	Alma Thomas’ signature mosaic-style brushstrokes are her most desirable style of painting, making up all five of her top auction price records.
●	Alma Thomas frequently drew inspiration from the garden of her home and studio as well as the well-kept public gardens around the city.
●	Red azaleas, a densely flowering bush, are an important and recurring motif in Alma Thomas’ oeuvre, and is the also subject of her largest work, Red Azaleas Singing and Dancing Rock and Roll Museum (1976), which is now in the permanent collection of the Smithsonian American Art Museum in Washington, D.C.
●	The Artwork is a horizontal canvas painting of a vibrant red organic form constructed out of a cluster of distinct rectangular brushstrokes. Short, rectangular brushstrokes in paler shades of pink, blue, yellow, and green surround the red, which dominates the center of the composition.
●	Auction records for artworks similar in scale, period, and style are led by Sparkling Dew on Spring Flowers (1968), which sold for $1,375,000 at Weschler’s Rockville, Maryland, on December 9, 2022, and Flash of Spring (1968), which sold for $819,000 at Christie’s New York on March 5, 2020.
●	Tulips in Spring Sunshine (1969), another Alma Thomas painting similar in scale and period, but more colorful than the Artwork, sold for $1,623,000 in Christie’s Post-War and Contemporary Art Day Sale on May 17, 2024, with a pre-sale auction estimate of $800,000 to $1,200,000.

Highlights

●	Historical price appreciation for similar works to the Artwork: 19.5% CAGR implied from selected sales occurring from December 14, 1996, to May 17, 2024.(1)
●	Moderate auction track-record with 30 years of transaction history.(2)

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Notes:

1.	Implied annualized price appreciation based on 10 sales of works by Alma Thomas that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Private Collection

Private Collection

Acquired from the above by the present collection

Exhibited

Hong Kong, Art Intelligence Global, Shatter: Color Field and the Women of Abstract Expressionism, October - December 2022

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Alma Thomas with the following criteria: Works on canvas created between 1967 and 1970 that measure over 18 inches by 18 inches, excluding circular and monochrome works. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	19.5%	10	12/14/1996	5/17/2024
10 Year(4)	18.5%	5	5/17/2019	5/17/2024
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

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Series 475

The Artwork held by Series 475 entitled xExrxox (1984), is a single work of art by Jean-Michel Basquiat. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 86 inches by 98 inches, in a privately negotiated transaction from a private collector for $5,000,000 on March 5, 2025.

For a biography of Jean-Michel Basquiat, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Jean-Michel Basquiat’s neo-expressionist paintings from the 1980s.
●	The Artwork derives its title, Ero, from the leading graffiti artist Dominique Philbert’s alias ERO, short for “Ever Rocking On.” ERO and Jean-Michel Basquiat met at the influential graffiti art gallery Fun Gallery, where ERO exhibited his artworks in the early 1980s.
●	The Artwork serves as a visual representation of Jean-Michel Basquiat’s admiration for and involvement in the graffiti and hip hop movements of New York in the 1980s. He painted the Artwork soon after he released a rap single titled “Beat Bop.”
●	The Artwork features Jean-Michel Basquiat’s signature use of Xerox. Jean-Michel Basquiat frequently used Xerox photocopies of drawings he made in his paintings and created a number of works where they became the primary focal point of the paintings, which became the subject of the exhibition at Jean-Michel Basquiat | Xerox at Nahmad Contemporary. His unique application of the photocopying process is an historically significant predecessor for digital artists. Here, he ironically creates a Xerox of a sheet of paper that says “carbon,” a play on the phrase: “carbon copy.”
●	The Artwork features strong black outlines and a profile view, which calls to mind ancient Egyptian aesthetics and hieroglyphics, another strong influence in Jean-Michel Basquiat’s oeuvre. The synergy of ancient Egypt and contemporary hip-hop influences in the Artwork make it a compelling, transhistorical subject.
●	The Artwork is a largescale double portrait painting on canvas. On the left side, a Black man stands, facing the viewer. He is dressed in contemporary 1980s street fashion. On the right side, there is a profile view of the same man, accompanied by an illustration of a hand, a full glass, and indiscernible text. Below the figure is a Xerox, featuring the word “carbon” repeatedly listed down the length of the sheet of paper.
●	Auction records for artworks similar in scale, style, and period are led by Campaign (1984), which sold for $10,101,000 at Sotheby’s New York on May 13, 2024, followed by Ancient Scientist (1984), which sold for $7,525,385 (HKD 58,330,000) at Phillips Hong Kong on December 3, 2020, and Is glue sniffing valet (1984), which sold for $7,260,000 at Christie’s New York on May 9, 2022.
●	Featuring differences in scale and subject matter, all ten of Jean-Michel Basquiat’s top auction records were created in the first half of the 1980s.
●	The Artwork previously sold at Sotheby’s London for $3,344,391 (£2,409,000) on March 7, 2018.

Highlights

●	Historical price appreciation for similar works to the Artwork: 14.4% CAGR implied from selected sales occurring from November 10, 1988, to May 13, 2024.(1)
●	Significant auction track-record with 42 years of transaction history and a high level of auction volume based on $168.9 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 51 sales of works by Jean-Michel Basquiat, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Galerie Bruno Bischofberger, Zurich

Private Collection

Private Collection

Sotheby’s London, March 7, 2018, Lot 51

Private Collection

Acquired from the above by the present collection

Exhibited

Lausanne, FAE Musée d’art contemporain, Jean-Michel Basquiat, July - November 1993, p. 76, illustrated in color

São Paulo, Centro Cultural Banco Do Brasil; Brasilia, Centro Cultural Banco Do Brasil; Belo Horizonte, Centro Cultural Banco Do Brasil; Rio de Janeiro, Centro Cultural Banco Do Brasil, Jean-Michel Basquiat: Works of the Mugrabi Collection, 2018 - 2019, p. 118, illustrated in color

Boston, Museum of Fine Arts, Writing the Future Basquiat and the Hip-Hop Generation, October 2020 - July 2021, no. 36, p.64, illustrated in color.

Montreal, Montreal Museum of Fine Arts, Seeing Loud: Basquiat and Music, 15 October-19 February 2023.

Literature

Richard D. Marshall and Jean-Louis Prat, Jean-Michel Basquiat, 1st edition, Vol. I, Paris 1996, pp. 240-241, illustrated in color

Richard D. Marshall and Jean-Louis Prat, Jean-Michel Basquiat, 2nd edition, Vol. I, Paris, 1996, pp. 288-289, illustrated in color

Richard D. Marshall and Jean-Louis Prat, Jean-Michel Basquiat, 3rd edition, Paris 2000, pp. 262-263, illustrated in color (Vol. I), p. 222, no. 1, illustrated in color (Vol. II)

Sophie Rosemont, “Jean-Michel Basquiat, Pop model,” Vogue, Paris, 2023, web, illustrated in color.

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Jean-Michel Basquiat with the following criteria: Works on canvas created in 1984 that measure between 50 inches by50 inches and 110 inches by 100 inches, excluding works with no figures or works with only heads with no neck or bust. The set excludes works for quality. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

65

66

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	14.4%	51	11/10/1988	5/13/2024
10 Year(4)	N/A	-	-	-
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.
6.	Historical price appreciation for all sales of works by the artist that satisfy the objective criteria stated, including the sale date, period of creation and size parameters, without filtering for subjective visual characteristics, results in a 14.4% CAGR implied from 64 sales of paintings, including one past sale of the Artwork, occurring from May 6, 1987, to May 13, 2024.

67

Series 476

The Artwork held by Series 476 entitled Mxaxdxex xixnx xJxaxpxaxnx xIxI (1982), is a single work of art by Jean-Michel Basquiat.

On March 18, 2025, the Artwork was appraised by Masterworks at a fair market value of $10,200,000. The fair market value appraisal, a copy of which is filed as Exhibit 99.4 to the offering statement of which this offering circular is an integral part, is relevant only as of the date it was issued and is subject to important qualifications and limitations as set forth therein. Although the Company believes the appraisal provides relevant information for investors, it should only be viewed as a statement of opinion, and undue emphasis should not be placed on the appraised amount. Valuation of unique art objects requires a high degree of subjectivity, so while the Company acknowledges that a sale at a public auction is one of the strongest indicators of value, it is not the only piece of information that should be taken into account. Unlike an auction for homogenous commodities with a deep demand base, the market for fine art is far more idiosyncratic and inefficient. The Company believes that it is typical for a buyer to overpay or underpay for an item relative to its fair market value depending on a variety of factors, where a single event can have a significant impact on supply and demand. This is the case because the art market is characterized by a limited number of potential buyers, particularly for items as valuable as the Artwork. Therefore, the singularity of each item, the timing and location of particular sales, and global economic conditions, may all significantly influence the outcome of a sale. The appraisal itself contains valuable information for potential investors, including a description of the methodology and specific attributes of the Artwork considered by Masterworks to be meaningful in the determination of fair market value. Notwithstanding the foregoing, investors should not place undue emphasis on the appraised value. For more information on Masterworks appraisal methodology, conflicts of interest and other important considerations, see “Description of Business – Art Appraisals” in this offering circular.

Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 60 inches by 36 inches, in a privately negotiated transaction from the private sales group of an auction house for $8,500,000 on March 26, 2025.

For a biography of Jean-Michel Basquiat, see “Description of the Business — The Artists.”

●	The Artwork is a compelling example of Jean-Michel Basquiat’s raw, expressionistic style of painting and custom canvas supports.
●	The Artwork features a skeletal human head, one of Jean-Michel Basquiat’s primary subjects that he continued to explore for years after creating this Artwork.
●	Heads are considered among Jean-Michel Basquiat’s most desirable subjects. In an Artsy article, the Head of Evening Sales at Sotheby’s, David Galperin explains: “When we look at the whole scope of his lexicon, the head really stands out as the most primal expression and has now become one of the most iconic articulations of his mastery as a painter, draftsman, and colorist.”[1]
●	The Artwork is an ode to Japan and the country’s influence on him. He frequently visited Japan in the 1980s and was inspired by the culture’s edgy fashion, technology, and art. The intensity of the subject’s expression and graphic style calls to mind Ukiyo-e, a Japanese genre of art that was popularized in the 17th century.
●	The Artwork was included in Jean-Michel Basquiat’s first exhibition in Hong Kong, which was organized by Gagosian Gallery.
●	The Artwork has a related work “Made in Japan I” (1982) created on a similar custom support which sold for $8,005,000 at Christie’s New York on May 12, 2014.
●	The Artwork is built with a custom stretcher covered by an oversize canvas painted black, so the raw-edge of the canvas remains visible to the viewer. A large, rectangular sheet of paper is mounted on the canvas. The Artwork features a stylized large head with a fierce, snarling expression and open mouth drawn in oil stick on acrylic paint.
●	1982 is a highly desirable year for paintings by Jean-Michel Basquiat; seven of his top ten auction records were created in 1982.
●	Auction records for artworks similar in style, scale, subject, and period are led by Untitled (1982), which sold for $19,422,139 (£14,674,200) at Sotheby’s London on June 26, 2018, followed by Il Duce (1982), which sold for $14,916,168 (￥94,160,000) at Christie’s Shanghai on March 1, 2022, and Untitled (Soap) (1983-1984), which sold for $13,184,000 at Christie’s New York on May 11, 2021.
●	The Artwork was bought-in at Sotheby’s New York on November 18, 2021 with an estimate of $12,000,000 to $18,000,000.

Highlights

●	Historical price appreciation for similar works to the Artwork: 17.7% CAGR implied from selected sales occurring from February 20, 1987, to May 13, 2025.(1)
●	Significant auction track-record with 42 years of transaction history and a high level of auction volume based on $168.9 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 60 sales of works by Jean-Michel Basquiat that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Private Collection

Collection of Kenzō Takada, Japan

Enrico Navarra, Paris

Private Collection, New York

Private Collection

Acquired from the above by Masterworks

1 David Galperin as quoted by Shannon Lee, “Why Basquiat’s Heads Are His Most Sought-After Works,” Artsy, July 9, 2020, https://www.artsy.net/article/artsy-editorial-basquiats-heads-sought-after-works.

68

Exhibited

New York, Vrej Baghoomian Inc., Jean-Michel Basquiat, October - November 1989, no. 7

Paris, Fondation Dina Vierny-Musee Maillol, Jean-Michel Basquiat. The Work of a Lifetime, June - October 2003, pp. 58-59, illustrated in color

New York and Hong Kong, Gagosian Gallery, Jean-Michel Basquiat, 2013, pp. 73, 202, illustrated in color

Art Gallery of Ontario; Bilbao, Guggenheim Museum, Jean-Michel Basquiat: Now’s the Time, 2015, p. 105, illustrated in color, and p. 221 (text)

Tokyo, Mori Art Center Gallery, Jean-Michel Basquiat: Made in Japan, September - November 2019, p. 97, illustrated in color

Literature

Enrico Navarra, ed., Jean-Michel Basquiat, Paris, 2000, 3rd ed., vol. I, p. 125, illustrated in color

Enrico Navarra, ed., Jean-Michel Basquiat, Paris, 2000, 3rd ed., vol. II, pp. 120-121, no. 4, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Jean-Michel Basquiat with the following criteria: Oil on canvas or on paper mounted to canvas paintings created between 1982 and 1984 that measure between 30 inches by 30 inches and 75 inches by 75 inches prominently depicting heads or partial length portraits. The set excludes examples with extensive text, highly detailed or horned skulls, overly simplified skull silhouettes, self portraits, sparse compositions and entirely black and white palettes. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

69

12/14/1996		«Punch Bag» (1983)	1983	74 x 62 in	PERRIN	152			$164,760
5/7/1996		«Zing» (1984)	1984	60 x 40 in	CHRISTIE'S	413	$50,000	$70,000	$107,000
12/2/1995		«Welcoming Jeers» (1984)	1984	73 x 48 in	PERRIN	132			$98,280
11/29/1995		Air Power (1984)	1984	66 x 60 in	CHRISTIE'S	51	$61,314	$91,971	$128,760
10/16/1994		«Freddie» (1984)	1984	66 x 60 in	CHRISTIAN DE QUAY	119	$77,632	$116,448	$145,560
12/1/1993		Pedestrian 2 (1984)	1984	60 x 54 in	CHRISTIE'S	58	$52,100	$66,986	$62,520
5/6/1992		Orange sports figure (1982)	1982	60 x 48 in	SOTHEBY'S	145	$60,000	$80,000	$72,000
6/23/1990		«Air Power» (1984)	1984	66 x 60 in	PERRIN	85			$294,000
5/8/1990		«Two-sided Coin» (1984)	1984	66 x 60 in	SOTHEBY'S	507	$200,000	$250,000	$240,000
2/26/1990		Lye (1983)	1983	66 x 60 in	SOTHEBY'S	259	$150,000	$200,000	$252,000
2/26/1990		Remote commander (1984)	1984	66 x 60 in	SOTHEBY'S	305	$150,000	$200,000	$222,000
2/15/1989		Orange sports Figure (1982)	1982	60 x 48 in	CHRISTIE'S	346	$65,000	$85,000	$138,000
5/5/1987		Air, Power (1984)	1984	66 x 60 in	CHRISTIE'S	219	$18,000	$22,000	$32,400
2/19/1987		Lent (1984)	1984	66 x 60 in	SOTHEBY'S	139	$15,000	$20,000	$31,200

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	17.7%	60	2/20/1987	5/13/2025
10 Year(4)	N/A	-	-	-
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

70

Series 479

The Artwork held by Series 479 entitled xFxexnxgxYxaxo (1983), is a single work of art by Jean-Michel Basquiat. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 63 inches by 59 inches, at Phillips New Now: Modern & Contemporary Art in New York for $825,500 on February 28, 2025.

For a biography of Jean-Michel Basquiat, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Jean-Michel Basquiat’s 1980s paper collage works on canvas.
●	The Artwork was created during a pivotal year for Jean-Michel Basquiat. 1983 marks the year Basquiat joined Bruno Bischofberger’s gallery, which brought his career international. Basquiat painted the Artwork at Bischofberger’s home in St. Moritz, Switzerland. Basquiat’s relationship to Switzerland and how it influenced his artworks is currently the subject of his first exhibition in Switzerland at Hauser & Wirth (on view: December 14, 2024 to March 29, 2025).
●	1983 was also the year that Basquiat became the youngest artist to participate in the 1983 Whitney Biennial.
●	The Artwork explores Jean-Michel Basquiat’s interest in dance and music, exploring the American folk tradition of square dancing.
●	Jean-Michel Basquiat created a series of paintings out of drawings he had accumulated. These works highlight the draftsmanship behind Basquiat’s paintings, providing insight into his creative process. In his words, “I’d been sort of living off this pile of drawings from last year, sticking them on paintings.”[1]
●	The Artwork is a large white canvas with a sheet of paper centrally pasted to the surface. The paper features a drawing of two squares with the text “Square Dances” above them and a crude illustration of a man’s face to their right. Jean-Michel Basquiat smears sections of the canvas and paper with thick matte, off-white paint directly with his hands, leaving finger markings across the composition.
●	Auction records for artworks similar in scale, medium and style are led by Untitled (1985), which sold for $1,351,000 at Sotheby’s New York on May 13, 2021, followed by Orange (1988), which sold for $962,500 at Sotheby’s New York on November 14, 2012, and Untitled (slingshot) (1983), which sold for $951,764 (£735,000) at Sotheby’s London on July 28, 2020

Highlights

●	Historical price appreciation for similar works to the Artwork: 14.0% CAGR implied from selected sales occurring from November 7, 1990, to November 20, 2024.(1)
●	Significant auction track-record with 42 years of transaction history and a high level of auction volume based on $168.9 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 12 sales of works by Jean-Michel Basquiat that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Galerie Bruno Bischofberger, Zurich

Private Collection

Phillips New York, February 28, 2025, Lot 21

Acquired from the above by the present collection

1 Jean-Michel Basquiat as quoted by Henry Geldzahler, “From the Subways to Soho,” Interview, January 1983, https://www.interviewmagazine.com/art/jean-michel-basquiat-henry-geldzahler.

71

Exhibited

New York, Vito Schnabel Gallery, A Selection of Works from the 1980s, July 8–September 4, 2016

Hong Kong, Sotheby’s S|2, Legends: Warhol/Basquiat, November 2020

Seoul, Lotte Museum, Jean-Michel Basquiat, October 8, 2020–February 20, 2021

Manchester, New Hampshire, Currier Museum, Jean-Michel Basquiat and Ouattara Watts: A Distant Conversation, October 25, 2024–February 7, 2025

Literature

Richard D. Marshall, Jean-Louis Prat and Enrico Navarra eds., Jean-Michel Basquiat, vol. II, Paris, 2000, no. 7, p. 180, illustrated in color

Katherine Ho, “When Andy Warhol met Basquiat: Recognizing heroes,” Vogue, November 17, 2019, online, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Jean-Michel Basquiat with the following criteria: Works on canvas with sparse composition that measure under 80 by 80 inches, excluding works without collage, works with full and half figures, and prominent skulls. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

72

Selected Similar Auction Sales

DATE OF SALE	TITLE	YEAR	DIMENSIONS	AUCTION HOUSE	LOT NUMBER	LOW ESTIMATE	HIGHT ESTIMATE	REALIZED PRICE
11/19/2024	Arteries Of The Left Arm	1983	63 x 59 in	Phillips	143	$800,000	$1,200,000	$889,000
5/12/2021	 Untitled	1985	51 x 39 x 6 in	Sothebys	420	$900,000	$1,200,000	$1,351,000
7/27/2020	 Untitled (Slingshot)	1983	36 x 36 in	Sothebys	22	$1,292,331.94	$1,938,497.92	$946,680
2/10/2016	 Untitled (Blue Painting)	1986	64 x 79 in	Sothebys	188	$579,254.29	$868,881.44	$733,469
11/13/2012	 Orange	1988	50 x 40 in	Sothebys	202	$800,000	$1,200,000	$962,500
2/14/2012	 Untitled (Slingshot)	1983	36 x 36 in	Sothebys	21	$470,837.87	$627,783.82	$641,704
9/21/2010	 Plaid	1983	48 x 36 in	Christies	33	$300,000	$500,000	$470,500
2/27/2008	 Orange (1988)	1988	50 x 40 in	PHILLIPS	178	$397,600	$596,400	$430,408
6/10/1999	 Plaid (1983)	1983	48 x 36 in	HAUSWEDELL & NOLTE	647	$150,472		$144,066
12/2/1992	 Untitled (Slingshot) (1980)	1980	36 x 36 in	CHRISTIE'S	71	$32,222	$40,278	$34,800
11/16/1992	 Untitled		20 x 24 in	CHRISTIE'S	84	$6,000	$8,000	$5,500
11/6/1990	 Untitled (1982)	1982	36 x 36 in	SOTHEBY'S	379	$30,000	$40,000	$38,996.40

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	14.0%	12	11/17/1990	11/20/2024
10 Year(4)	N/A	-	-	-
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

73

Series 485

The Artwork held by Series 485 entitled xPxuxmxpxkxixnx (2006), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 10 inches by 13 inches, at Phillips Modern & Contemporary Art Evening Sale in London on March 6, 2025, for £635,000 or $832,492.50 (including shipping costs) based on the effective exchange rate provided by Convera.

For a biography of Yayoi Kusama, see “Description of the Business — The Artists.”

●	The Artwork is a prime, small-scale example from Yayoi Kusama’s Pumpkins series.
●	Yayoi Kusama introduced the pumpkin motif in her work in 1946 when she exhibited Kabocha (Pumpkin) in a traveling exposition in Japan. Kusama reintroduced pumpkins into her work in the 1980s and has continued to incorporate them in paintings, drawings, prints, and large scale public installations.
●	Kusama’s interest in pumpkins can be traced back to her childhood in pre-war Japan, where her family owned a plant nursery that farmed kabocha squash. She explains her attraction to pumpkins in her autobiography, writing, “I was enchanted by their charming and winsome form. What appealed to me most was the pumpkin’s generous unpretentiousness. That and its solid spiritual balance.”[1]
●	Artworks from Yayoi Kusama’s Pumpkin series range in scale, with some examples measuring under ten inches in height and width to over fifty inches in height and width.
●	The Artwork is a small-scale, horizontal painting on canvas of a rotund yellow and black spotted pumpkin centrally placed against a black and yellow net background.
●	Yayoi Kusama’s Pumpkins are among the most commercially desirable examples within her practice. Four of the artist’s top ten record prices for paintings achieved at auction are yellow Pumpkins, featuring differences in scale and period.
●	With qualitative distinctions, yellow is the most commercially desirable color palette for Pumpkins by Yayoi Kusama, making up seven of the top ten results for Pumpkin paintings at auction.
●	Auction records for artworks similar in scale, style, and period are led by Pumpkin (2005), which sold for $1,632,210 (HKD 12,777,500) at Christie’s Hong Kong on May 29, 2023, Pumpkin [TOWSSO] (2006), which sold for $1,110,539 (£831,600) at Christie’s London on March 2, 2022, and Pumpkin (1997), which sold for $1,016,600 at SBI Art Auction Co., Ltd., Tokyo, on March 9, 2024.

Highlights

●	Historical price appreciation for similar works to the Artwork: 28.2% CAGR implied from selected sales occurring from February 7, 2005, to March 9, 2024.(1)
●	Significant auction track-record with 34 years of transaction history and a high level of auction volume based on $63.5 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 29 sales of works by Yayoi Kusama that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

1 Yayoi Kusama, Infinity Net: The Autobiography of Yayoi Kusama (London: Tate Publishing, 2011): p. 76.

74

Provenance

André Simoens Gallery, Knokke-Heist

Private Collection, Belgium

Phillips London, March 6, 2025, Lot 20

Acquired from the above by the present collection

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Yayoi Kusama with the following criteria: Yellow pumpkins on canvas that measure between 8 inches and 10 inches in height and between 10 inches 14 inches in width. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	28.2%	29	2/7/2005	3/9/2024
10 Year(4)	24.2%	14	5/21/2016	3/9/2024
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

75

Series 491

The Artwork held by Series 491 entitled xSxmxaxlxlx xPxixnx-xUxpx x (xLxexnxsx xFxlxaxrxex) x (2013), is a single work of art by Kerry James Marshall. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 30 inches by 24 inches, at Christie’s Leonard & Louise Riggio: Collected Works in New York for $3,802,800 (including shipping costs) on May 12, 2025.

For a biography of Kerry James Marshall, see “Description of the Business — The Artists.”

●	The Artwork is a brilliant, small-scale example of Kerry James Marshall’s portraits of imagined Black people using European Old Master painting techniques.
●	The subject is painted in Kerry James Marshall’s signature style, which uses black pigment to depict his subjects’ skin.
●	The Artwork is from Kerry James Marshall’s acclaimed pin-up portrait paintings series of Black women, which he began in response to the book The Great American Pin-Up published in 1996. Marshall noticed how the publication only featured pictures of white pin-up women and decided to interrogate the racism behind these advertised beauty ideals, explaining: “However problematic people might think the idea of the pinups are, you still can’t allow the field to be dominated by a single type of image and not have a counter-image that represents something else. That’s unacceptable.”[1]
●	A similar pin-up portrait by Kerry James Marshall, Small Pin-Up (Fingerwag), was featured in his major U.S. retrospective, highlighting the importance of this series to the artist’s greater artistic output.
●	The Artwork is a vertically-oriented painting that illustrates a Black woman from behind who dramatically turns to look behind her shoulder down and out at the viewer. Wearing only a white bra and a thong, the subtle shading of the figure’s black skin against the dark gray background becomes an exploration of light and shadow in the composition. She also dons a pink jewelled earring, a pink heart headband that holds back her locks, and bright green nail polish. In the foreground, a burst of light in the top left corner radiates throughout the composition creating a lens flare effect as if the painting were a photograph.
●	Auction records for artworks similar in scale, subject, and period are led by Untitled (Mask Boy) (2014), which sold for $5,734,800 at Sotheby’s New York on May 18, 2023, Untitled (Woman Looking Left) (2016), which sold to Masterworks 340, LLC, for $3,917,294 (£3,073,000) at Sotheby’s London on June 27, 2023, and Lost Boys: Aka Black Al (1993), which sold for $2,655,000 at Sotheby’s New York on May 17, 2018.
●	The Artwork previously sold at Sotheby’s New York on November 14, 2019, for $5,503,400.

Highlights

●	Historical price appreciation for similar works to the Artwork: 23.0% CAGR implied from selected sales occurring from March 16, 2006, to November 19, 2025.(1)
●	Moderate auction track-record with 20 years of transaction history and a moderate level of auction volume based on $15.0 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 11 sales of works by Kerry James Marshall, including two past sales of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

1 Kerry James Marshall as quoted by Colleen Walsh, “The Art of the Possible,” The Harvard Gazette, October 31, 2012, https://news.harvard.edu/gazette/story/2012/10/the-art-of-the-possible/.

76

Provenance

Jack Shainman Gallery, New York

Private Collection, 2013

Sotheby’s New York, November 14, 2019, Lot 2

Leonard and Louise Riggio, New York

Christie’s New York, May 12, 2025, Lot 6A

Acquired from the above by the present collection

Exhibited

Antwerp, Museum van Hedendaagse Kunst Antwerpen; Copenhagen, Kunsthal Charlottenborg; Barcelona, Fundació Antoni Tàpies and Madrid, Museo Nacional Centro de Arte Reina Sofía, Kerry James Marshall: Painting and Other Stuff, October 2013-October 2014, pp. 46-47 and 186, illustrated in color.

Literature

Charles Gaines, Greg Tate and Laurence Rassel, Kerry James Marshall, London and New York, 2017, p. 26, illustrated in color.

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Kerry James Marshall with the following criteria: Single bust-length or three-quarter portraits created after 1990 that measure under 50 inches by 50 inches. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Auction Sales

DATE OF SALE	TITLE	YEAR	DIMENSIONS	AUCTION HOUSE	LOT NUMBER	LOW ESTIMATE	HIGHT ESTIMATE	REALIZED PRICE
11/18/2025	 Portrait Of John Punch (Angry Black Man 1646)	2007	-	Christies	26B	$4,000,000	$6,000,000	$7,151,000
5/11/2025	 Lost Boys: Aka Black Al	1993	26 x 26 in	Christies	38A	$2,000,000	$3,000,000	$2,591,000
5/11/2025	 Small Pin-Up (Lens Flare)	2013	30 x 24 in	Christies	6A	$3,000,000	$5,000,000	$3,801,000
5/14/2024	 Lost Boys - Aka Black Tony	1993	28 x 30 in	Christies	31A	$1,200,000	$1,800,000	$2,228,000
6/26/2023	 Untitled (Woman Looking Left)	2016	24 x 21 in	Sothebys	108	$3,569,061.33	$5,735,991.43	$3,915,002
5/17/2023	 Untitled (Mask Boy)	2014	36 x 30 in	Sothebys	8	$4,000,000	$6,000,000	$5,734,800
11/13/2019	 Small Pin-Up (Lens Flare)	2013	30 x 24 in	Sothebys	2	$2,500,000	$3,500,000	$5,503,400
5/16/2018	 Lost Boys: Aka Black Al	1993	29 x 29 in	Sothebys	401	$500,000	$700,000	$2,655,000
5/16/2007	 Angel Of Mercy	1992	23 x 23 in	Christies	444	$30,000	$40,000	$102,000
5/9/2006	 La Vénus Negra (1992)	1992	37 x 36 in	CHRISTIE'S	479	$90,000	$120,000	$108,000
3/15/2006	 Super Model (Female)	1994	33 x 30 in	Christies	31	$80,000	$120,000	$96,000

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	23.0%	11	3/16/2006	11/19/2025
10 Year(4)	-5.1%	7	11/14/2019	11/19/2025
5 Year(5)	2.5%	6	5/18/2023	11/19/2025

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

77

Series 501

The Artwork held by Series 501 entitled xSxpxexnxcxexrx x (xTxwxox xPxaxlxmxsx) x (2002), is a single work of art by Elizabeth Peyton. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 40 inches by 30 inches, at Phillips Modern & Contemporary Art: Evening & Day Sale in London on June 26, 2025, for £635,000 GBP or $884,427.50 (including shipping costs) based on the effective exchange rate provided by Convera on July 1, 2025.

For a biography of Elizabeth Peyton, see “Description of the Business — The Artists.”

●	The Artwork is a prime large-scale example of Elizabeth Peyton’s personal portraits of her friends, boyfriends, and peers.

●	Elizabeth Peyton’s portraits are characterized by their natural, relaxed demeanors. Peyton paints her subjects with simplified, smooth features, which gives the sitters unnaturally youthful appearances, making her paintings feel timeless. In addition to the personal subject matter in many of her portraits, the artist cultivates intimacy through her use of perspective, which gives the illusion of being in the room with her subject.

●	The Artwork is a portrait of Elizabeth Peyton’s friend and fellow artist, musician, and former club owner, Spencer Sweeney. Sweeney was an important figure in the downtown New York scene in the late 1990s and early 2000s and his visual art is represented by Gagosian Gallery.

●	Spencer Sweeney is a recurring subject in Elizabeth Peyton’s work. Two related portraits are represented in the permanent collections of significant museum collections: Spencer (1999) in the Museum of Modern Art, New York, and Spencer (Spencer Sweeney) (2005) in the Rubell Museum, Miami.

●	The Artwork is a three-quarters view portrait of a young man seated at a table with his hands resting on his leg. His tranquil expression is intensified by the dark shadow around his bright blue eyes that gaze to the left of the viewer. His serious demeanor is contrasted by his bright pink t-shirt that features two humming birds and tropical yellow flowers.

●	Late 1990s and early 2000s portraits are Elizabeth Peyton’s most desirable style and period, making up all ten of the artist’s top auction records.

●	Large-scale portraits by Elizabeth Peyton are especially desirable in her market right now as they maintain the intimacy of Peyton’s portrait painting practice while having a bolder presence on the wall.

●	Auction records for artworks similar in scale, style, and period are led by Matthew (1997), which sold for $2,470,000 at Christie’s New York on May 14, 2024, Sid Vicious Arrested, Chelsea Hotel (1998), which sold for $2,238,000 at Sotheby’s New York on November 15, 2023, and Laim + Noel in the 70’s (1997), which sold for $2,070,000 at Christie’s New York on November 9, 2021.

●	The Artwork previously sold at Sotheby’s London for $492,302 (£341,000) on February 10, 2016.

Highlights

●	Historical price appreciation for similar works to the Artwork: 10.3% CAGR implied from selected sales occurring from June 27, 2002, to May 15, 2024.(1)
●	Moderate auction track-record with 27 years of transaction history and a moderate level of auction volume based on $12.7 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 9 sales of works by Elizabeth Peyton, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

78

Provenance

neugerriemschneider, Berlin

Private Collection (2002)

Sotheby’s, London, February 10, 2016, lot 35

Marcel Brient, Paris

Phillips London, June 26, 2025, Lot 8

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Elizabeth Peyton with the following criteria: Oil on canvas paintings from 1995 to present measuring 25x25 to 45x45 inches. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	10.3%	9	6/27/2002	5/15/2024
10 Year(4)	6.2%	6	6/26/2018	5/15/2024
5 Year(5)	11.4%	5	6/29/2021	5/15/2024

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

79

Series 525

The Artwork held by Series 525 entitled xPxuxmxpxkxixnx  (1991), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 6 inches by 7 inches, at SBI Art Auction Modern and Contemporary Art Sale in Tokyo on January 25, 2026, for JPY 57,500,000 or $381,716.38 (including shipping costs) based on the effective exchange rate provided by Convera on January 26, 2026.

For a biography of Yayoi Kusama, see “Description of the Business — The Artists.”

●	The Artwork is a characteristic, small-scale example from Yayoi Kusama’s Pumpkins series.
●	Yayoi Kusama introduced the pumpkin motif in her work in 1946 when she exhibited Kabocha (Pumpkin) in a traveling exposition in Japan. Kusama reintroduced pumpkins into her work in the 1980s and has continued to incorporate them in paintings, drawings, prints, and large scale public installations.
●	Yayoi Kusama’s interest in pumpkins can be traced back to her childhood in pre-war Japan, where her family owned a plant nursery that farmed kabocha squash. She explains her attraction to pumpkins in her autobiography, writing, “I was enchanted by their charming and winsome form. What appealed to me most was the pumpkin’s generous unpretentiousness. That and its solid spiritual balance.”
●	Artworks from Yayoi Kusama’s Pumpkin series range in scale, with some examples measuring under ten inches in height and width to over fifty inches in height and width.
●	The Artwork is a small-scale, horizontal painting on canvas of a rotund yellow and black spotted pumpkin centrally placed against a black and yellow net background.
●	Yayoi Kusama’s Pumpkins are among the most commercially desirable examples within her practice. Four of the artist’s top ten record prices for paintings achieved at auction are yellow Pumpkins, featuring differences in scale and period. With qualitative distinctions, yellow is the most commercially desirable color palette for Pumpkins by Yayoi Kusama, making up seven of the top ten results for Pumpkin paintings at auction.
●	Auction records for artworks similar in scale, style, and period are led by Pumpkin (1990), which sold for $582,230 at Sotheby’s London on June 30, 2022, followed by Pumpkin (1983), which sold for $534,144 at Seoul Auction on October 26, 2021, and Pumpkin (1991), which sold for $525,660 at Mallet Japan on October 5, 2023.

Highlights

●	Historical price appreciation for similar works to the Artwork: 25.2% CAGR implied from selected sales occurring from October 25, 2005, to January 26, 2025.(1)
●	Significant auction track-record with 34 years of transaction history and a high level of auction volume based on $63.5 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 57 sales of works by Yayoi Kusama that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Fuji Television Gallery, Tokyo

Private Collection, Japan

SBI Tokyo, January 24, 2026, Lot 114

Acquired from the above by the present collection

80

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprises paintings by Yayoi Kusama with the following criteria: Yellow pumpkins on canvas measuring approximately 5.5 inches by 7 inches or 7 inches by 5.5 inches; this set excludes sales with no confirmed image or for which color could not be confirmed. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

81

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	25.2%	57	10/25/2005	1/26/2025
10 Year(4)	17.7%	28	5/30/2016	1/26/2025
5 Year(5)	-1.7%	13	4/28/2021	1/26/2025

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

82

Series 533

The Artwork held by Series 533 entitled xIx xSxexex xTxhxex xMxixrxrxoxrx (2022), is a single work of art by Tracey Emin. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 60 inches by 72 inches, at Phillips Modern & Contemporary Art Evening Sale in Hong Kong for $530,400 (including shipping costs) on March 29, 2026.

For a biography of Tracey Emin, see “Description of the Business — The Artists.”

●	The Artwork is a significant large-scale example of Tracey Emin’s post-cancer paintings, a body of work produced from 2022 onward following her diagnosis with aggressive bladder cancer in 2020 and the major surgery and recovery that followed. This period marked a profound turning point in her practice, bringing a new urgency and emotional directness to her already confessional style.
●	Tracey Emin’s post-cancer paintings are large-scale acrylics on canvas in which loosely rendered female figures — almost always self-portraits — are set against expanses of largely exposed, unprimed canvas. Gestural black brushwork and pencil-like lines define the figures, while sparse passages of color anchor specific areas of the composition. The works convey an intense physical and emotional immediacy, with visible paint drips reinforcing their raw, unmediated quality. Beds, mirrors, and bedroom furniture recur as settings, drawing a direct line from her landmark 1998 installation My Bed through to the present.
●	The mirror is a potent symbol in Emin’s work — an instrument of unflinching self-examination and a recurring motif in her exploration of the female body, identity, and mortality. In the wake of her cancer diagnosis and recovery, it acquired a new and deeply personal resonance, as Emin confronted the irreversible changes to her body and her own mortality with characteristic unflinching honesty.
●	A notable example from the same period as the Artwork is Like A Cloud of Blood (2022), which Tracey Emin donated to Christie’s London in October 2022 — a record price for a painting by the artist. Proceeds from the sale funded TKE Studios in Margate, part of the Tracey Emin Foundation with subsidised professional artists’ studios providing residencies and a free arts educational program.
●	The Artwork is a large horizontal painting on canvas dominated by a warm off-white, largely exposed ground against which a nude woman is rendered in bold, gestural black brushwork. The figure is depicted in a semi-fetal position lying on a bed, her body outlined in loose, expressive lines. To the upper right, lightly sketched outlines of a mirror and a chest of drawers establish an intimate bedroom setting. A large wash of ochre and moss pigments occupies the lower right of the composition, providing the work’s most chromatic passage. Visible paint drips throughout reinforce the spontaneous, confessional quality that defines Tracey Emin’s practice.
●	The Artwork was included in You Should Have Saved Me, the artist’s first solo exhibition since her cancer diagnosis, held at Galleria Lorcan O’Neill in Rome from May to July 2023. The exhibition, described as a symbol of the artist’s rebirth, brought together paintings and drawings exploring the female body and human emotion in the aftermath of her illness, lending this work a particularly significant place within Tracey Emin’s post-cancer narrative.
●	Auction records for artworks similar in scale, style, period and subject are led by “This Is Life Without You - You Made Me” (2018), which sold for $1,160,491 (£889,000) at Phillips London on October 10, 2024, followed by “An Insane desire For you” (2019), which sold for $1,033,806 (£774,000) at Phillips London on March 5, 2026, and “But You Never Wanted Me” (2018), which sold for $914,400 at Sotheby’s New York on May 13, 2024.

Highlights

●	Historical price appreciation for similar works to the Artwork: 25.2% CAGR implied from selected sales occurring from November 20, 2018 to March 5, 2026.(1)
●	Moderate auction track-record with 29 years of transaction history.

Notes:

1.	Implied annualized price appreciation based on 8 sales of works by Tracey Emin that are similar to the Artwork and based on publicly available auction records.

Provenance

Galleria Lorcan O’Neill, Rome

Private Collection

Phillips Hong Kong, March 29, 2026, Lot 6

Acquired from the above by the present Collection

83

Exhibited

Rome, Galleria Lorcan O’Neill, You Should Have Saved Me, 13 May - 29 July 2023

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Tracey Emin with the following criteria: Paintings on canvas created after 2005 and that measure between 45 inches by 45 inches and 80 inches by 80 inches, excluding works sold in benefit auctions and paintings with monochromatic color palettes. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	25.2%	8	11/19/2018	3/4/2026
10 Year(4)	N/A	-	-	-
5 Year(5)	0.30%	6	5/19/2022	3/5/2026

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

84

Series 534

The Artwork held by Series 534 entitled x T x h x e x x S x o x u x t x h x e x r x n x x C x o x u x n x t x r x y x (1978), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 15 inches by 18 inches, at Christie’s 21st Century Day Sale in Hong Kong on March 28, 2026 for HKD 5,461,000 or $710,722.61 (including shipping costs) based on the effective exchange rate provided by Convera.

For a biography of Yayoi Kusama, see “Description of the Business — The Artists.”

●	Painted in 1978, the Artwork dates from a pivotal moment in Kusama’s career: she had returned to Japan from New York in 1973 and, from 1977, following a period of personal and emotional turmoil, she voluntarily chose to live in a psychiatric institution in Tokyo, where she used art as an ongoing form of self-therapy and creative expression.
●	After returning to Japan, Kusama began to create more intimate, small-scale works that combined rich figuration from the natural world - including insects, marine and botanical motifs - with her signature patterned motifs - her characteristic nets, webs, and dot patterning - an approach that directly informs the imagery of the Artwork.
●	To date, only nine known paintings featuring a bird subject have appeared at auction — suggesting it is among the rarer subjects in the artist’s practice — of which the Artwork is the earliest example and the only one from the 1970s.
●	The Artwork reflects Kusama’s enduring fascination with nature, rooted in her childhood on her family’s plant nursery and seed farm in Matsumoto, Japan, where she first began translating her visual hallucinations into art.
●	Artworks similar to the subject work (though in a different medium), such as Lunar Eclipse (1989), were included in the Yayoi Kusama Museum’s exhibition “Yayoi Kusama: Portraying the Figurative” in Tokyo which was on view from April 27 to September 1, 2024.
●	The Artwork is an early example of Kusama’s intimately scaled paintings that combine the natural world with her signature patterned motifs. A large, vividly rendered bird (in hot pink, crimson, and emerald green) with a single, arresting blue eye dominates the composition — bold, animistic, and charged with a surreal, dreamlike energy — set within a landscape of sea and sky, with each zone densely covered in Kusama’s signature nets, dots, and interlocking geometric patterning transforming the composition into an immersive, hallucinatory field. At the top of the composition, a vivid yellow sky is densely overlaid with a magenta geometric net pattern that fills the upper portion of the canvas; below, a stylized blue sea rendered in undulating wave forms with white dots occupies the lower left, with a small sole sailboat visible on the horizon - possibly referencing the artist’s own journey back to Japan.
●	Auction records for artworks similar in scale, style, and period are led by Handbag (1989), which sold for $978,174 at SBI Art Auction Tokyo on October 30, 2021, followed by Summer and Butterfly (1989), which sold for $966,696 at Christie’s Hong Kong on September 24, 2023, and Flowering (1989), which sold for $885,390 at New Art Est-Ouest Auctions Co. Tokyo on May 29, 2022.
●	The Artwork previously sold at Seoul Auction Seoul on March 20, 2012, at K Auction Seoul on March 16, 2011, and at Mallet Japan Tokyo on January 25, 2008.

Highlights

●	Historical price appreciation for similar works to the Artwork: 20.8% CAGR implied from selected sales occurring from February 26, 2007 to March 7, 2026.(1)
●	Significant auction track-record with 33 years of transaction history and a high level of auction volume based on $158.5 million in total sales over the previous year ending on December 31, 2025.(2)

Notes:

1.	Implied annualized price appreciation based on 63 sales of works by Yayoi Kusama, including three past sales of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

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Provenance

Private Collection

Mallet Japan, Tokyo, 25 January 2008, Lot 20

Private Collection

K Auction, Seoul, 16 March 2011, Lot 112

Private Collection

Seoul Auction, Seoul, 20 March 2012, Lot 37

Private Collection

Christie’s Hong Kong, 28 March 2026, Lot 212

Acquired from the above by the Present Collection

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Yayoi Kusama with the following criteria: Works on canvas in a horizontal composition from 1975 through 1989 with atypical subjects and measuring from 10 inches by 10 inches and 20 inches by 20 inches. The set excludes works with collage, monochromatic or black and white palettes, sales without confirmed images and works with fruits. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

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| | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| 3/23/2012 |  | Distant Love (1989) | 1989 | 15 x 18 in | MAINICHI AUCTION | 238 | $48,439 | $72,658 | $77,018.40 |
| 3/23/2012 |  | Endless Summer | 1989 | 15 x 18 in | MAINICHI AUCTION | 240 | $42,384 | $54,494 | $76,183 |
| 3/19/2012 |  | The South (1978) | 1978 | 15 x 8 in | SEOUL AUCTION | 37 | $53,400 | $71,200 | $64,080 |
| 5/29/2011 |  | Wild Grass | 1989 | 15 x 18 in | SEOUL AUCTION | 1 | $25,719 | $38,579 | $36,723 |
| 3/15/2011 |  | The South (1978) | 1978 | 14 x 8 in | K AUCTION | 112 | $39,600 | $61,600 | $54,912 |
| 5/30/2010 |  | Vegetables (1989) | 1989 | 15 x 18 in | RAVENEL | 7 | $19,259 | $32,098 | $33,896.40 |
| 5/27/2010 |  | The Imminent Death | 1989 | 15 x 18 in | Asian Art Auction Alliance | 35 | $25,679 | $38,518 | $32,484 |
| 5/27/2010 |  | Field end (1989) | 1989 | 15 x 18 in | NEW ART EST OUEST AUCTIONS | 380 | $25,679 | $35,951 | $46,222.80 |
| 5/27/2010 |  | Summer and Butterfly | 1989 | 15 x 18 in | Asian Art Auction Alliance | 36 | $25,679 | $38,518 | $29,531 |
| 3/10/2010 |  | Hitomi | 1989 | 13 x 16 in | CHRISTIES | 153 | $20,000 | $30,000 | $43,750 |
| 9/23/2009 |  | Gazing at the Sea (1989) | 1989 | 15 x 18 in | SOTHEBYS | 287 | $20,000 | $30,000 | $28,125 |
| 7/17/2009 |  | The Hat that was worn when alive | 1989 | 15 x 18 in | SHINWA ART AUCTION | 41 | $10,669 | $16,004 | $23,686.80 |
| 11/30/2008 |  | Ashtray (1989) | 1989 | 15 x 18 in | Christies | 1029 | $38,702.10 | $64,503.50 | $24,188.81 |
| 10/17/2008 |  | Bird (1989) | 1989 | 15 x 18 in | MAINICHI AUCTION | 276 | $29,610 | $49,350 | $30,794.40 |
| 5/31/2008 |  | Swallow's Nest (1989) | 1989 | 15 x 18 in | RAVENEL | 102 | $52,624 | $82,225 | $86,829.60 |
| 1/24/2008 |  | Southern Country (1978) | 1978 | 15 x 18 in | MALLET JAPAN | 20 | $32,865 | $42,255 | $39,438 |
| 1/24/2008 |  | First Love (1989) | 1989 | 15 x 18 in | MALLET JAPAN | 93 | $37,560 | $56,340 | $51,832.80 |
| 12/7/2007 |  | Grass (1989) | 1989 | 15 x 18 in | MAINICHI AUCTION | 790 | $26,910 | $44,850 | $36,597.60 |
| 12/7/2007 |  | Nobe (1989) | 1989 | 15 x 18 in | MAINICHI AUCTION | 792 | $35,880 | $40,365 | $53,820 |
| 12/6/2007 |  | «Bird» (1989) | 1989 | 15 x 18 in | MALLET JAPAN | 202 | $36,040 | $54,060 | $58,384.80 |
| 11/16/2007 |  | Radish (1989) | 1989 | 15 x 18 in | SHINWA ART AUCTION | 112 | $9,060 | $13,590 | $47,836.80 |
| 10/15/2007 |  | Eyes growing on Trees (1989) | 1989 | 15 x 18 in | CHRISTIES | 629 | $20,380 | $30,570 | $69,476.80 |
| 7/26/2007 |  | Gazing at the Sea (1989) | 1989 | 15 x 18 in | MALLET JAPAN | 89 | $16,660 | $20,825 | $37,984.80 |
| 6/11/2007 |  | «Ochiba» (the fallen Leaves) (1989) | 1989 | 15 x 18 in | KETTERER KUNST | 429 | $17,391 | $20,067 | $24,080.40 |
| 4/13/2007 |  | «Summer and Butterfly» (1989) | 1989 | 15 x 18 in | Shinwa Auction Co Ltd | 64 | $10,935.25 | $15,141.11 | $22,206.97 |
| 4/13/2007 |  | «Vegetables» (1989) | 1989 | 15 x 18 in | SHINWA ART AUCTION | 63 | $10,933 | $15,138 | $21,193.20 |
| 2/25/2007 |  | «Shoshu» (1989) | 1989 | 15 x 18 in | SOTHEBYS | 146 | $7,000 | $10,000 | $54,000 |

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	20.8%	63	2/25/2007	3/7/2026
10 Year(4)	N/A	-	-	-
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

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Artist Metrics

“Sharpe Ratio”

Artist	Sharpe Ratio
Jean-Michel Basquiat	0.96
Tracey Emin	0.76
Frank Bowling	N/A
Hans Hofmann	0.13
Yayoi Kusama	1.01
Kerry James Marshall	N/A
Elizabeth Peyton	1.03
Pierre Soulages	0.49
Alma Thomas	N/A

Record Price Appreciation

Artist	Compound Annual Growth Rate (“CAGR”)	First Record Price	First Record Price Date	Last Record Price	Last Record Price Date
Jean-Michel Basquiat	27.8%	$4,560	November 2, 1984	$110,487,500	December 31, 2025
Tracey Emin	18.9%	$3,450	November 24, 1998	$3,975,000	December 31, 2025
Frank Bowling	25.8%	$382	February 10, 1992	$928,125	December 31, 2025
Hans Hofmann	10.2%	$156,000	May 9, 1984	$8,844,500	December 31, 2025
Yayoi Kusama	22.6%	$12,000	October 9, 1992	$10,496,000	December 31, 2025
Kerry James Marshall	31.3%	$96,000	March 16, 2006	$21,114,500	December 31, 2025
Elizabeth Peyton	25.8%	$7,200	November 17, 1999	$2,881,000	December 31, 2025
Pierre Soulages	18.7%	$14,725	December 4, 1983	$20,141,700	December 31, 2025
Alma Thomas	19.8%	$20,400	December 14, 1996	$3,922,000	December 31, 2025

Median Repeat Sale Pair Appreciation

Artist	Median Repeat Sale Pair Appreciation Rate	Number of Repeat Sales	First Repeat Sale Pair Date	Last Repeat Sale Pair Date
Jean-Michel Basquiat	16.7%	104	May 8, 1996	September 4, 2025
Tracey Emin	11.6	29	March 27, 2002	September 25, 2025
Frank Bowling	N/A	N/A	N/A	N/A
Hans Hofmann	2.1%	25	November 20, 1996	November 19, 2025
Yayoi Kusama	20.1%	203	March 11, 1998	November 21, 2025
Kerry James Marshall	N/A	N/A	N/A	N/A
Elizabeth Peyton	8.5%	17	May 17, 2000	June 26, 2025
Pierre Soulages	12.8%	35	May 9, 1996	November 24, 2025
Alma Thomas	N/A	N/A	N/A	N/A

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Artist Market Profiles

Artist	Artist Market Profiles
Jean-Michel Basquiat	Mature
Tracey Emin	Established
Frank Bowling	Speculative
Hans Hofmann	Mature
Yayoi Kusama	Mature
Kerry James Marshall	Established
Elizabeth Peyton	Emerging
Pierre Soulages	Mature
Alma Thomas	Established

Masterworks Artist Market Index

Artist	Period	CAGR	First Sale Date	Last Sale Date
Jean-Michel Basquiat	Full Auction History(1)	10.47%	March 31, 2005	June 30, 2025
	10 Year(2)	10.58%	June 30, 2015	June 30, 2025
	5 Year(3)	8.94%	June 30, 2020	June 30, 2025

Frank Bowling	Full Auction History(1)	N/A	-	-
	10 Year(2)	N/A	-	-
	5 Year(3)	N/A	-	-

	Full Auction History(1)	2.93%	December 31, 2005	March 31, 2025
Tracey Emin	10 Year(2)	1.87%	March 31, 2015	March 31, 2025
	5 Year(3)	1.87%	March 31, 2020	March 31, 2025

Hans Hofmann	Full Auction History(1)	1.63%	June 30, 2005	June 30, 2025
	10 Year(2)	-2.41%	June 30, 2015	June 30, 2025
	5 Year(3)	-2.37%	June 30, 2020	June 30, 2025

Yayoi Kusama	Full Auction History(1)	10.19%	March 31, 2017	June 30, 2025
	10 Year(2)	N/A	-	-
	5 Year(3)	7.55%	June 30, 2020	June 30, 2025

Kerry James Marshall	Full Auction History(1)	N/A	-	-
	10 Year(2)	N/A	-	-
	5 Year(3)	N/A	-	-

Elizabeth Peyton	Full Auction History(1)	N/A	-	-
	10 Year(2)	N/A	-	-
	5 Year(3)	N/A	-	-

Pierre Soulages	Full Auction History(1)	7.70%	March 31, 2005	June 30, 2025
	10 Year(2)	4.98%	June 30, 2015	June 30, 2025
	5 Year(3)	-10.19%	June 30, 2020	June 30, 2025

Alma Thomas	Full Auction History(1)	N/A	-	-
	10 Year(2)	N/A	-	-
	5 Year(3)	N/A	-	-

Notes

1.	Represents selected sales occurring between the later of 2005 or the artist’s first auction sale through the most recent quarter end date that the Masterworks public sale database has been updated through.
2.	Represents selected sales occurring within the ten year period preceding the most recent quarter end date that the Masterworks public sale database has been updated through.
3.	Represents selected sales occurring within the five year period preceding the most recent quarter end date that the Masterworks public sale database has been updated through.

While the data above reflects, in part, historical price appreciation in the value of selected works by artists of each relevant series, investors in these series will only receive net proceeds from the sale of the Artwork, if any, after the sale of the Artwork and only after reduction of fees and expenses payable by the company are paid. In addition, the past performance of the relevant artists’ artworks is not necessarily indicative of future performance. Accordingly, investors should not place undue reliance on the historical trends reflected in this data.

INDICES ARE UNMANAGED. AN INVESTOR CANNOT INVEST DIRECTLY IN AN INDEX. INDICES ARE USED FOR COMPARATIVE MODELING PURPOSES ONLY. THE TIMING OF TRANSACTIONS RELATING TO AN ASSET OR PORTFOLIO, ADVISORY, AND TRANSACTION FEES, AND OTHER MANAGEMENT ACTIVITIES CAN CREATE SIGNIFICANT DIFFERENCES BETWEEN THE PERFORMANCE OF AN INDEX AND AN INVESTMENT SEEKING SIMILAR OR SUPERIOR RELATIVE PERFORMANCE RESULTS.

The above disclosures in this section represent auction sales only and do not purport to include data regarding the total number of the relevant artists’ artworks currently in existence. The Company has been unable to find a reliable source of information regarding the total number of the relevant artists’ artworks currently in existence and therefore is unable to provide such information at this time.

Management Services

There are various services required to manage our business and maintain the Artwork of each series. Pursuant to a management services agreement that will be entered into prior to the initial closing of the initial series offerings among us, Masterworks Cayman and the Administrator, the Administrator will manage all entity-level and asset management services relating to our business, each series and the Artwork of each series. Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. The SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. The management services fee may commence before the final closing date of such series offering in the limited circumstances described above because occasionally Masterworks issuers experience delays in receipt of investor subscription funds which delays the final closing of each series, however, the provision of management services commences when the Artwork of each series is acquired by the Company which occurs on the date of the initial closing of a series offering. The Administrator may also reduce unearned management fees in its sole discretion.

Any extraordinary costs or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Artwork of a series or a sale of our Company, as applicable. Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services.

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Ordinary and necessary entity-level administrative and maintenance costs include:

●	Organizational costs
●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees, if any;
●	Costs associated with listing shares for secondary sales on an alternative trading system, trading fees, brokerage account fees, and compliance with state securities laws;
●	Governance, including compensation of our officers and independent manager(s);
●	Advisory services related to investments in Masterworks financial products;
●	Art market research;
●	Investor relations services;
●	Distribution and other fees associated with each series offering; and
●	Accounting, audit and tax preparation and reporting.

Ordinary and necessary Artwork-level administrative and maintenance costs include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Valuation and appraisal services;
●	Inspection costs; and
●	Crating and shipping costs related to traveling exhibitions.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement from us, as applicable, include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether or not we are a named defendant or party to such litigation), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork of a series; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork of a series.

Sale of the Artwork of a series without a third-party intermediary:

●	Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services.

Our agreements with our affiliated entities raise various conflicts of interests in which the best interest of our Administrator and our affiliates may differ from the best interest of holders of the Class A shares of a series.

Conflicts of Interest include but are not limited to the following:

●	Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares of a series or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available. The operation of a trading market in the Class A shares of a series by Masterworks or the receipt of trading or administrative fees would create conflicts of interest. If such activities generate profits, our affiliates will be incentivized not to sell the Artwork of a series, even in situations in which a sale of the Artwork of a series is in the best interest of holders of the Class A shares of such series. Masterworks does not earn any fees from operation of the ATS and currently bears all of the costs associated with such operation as part of its management services.

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●	In exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of Masterworks Cayman. Because the SPC Preferred shares carry a $20.00 per share liquidation preference over SPC Ordinary shares held by the applicable series, Masterworks management fees are paid in priority to any payments to shareholders. The SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. If SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series.

●	Neither the Board of Managers, the Administrator, or its members, will be required to manage or administer our operations, as applicable, as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We depend on the Administrator to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

●	Our operating agreement contains provisions that limit remedies available to our investors against the Board of Managers, and the management services agreement contains certain provisions that limit the remedies available to our investors against the Administrator and its affiliates and us for actions that might otherwise constitute a breach of duty. Our operating agreement contains provisions limiting the liability of the Board of Managers and the management services agreement contains certain provisions limiting the liability of the Administrator and its affiliates which also reduces remedies available to investors for certain acts by such person or entity.

●	Scott Lynn, the Chief Executive Officer of Masterworks, is an art collector and is able to control the activities of all Masterworks entities. The Lynn Family Trust 001 is also responsible for funding Masterworks. Mr. Lynn is also the Chief Executive Officer of our Administrator. Despite our policies that prohibit art transactions with our affiliates, Mr. Lynn could have conflicts between business with his personal art collection and business with the Masterworks entities.

●

Masterworks earns management fees for the duration of ownership of an Artwork, so it may have financial incentives to hold Artwork for a longer period of time than would otherwise be the case. Conversely, although there are scenarios in which Masterworks could monetize its profit share and management fees prior to a sale, it typically only receives cash in respect of these interests when an Artwork is sold, which may create incentives to hold Artwork for a shorter time period than would otherwise be the case.

●

Masterworks and members of our board of managers manage other investment vehicles, including vehicles that invest in Class A shares of one or more series of the Company, and such vehicles may require liquidity in the future to fund redemptions or distributions to their investors, which could create conflicts of interest between the duties owed to investors in such vehicles and duties owed to our other Class A shareholders

●	Certain investment adviser representatives of Masterworks Advisers are exclusively dedicated to providing advisory services with respect to Masterworks financial products. Masterworks Advisers is a wholly owned subsidiary of Masterworks, and Masterworks, directly or indirectly, pays the compensation of these individuals. As a result, these individuals have conflicts of interest and lack the independence of other investment professionals who provide more generalized investment advice.

●

Masterworks performs certain valuation services to provide shareholders with an indication of changes in the fair market value of Artwork over time. Although Masterworks does not earn fees or other compensation based on the estimated fair market value of Artwork, favorable investment performance is helpful for Masterworks to solicit future investment and accordingly it has an inherent conflict of interest. Accordingly, there can be no assurance that Masterworks appraisals would reflect the same values that would be reported by a disinterested third-party appraisal firm.

●	Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services.

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Therefore, the interests of the Administrator and the other Masterworks affiliates may differ significantly from those of investors in a series offering and subsequent holders of the Class A shares of a series. Although we have implemented policies and procedures designed to mitigate or otherwise address these conflicts, we cannot assure investors that we will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of a series.

Selling the Artwork

Our intention is for each series to own the Artwork for an indefinite period, although we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner.

The Administrator will continuously offer the Artwork of a series for sale and if any person offers to purchase the Artwork of a series at any point in time, the Board of Managers will determine whether, and the terms upon which, the Artwork of a series will be sold.

Each series will own the Artwork for an indefinite period and may sell its Artwork at any time following the final closing of the offering of such series. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of a series from such a transaction will be reflective of the estimated fair market value of the shares of the series at such time.

Following a sale of the Artwork of a series, Masterworks will be reimbursed for any expenses for which it is responsible, including applicable sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series, in which event, affiliates of Masterworks would be entitled to charge a sales commission, provided that any such amounts would not exceed the fees or commissions charged by unaffiliated third parties for similar services. Following the payment of all of such expenses and commissions, we will distribute the remaining proceeds for such series, if any, in accordance with our operating agreement.

Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities and individuals who are selling or seeking to sell similar artwork. These other parties may be better funded and may be able to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors, such as the available supply of similar artworks for sale.

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Government Regulation

Art Market Regulation

Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

ORGANIZATION

We were formed as a Delaware series limited liability company on October 10, 2023 by Masterworks Foundry in order to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. The Class A shares of a series to be sold in a series offering when issued, together will represent 80% of interests in such series and have very limited approval and voting rights in connection with the sale of the Artwork of a series and on certain amendments to our operating agreement, management services agreement and other certain rights pursuant to our operating agreement, as further described in this offering circular.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

EMPLOYEES

As of April 3, 2026, we had no full-time employees and no part-time employees, other than our Officers, all of whom are compensated by Masterworks. All of our day-to-day operations are managed by our Administrator.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against us (including any series) which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in litigation, in which case we will be wholly reliant on the Administrator to address such litigation as necessary. If the Administrator settles a case or receives an adverse judgment, the Administrator would then be reimbursed upon a sale of the Artwork of a series pursuant to the terms of the management services agreement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware series limited liability company on October 10, 2023 by Masterworks to facilitate investment in specific Artworks. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of each series.

Our strategy will be to display and promote the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Administrator.

Financial Statements

We have described below certain critical accounting policies that we intend to adopt following our acquisition of the Artwork of a series. We have engaged AGD Legal, S. C. to audit our financial statements as required by Regulation A (Tier 2). The Company’s financial statements included in the Offering Circular as well as in its annual and semiannual reports, will consist of balance sheets, statements of operations, statements of members’ equity and statements of cash flows and include a single column or multiple columns for (i) the Company as a whole presented on a consolidated basis and (ii) each relevant series on a consolidated basis, and the related audit reports, as applicable, will cover the Company as a whole and each relevant series.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our post-offering financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Investment in Artwork

Investment in artwork will consist of the Artwork of each series. Upon acquisition, the Artwork of a series will be recorded at the original cost basis plus Expense Allocation. The Artwork of a series will be held in segregated portfolios of Masterworks Cayman. In accordance with ASC 810-10, the Company intends to consolidate the Masterworks Cayman segregated portfolios it owns as if it were a separate legal entity and not consolidate any other segregated portfolios of Masterworks Cayman.

Artwork is determined to have an indefinite life. The Company will review the artwork of each series for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist and other events, circumstances or conditions that indicate impairment might exist;
●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork of a series, to its carrying value; and
●	If the amount realizable upon sale of the Artwork of a series is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork of a series and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the financial statements.

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Use of Estimates

In preparing our financial statements, management will be required to make estimates and assumptions that affect the reported amounts, particularly with respect to investments, at the date of the financial statements. Actual amounts may differ materially from these estimates.

Expense Allocation

Each series will pay Masterworks an expense allocation payment equal to 11% of the purchase price of the Artwork of such series, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Contingencies

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

We expect that each series will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “Material U.S. Federal Tax Considerations”. The Administrator will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Administrator deems necessary or appropriate.

Liquidity and Capital Resources of the Administrator

Masterworks pays all costs associated with the development and operation of the Masterworks Platform, costs associated with the acquisition of the Artwork of a series and all costs of our organization and the series offerings. Masterworks will also be responsible for all ordinary and necessary costs for ongoing management expenses relating to our Company, Masterworks Cayman and the Artwork of each series. In exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman, at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. These SPC Preferred shares will have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by the series. This preference means that Masterworks management fees and expense reimbursement will be paid in priority to any payment made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares will be dilutive to the holders of the Class A shares.

We do not anticipate that we will maintain any material liquid assets and, accordingly, we will rely upon the Administrator to pay for the maintenance of the Artwork of each series and the management of our business in accordance with the management services agreement.

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The Administrator has covenanted to provide us with selected unaudited balance sheet information on a semi-annual basis and we expect to continue to include such information in ongoing reports we file with the SEC. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2025 and as of December 31, 2024, respectively:

	December 31, (in thousands)
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,526,946	$11,384,165
Long-term liabilities	0	0
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total Member’s Equity	$29,691,198	$33,561,892

As of the final closing of each series offering, each series of the Company will have no liabilities, commitments or obligations, other than obligations pursuant to the management services agreement as of such dates. We believe the Administrator has sufficient sources of current and future liquidity to satisfy its obligations under the management services agreement for the foreseeable future. We do not believe the Company will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future, excluding management fee shares, and we are not permitted to do so under our operating agreement without first obtaining the prior approval of the Class A shareholders of such series.

Masterworks, including the Administrator, has experienced considerable growth since inception in 2017, which has been funded through borrowings from Scott W. Lynn, the Founder of Masterworks and equity contributions of approximately $110 million from private investors in October 2021. Masterworks earns the vast majority of its management fees and obtains profits interests in the form of equity interests in issuers sponsored on the Masterworks Platform and periodically sells these equity interests for cash consideration. Masterworks has generated operating losses and negative cash flows from operations since 2022.

The Administrator has covenanted in the management services agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the management services agreement to fund the Company’s and each series’ operations until the sale of the Artwork of each series. The costs incurred by the Administrator to satisfy its obligations under the management services agreement and similar agreements for other issuers are expected to be less than its cash revenues, though such cash revenues may be insufficient to fund the Administrator’s operations and growth initiatives. Masterworks intends to fund its ongoing operations and future growth through the sale of management fee shares, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing.

Masterworks entered into a revolving senior secured promissory note with the Lynn Family Trust 001 in December 2025. The outstanding principal balance of the loan as of December 31, 2025 is $7 million. The loan is secured by substantially all assets of Masterworks, including a pledge of equity interests in the Company beneficially owned by Masterworks. Other than these rights to acquire equity interests from Masterworks in the event of a default under the loan facility, Masterworks creditors have no rights, claims or interest in the assets of the Company.

We intend to own the Artwork of each series for an indefinite period, although the Artwork of each series will be perpetually available for sale following the offering conducted by the series and we will evaluate any reasonable third party offers to acquire the Artwork of a series.

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Commitments from Affiliates to Fund Operations

We have a written commitment from the Administrator to fund our operations until we sell the Artwork of each series which is contained in the management services agreement. In respect of such commitment and for management services, Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company.

Commitments from Affiliates to Fund Class A shares, Offering Costs and Expenses

The costs associated with the series offerings shall be paid by the Administrator rather than from the net proceeds of the series offerings. None of these fees, costs or expenses will be reimbursable by the Company to Administrator, although each series will pay Masterworks a fixed, non-recurring expense allocation (“Expense Allocation”) for (i) financing commitments to purchase the Artwork of a series for up to 12 months before raising capital, (ii) sourcing the Artwork from collectors directly and through intermediaries, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artworks and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expense is directly or indirectly paid by the Company, any series or investors in connection with the organization of the Company, the purchase and securitization of the Artwork or the offering conducted by each series and we buy and store art in Delaware which has no sales or use tax.

MANAGEMENT

Our Administrator

Our day-to-day operations are managed by the Administrator. The Administrator performs its duties and responsibilities pursuant to our operating agreement and management services agreement. Masterworks appointed the Administrator and the management services agreement will terminate upon the first to occur of (i) the dissolution of the Company or (ii) the termination of the management services agreement on the terms set forth therein. The Administrator and its affiliates have the exclusive right and power to manage and operate our Company, subject to the powers of our Board of Managers and other than limited voting rights reserved under our operating agreement for the holders of the Class A shares of each series.

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company are held by Masterworks. Our operating agreement created three classes of membership interests for each series of the Company in the form of Class A shares of each series which are offered hereby, Class B shares of each series which are owned by Masterworks, as well as the Class C share of each series which is also owned by Masterworks.

Summary of Management Services Agreement

We plan to enter into a management services agreement with the Administrator and Masterworks Cayman, prior to the initial closing of the initial series offering. The following summarizes some of the key provisions of the management services agreement. This summary is qualified in its entirety by the management services agreement itself, which is included as Exhibit 6.3 to the offering statement of which this offering circular forms an integral part.

Services to be Provided

Pursuant to the management services agreement, the Administrator agreed to provide the Company, each series and Masterworks Cayman, itself directly or through its affiliates, with Artwork-level services for each series and provide entity-level services on the terms and conditions set forth in the management services agreement.

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The services to be provided by the Administrator under the management services agreement include the following:

(i)	Artwork-level services with respect to the Artwork for each series, including:

(A)	Custodial and storage services for the Artwork;
(B)	Maintaining asset-level insurance requirements for the Artwork;
(C)	Managing transport for the Artwork of each series in the ordinary course of business, including the display and exhibition thereof;
(D)	Research services;
(E)	Appraisal and valuation services;
(F)	Inspection costs; and
(G)	Other services deemed necessary or appropriate by the Administrator at its discretion to maintain the Artwork.

(ii)	Entity-level services, including:

(A)	Oversight and management of banking activities;
(B)	Management of preparation and filing of SEC and other corporate filings;
(C)	Financial, accounting and bookkeeping services, including retention of an auditor for auditing services;
(D)	Record keeping, shareholder registrar, investor relations and regulatory compliance;
(E)	Listing services;
(F)	Tax reporting services;
(G)	Bill payment services;
(H)	Selecting and negotiating insurance coverage, including operational errors and omissions coverage and directors’ and officers’ coverage;
(I)	Share ledger, registrar, transfer agency and paying agency services;
(J)	Organizational costs;
(K)	Costs associated with listing shares for secondary sales on an alternative trading system, trading fees, brokerage account fees, and compliance with state securities laws (although trading and or brokerage fees may be passed on to investors in certain foreign jurisdictions or to all investors in the future);
(L)	Governance, including compensation of our officers and independent manager(s);
(M)	Advisory services related to investments in Masterworks financial products;
(N)	Art market research;
(O)	Investor relations services;
(P)	Distribution and other fees associated with each series offering; and
(Q)	Software services.

(iii)	Non-routine services, including:

(A)	Legal and professional transactional services for each series;
(B)	Negotiation of terms of potential sales and the execution thereof;
(C)	Obtaining appraisals and statements of condition in connection with a sale transaction relating to the Artwork of each series;
(D)	Other transaction-related services and expenditures relating to the Artwork of each series;
(E)	Administrative services in connection with liquidation or winding up of the Company and Masterworks Cayman;
(F)	Managing litigation, judicial proceedings or arbitration, including the defense and or settlement of any claims (regardless of whether or not we are named as a defendant or party in any such claim);
(G)	Conservation, restoration (as deemed necessary by the Administrator), reframing and other expenditures that increase the value of the Artwork; and
(H)	Other non-routine or extraordinary services.

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Third Parties and Exclusivity

Pursuant to the management services agreement, the Administrator may, to the extent it determines that it would be advisable, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services under the management services agreement in which case, the costs and expenses of such third parties for providing such services shall be borne by the Administrator with it being understood that the Administrator shall not charge any fees in addition thereto with respect to such outsourced services.

The obligations of the Administrator to us are not exclusive. The Administrator may, in its discretion, render the same or similar services as rendered to us to any person or persons whose business may be in direct or indirect competition with us.

Rights of the Administrator

Pursuant to the management services agreement, the Administrator and its affiliates shall have the right to engage in the following activities, and will be responsible for all incremental costs associated with such activities (including taxes):

(a)	Rights to commercialize the Artwork;
(b)	Display rights for the Artwork;
(c)	The right to lend the Artwork to museums, galleries, private entities or individuals, and the like; and
(d)	The right to lease the Artwork of each series to companies, private entities and individuals.

For such rights, the Administrator will pay each series a royalty of $10.00 per annum. The Administrator will display or exhibit the Artwork for each series if and when the Administrator reasonably believes that such display or exhibition would increase the exposure, profile and appeal of the Artwork for such series. In the event that any revenues are generated from such activities, the Administrator may choose to retain all or a portion of such revenues.

Compensation of the Administrator and Reimbursement

The Administrator will receive fees and expense reimbursement for its services in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. The SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Any extraordinary or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Artwork of a series or a sale of our Company, as applicable. For more information, see “Management — Summary of Administrator Compensation and Expense Reimbursement”.

Sale of the Artwork of a series without a third-party intermediary:

Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to charge a sales commission in connection with such sale, provided that any such amounts would not exceed the fees or commissions charged by unaffiliated third parties for similar services.

Ordinary and necessary management and maintenance costs and expenses include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Crating and shipping costs related to traveling exhibitions;

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●	Transfer agent fees;
●	Other fees associated with a series offering; and
●	Accounting.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether the Company is named as a defendant or party), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork of a series; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork of a series.

Provision of Financial Information

The Administrator will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

Termination

The term of the management services agreement will terminate upon the first to occur of (i) the dissolution of the Company; or (ii) our termination of the management services agreement on the terms set forth in the agreement.

Under the management services agreement, we may terminate the agreement at any time upon a vote of all voting Class A shares outstanding of all series together as a single class pursuant to our operating agreement following any of the following:

(i) The commission by the Administrator or any of its executive officers of fraud, gross negligence or willful misconduct;

(ii) The conviction of the Administrator of a felony;

(iii) A material breach by the Administrator of the terms of the management services agreement which breach is not cured within 30 days after receipt by the Administrator of a notice of such breach from any member of our Company (provided that if such breach is not capable of cure within 30 days, and the Administrator is diligently taking steps to cure the breach, then no such event shall be deemed to have occurred unless and until the Administrator fails to cure such breach within 60 days after receiving notice thereof);

(iv) A material violation by the Administrator or any of its executive officers of any applicable law that has a material adverse effect on our business; or

(v) The bankruptcy or insolvency of the Administrator.

On the date of termination, or if we do not have the available funds on such date, then as soon as practicable after we do have the available funds, we will pay any accrued but unpaid costs subject to reimbursement owed to the Administrator through to such date.

Indemnification

Under the management services agreement we agreed to indemnify, hold harmless, protect and defend the Administrator, its affiliates, any officer, member of the Board of Managers, employee or any direct or indirect partner, member or shareholder of the Administrator, any person who serves at the request of the Administrator on behalf of us (referred to herein as the “Indemnified Persons”) against any losses, claims, damages or liabilities, including legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing the Indemnified Persons’ rights to indemnification under the management services agreement. The indemnification under the management services agreement shall not apply to any actions, suits or proceedings in which one or more officers, member of the Board of Managers, partners, members or employees of the Administrator are making claims against the Administrator or one or more other officers, member of the Board of Managers, partners, members or employees of the Administrator.

Amendment of Management Services Agreement

Amendments to the management services agreement may be proposed only by or with the consent of the Administrator and may be approved by the Board of Managers, provided that any amendment that would be adverse or detrimental to the interests of members of the Company as a whole or an affected series must be approved by holders of a majority of voting shares of all the series of our Company or of the affected series, as applicable.

Prohibited transactions under our operating agreement

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

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Sale of Artwork

Each series will own its respective Artwork for an indefinite period and we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such sale will be reflective of the estimated fair market value of the shares of such series at such time.

Following a sale of the Artwork of a series, the applicable series and or applicable segregated portfolio will pay or reimburse Masterworks for any expenses for which it is responsible, including applicable sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series, in which event any sales commission or fees payable to affiliates of Masterworks would not exceed the fees or commissions charged by unaffiliated third parties for similar services. Following the payment of all of such amounts, we will distribute the remaining proceeds to the shareholders of such series in accordance with our operating agreement.

Summary of Administrator Compensation and Expense Reimbursement

The Administrator will receive fees and expense reimbursement for its ordinary and necessary services in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. The SPC Preferred shares will be exchangeable for Class A shares of a series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. No other ordinary or routine costs or expenses associated with the maintenance of the Artwork or the Company (such as insurance, storage, appraisals, compliance, audit, tax preparation, investor relations, filings, etc.) will be paid, directly or indirectly, by the Company or investors in any series offering. Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement, if any, shall be reimbursed by the applicable segregated portfolio of Masterworks Cayman or the series, as determined by Masterworks.

Example of management fee and expense calculation

The table below illustrates the number of SPC Preferred shares that would be earned by the Administrator in respect of management fees per annum over a hold period of an Artwork of a series of up to 10 years and the corresponding aggregate value of the liquidation preference and ownership percentage of the total SPC shares outstanding, assuming a hypothetical offering size of $1,665,000, or 83,250 Class A shares. Since the Company does not maintain liquid capital resources, Masterworks pays all routine and ordinary operating costs and expenses of the Company and related to maintaining the Artwork. The structure of the SPC Preferred shares is intended to ensure that upon any disposition of the Artwork that results in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share) Masterworks would receive management fees and would recoup such costs and expenses in an amount equal to up to $20 per SPC Preferred share before any distribution is made to Class A shareholders, as reflected in the table below in the column labeled “Aggregate Liquidation Preference”. Any funds remaining after any payment to Masterworks of the Aggregate Liquidation Preference would be distributed to the Company and distributed to Class A shareholders. If the sale of the Artwork would result in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), Masterworks would convert its earned SPC Preferred shares to Class A shares prior to any distribution of the proceeds of such sale from the segregated portfolio and Masterworks would receive the same distribution per Class A share as all other Class A shareholders. Following any distribution to Masterworks in respect of SPC Preferred shares associated with a sale of Artwork, if any, such SPC Preferred shares would be immediately retired and canceled by the issuing segregated portfolio and under no scenario would Masterworks be entitled to receive any additional payment with respect to the Class A shares into which such SPC Preferred shares are convertible.

The following table assumes that the issuance of the SPC Preferred shares to the Administrator commences on the first day of the fiscal year. While the amounts reflected in the table below in respect of the number of SPC Preferred shares to be issued and the dollar amount of the aggregate liquidation preference (i.e. columns (2), (3) and (4)) will vary in direct proportion with the size of the offering by any given series, the percentages set forth in column (5) entitled “Aggregate Ownership Percentage of Total SPC Shares,” which effectively reflects the dilutive effect on Class A shareholders of the issuance of the SPC Preferred shares, will be the same for every offering irrespective of the offering size.

Year Following Completion of the Series Offering (1)	SPC Preferred Shares Issued in Such Year (2)	Aggregate SPC Preferred Shares Issued (3)	Aggregate Liquidation Preference (4)	Aggregate Ownership Percentage of Total SPC Shares (5)
1	1,249	1,249	$24,975	1.48%
2	1,267	2,516	$50,325	2.93%
3	1,286	3,803	$76,054	4.37%
4	1,306	5,109	$102,170	5.78%
5	1,325	6,434	$128,678	7.17%
6	1,345	7,779	$155,583	8.55%
7	1,365	9,145	$182,892	9.90%
8	1,386	10,531	$210,610	11.23%
9	1,407	11,937	$238,744	12.54%
10	1,428	13,365	$267,300	13.83%

The actual number of SPC Preferred shares earned by Masterworks in respect of each series will be disclosed on a semi-annual basis on the Company’s filings with the SEC on Form 1-K and 1-SA, respectively.

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Executive Officers and Members of the Board of Managers of the Company

As of the date of this offering circular, the following sets forth the executive officers and members of the Board of Managers of the Company and their positions and offices are as follows:

Name	Age	Position

Nigel S. Glenday	42	Chief Executive Officer, Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	57	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	46	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since October 10, 2023 and as Chief Financial Officer and member of the Board of Managers of the Company since October 10, 2023 and has served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since October 10, 2023 and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc. (aka Alterra Mountain Company), a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since October 10, 2023 and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

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Key Employee of Masterworks

Scott W. Lynn. Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Limited Liability and Indemnification of the Board of Managers, the Administrator and Others

Our operating agreement limits the liability of the Board of Managers, any members of our Company, any person who is an officer of our Company and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, partner, member, shareholder or employee of such person and the management services agreement limits the liability of the Administrator and its affiliates. None of the foregoing persons shall be liable to us or the Administrator or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Masterworks Vault 5, LLC operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of a series for actions taken which may negatively affect us.

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term, Withdrawal and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager, for an indefinite term, but a Manager may be removed or replaced for any reason by a majority of the Board of Managers or by the holder of the Class C share of a series, if any.

Our members may only remove a member of the Board of Managers for “Cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of all series collectively voting as a single class. The term “Cause” is defined as:

●	The commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of a member of the Board of Managers of a felony;
●	A material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business; or
●	The bankruptcy or insolvency of a member of the Board of Managers.

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Masterworks Shares

Prior to giving effect to a series offering, 100% of the membership interests of such series are held by Masterworks in the form of Class B shares of such series. Our operating agreement created three classes of membership interests of the Company for each series in the form of Class A shares of a series, Class B shares of a series, as well as the Class C share of a series. Class B shares of each series, which are owned by Masterworks, represent a 20% “profits interest” in the fully diluted equity of each series. The Class B shares will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding shares of a series. Masterworks has also agreed to lock-up provisions in our operating agreement that will prohibit it from selling any Class B shares of a series prior to the one-year anniversary of the offering of such series. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the offering of such series, other than restrictions in our operating agreement, management services agreement and restrictions imposed by applicable securities laws. The Class C share of a series represents a special class of membership interests of a series, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C share of a series will only be issued to, or subsequently transferred to, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details. The maximum investment amount per investor in any series is $100,000 (5,000 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Masterworks Platform

Overview

We will conduct the offering of each series on the Masterworks Platform, which will host the offering of each series in connection with the distribution of the Class A shares of each series offered pursuant to this offering circular. The Masterworks Platform is owned by Masterworks, LLC, and is operated by the principals of Masterworks (including Masterworks Administrative Services, LLC). Through the Masterworks Platform, investors can:

●	Browse and screen potential art investment offerings and obtain information about offerings, including current and future SEC filings;
●	Provide us with information, including information required to determine whether they are qualified to invest in an offering, and sufficient to satisfy our compliance obligations under applicable laws;
●	Indicate interest in participating in offerings and, with respect to offerings that have been qualified by the SEC, transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
●	Execute trades in shares issued by Masterworks issuers via the ATS; and
●	Manage and track investments easily through an online portfolio management tool.

We intend to distribute the Class A shares of each series exclusively through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

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ATS

An electronic alternative trading system, operated by NCPS, an SEC-registered broker-dealer and member of FINRA and SIPC in accordance with SEC Regulation ATS (the “ATS”), is expected to facilitate trading of Class A shares of a series, commencing on or after the three-month anniversary of the date such series offering is fully subscribed. The ATS will enable a holder of Class A shares of a series to post live bids and offers 24 hours per day seven days per week, provided that trades will actually occur only during regular trading hours that substantially mirror the trading hours on national securities exchanges.

In order to execute a transaction on the ATS, a buyer or seller of Class A shares of a series will be required to create a cash brokerage account with NCPS. To buy securities on the ATS, investors must also fund the brokerage account in an amount sufficient to pay the full purchase price. Owners of Class A shares of a series may submit bids and ask quotes to purchase or sell Class A shares of a series, and any such transactions will be executed by a broker-dealer authorized to settle trades (the “Executing Broker”), if applicable, and matched through the ATS.

Masterworks will directly notify owners of the Class A shares of a series when they are available for posting on the ATS and will file a notification of such availability on Form 1-U at such time. For so long as the Company exists and the shares of any series are available for posting on the ATS, the Company will continue to file reports under Rule 257 of Regulation A.

Masterworks currently expects to pay all costs and expenses associated with listing the Class A shares of a series on the ATS, establishment of brokerage accounts, as applicable, and trading and executing transfers of the Class A shares of a series on the ATS via the Executing Broker. Certain trading and or brokerage fees currently paid by Masterworks may be passed on to investors in certain foreign jurisdictions or to all investors in the future. In addition, Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available.

Secondary trades of Class A shares matched on the ATS are intended to comply with Blue Sky laws either through a Manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Due to regulatory compliance restrictions, the ATS or certain features of the ATS will not be available to residents of certain foreign countries or those who invest through a self-directed IRA. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. In addition, Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A voting shares of a series, you may be deemed an affiliate of such series and may be unable to participate on the ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

There can be no assurance that the ATS will provide an effective means of selling your Class A shares. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series, we cannot guarantee that the ATS will provide a reliable or effective means of price discovery. Accordingly, any posted offer prices or historical transaction information reflected on the ATS should not be construed as being representative of the fair value of the Class A shares of a series or of the artwork owned by such series.

License Agreement

In consideration of the payment of the Expense Allocation, we will enter into a license agreement with Masterworks, effective upon the commencement of the initial series offerings, pursuant to which Masterworks will grant us a non-exclusive license to use the name “Masterworks” and utilize systems, software and technology owned or licensed by Masterworks, including the Masterworks Platform, for certain activities relating to the series offerings and ongoing investor relations, for the term of the management services agreement. Other than with respect to this license, we will have no legal right to use the “Masterworks” name or Masterworks Platform. In the event that the Administrator ceases to manage our operations pursuant to the management services agreement, we would be required to change our name to eliminate the use of “Masterworks”.

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Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Managers, or significant employee or control person of our Company or the Administrator has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

MANAGEMENT COMPENSATION

The Administrator, and its affiliates will receive certain fees and expense reimbursements for services relating to the offering of each series and the acquisition, maintenance and sale of the Artwork of each series. The items of compensation are summarized below. Neither the Administrator nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Class A shares of a series. In addition, Masterworks will own 1,000 Class B shares of each series that offers Class A shares, representing a 20% “profits interest” in the fully diluted equity of each series following the final closing of the offering of such series.

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Expense Allocation	Masterworks will receive an Expense Allocation for all art-related issuers, including each series, which is intended to be a fixed, non-recurring expense payment for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property.

Approximately 11% of the cost of the Artwork of a series, or approximately 10% of the maximum aggregate offering amount.

Please refer to the “Use of Proceeds” section for the actual Expense Allocation paid with respect to each series offering.

Management Fee	In respect of ordinary management of our Company and the Artwork of a series including entity management and art management, Masterworks Cayman will issue its SPC Preferred shares to the Administrator.

1.5% of the total SPC shares of a segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. The SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

Please refer to the “Summary of Administrator Compensation and Expense Reimbursement” section for an illustrative example of the number of SPC Preferred shares that would be issued to the Administrator per annum over a hold period of an Artwork of a series of up to 10 years and the corresponding aggregate value of the liquidation preference and ownership percentage of the total SPC shares outstanding. The actual number of SPC Preferred shares issued and outstanding for each segregated portfolio as of December 31 and June 30 of each fiscal year will be disclosed in the Company’s annual report on Form 1-K and semi-annual report on Form 1-SA, respectively.

Profits Interest	Masterworks will own 1,000 Class B shares of each series, representing a 20% “profits interest” in the fully diluted equity of such series following the final closing of the offering of such series.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

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Reimbursement for Extraordinary and Non-Routine Costs	Extraordinary or non-routine costs, payments and expenses, if any, relating to our Company or the Artwork of a series, will be paid for by the Administrator, but such extraordinary or non-routine costs and payments will be reimbursed in cash upon the sale of the Artwork of a series or a sale of our Company, as applicable.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

Disposition of the Artwork without a third-party intermediary	Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees paid to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager through fees paid to the Administrator, we do not intend to pay any compensation directly to this individual.

SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information about the current beneficial ownership of the Company at April 3, 2026, and the estimated beneficial ownership of the Class A shares of each series after the offering for:

●	Each person known to us to be the beneficial owner of more than 10% of the Class A shares of any series entitled to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. Following the closing of each offering, Class A shares of a series may be issued to Masterworks to repay the advance and the Expense Allocation, or upon conversion of the Class B shares of a series or upon exchange of the SPC Preferred shares of the applicable segregated portfolio of Masterworks Cayman.

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Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 1 World Trade Center, 57th Floor, New York, New York 10007. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all Class B shares of each series that they beneficially own, subject to applicable community property laws.

We have presented the beneficial ownership of the Class A shares of each series based on the assumption that all Class A shares of each series offered in the series offering will be sold to third party investors. A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In subsequent reports we file pursuant to Regulation A that require beneficial ownership information, we will disclose the number and percentage of Class A shares of a series that are eligible to vote as well as the number and percentage of Class A shares of a series that are not eligible to vote as of such filing date. In addition, any member that irrevocably eliminates its voting rights or limits its voting rights to not more than 10% of the total voting power of the Class A shares of a series, shall not be named or have its address or ownership reported in the beneficial ownership table included in the Company’s future SEC reports, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

In computing the number of Class A shares of a series beneficially owned by a person and the percentage ownership of that person after a series offering, we deemed outstanding Class A shares of a series subject to any securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of April 3, 2026, into Class A shares of a series. In computing the number of Class A shares of a series owned after a series offering, we have assumed that the Class A share value of a series at such time would be $30.00. Please see the Hypothetical Class A share of a series value chart below which sets for the number of Class A shares of a series issuable upon conversion of the Class B shares of such series based on various hypothetical values of the Class A shares of a series for additional information. Unless otherwise indicated, ownership amounts and percentages reflect all issued and outstanding securities of all series.

	Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings(5)
Name of Beneficial Owner	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	*	0	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	*	0	*

Eli D. Broverman, Independent Representative (1)	-	*	0	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	N/A	*	0	*

10% holders:
Masterworks Foundry, LLC(2)(3)(4)	N/A	100%	205,013	7.69%

*	Less than 1.0%

(1)	All named individuals are also members of the Board of Managers of the Company.

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(2)	The Lynn Family Trust 001 (the “Trust”) owns approximately 80% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries.

(3)	Masterworks, LLC owns 100% of the membership interests of Masterworks Foundry, LLC and Masterworks Administrative Services, LLC, which will be entitled to receive SPC Preferred shares at a rate of 1.5% of the total shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. The SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

(4)	The Class B shares retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding Class A and B shares of each series. The following table indicates how many Class A shares of a series would be issuable to Masterworks upon conversion of the Class B shares of a series based on hypothetical changes in the value of the Class A shares of a series, assuming that 83,250 Class A shares are sold in such series offering:

Hypothetical value of Class A share of a series	$20.00	$30.00	$40.00	$50.00	$60.00

No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of such series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of such series	0%	7.69%	11.11%	13.04%	14.29%

INTEREST OF MANAGEMENT AND

OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Masterworks. These conflicts are discussed below, and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this offering circular to the Masterworks Vault 5, LLC “operating agreement” refer to the Masterworks Vault 5, LLC amended and restated operating agreement.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since October 10, 2023 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

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●	The amount involved exceeds the lessor of one percent of our total assets and $120,000; and

●	In which any member of the Board of Managers or executive officer, of the Company or the related Masterworks entities or their applicable beneficial owners, or beneficial owners of more than 5% of the Class A shares of a series or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Scott W. Lynn is the Chief Executive Officer of Masterworks and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn is also the Chief Executive Officer of the Administrator. The Lynn Family Trust 001 is also responsible for funding Masterworks.

Management Services Agreement and Fees Paid to Affiliates

Pursuant to a management services agreement between us, Masterworks Cayman and the Administrator to be entered into prior to the initial closing of the initial series offerings, the Administrator will manage all of our administrative services and will maintain the Artwork of each series. For the foregoing services, the Administrator will be entitled to receive a management fee from in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. The SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Following the initial closing of the initial series offerings, Masterworks will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services. Any third-party costs incurred by the Administrator in connection with litigation or major transactions, together with any fees, will be reimbursed or paid upon the sale of the Artwork of a series or our Company, as applicable.

Beneficial Owner of Affiliated Entities

The Lynn Family Trust 001 is the majority beneficial owner of all of the Masterworks affiliated entities. Scott W. Lynn, the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC, may also be deemed the beneficial owner of the Masterworks entities given his power to exercise voting control through an agreement with the Trust. The Trust is also responsible for funding Masterworks. Mr. Lynn is the Chief Executive Officer of Masterworks and is an art collector and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn could have conflicts with his personal art collection and the collection of Masterworks.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the ATS. The qualification rights are set forth in the Company’s operating agreement.

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Our Affiliates’ Interests in Other Masterworks Entities

General

The officers and members of the Board of Managers who perform services for us are also officers, members of the Board of Managers, managers, and/or key professionals of Masterworks and other Masterworks entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Masterworks may organize other art-related programs and acquire for their own account art-related assets. In addition, Masterworks has granted non-voting equity interests in Masterworks, LLC to certain management personnel performing services, including our executive officers.

Allocation of Our Affiliates’ Time

We rely on Masterworks and its key professionals who act on our behalf and on behalf of the Administrator, including Scott W. Lynn, Nigel S. Glenday and Joshua B. Goldstein for the day-to-day operations of our business and the Administrator’s business. Messrs. Lynn, Glenday and Goldstein are also, respectively, the Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary of the Administrator and are officers of the other Masterworks entities. As a result of their interests in other Masterworks entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Administrator and other Masterworks entities and other business activities in which they are involved. However, we believe that the Administrator and its affiliates have sufficient professionals to fully discharge their responsibilities to the Masterworks entities for which they work. The Administrator also serves as the Administrator for other entities and the services to be provided to these entities are substantially similar to those to be provided to the Company.

Duties Owed by Some of Our Affiliates to the Administrator and the Administrator’s Affiliates

Our officers and members of our Board of Managers and the key professionals performing services for us are also officers, members of the Board of Managers, managers and/or key professionals of:

●	Masterworks, LLC, the owner of the Masterworks Platform;

●	Masterworks Administrative Services, LLC, our Administrator;

●	Masterworks Gallery LLC, an affiliate of Masterworks, which seeks to acquire the Artwork of each series as agent for the Company; and

●	Other Masterworks entities.

As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting the series offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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Certain Conflict Resolution Measures

Independent Manager

The Board of Managers is made up of Nigel S. Glenday, Joshua B. Goldstein and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and addressing all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. The Independent Manager’s role is solely related to governance and he has no involvement in the operations of the Company or Masterworks and does not participate in any offering activities. The Independent Manager and any replacement Independent Manager if the Independent Manager resigns or is removed from such position on the Board of Managers at any time, shall meet the standards of an “independent director” pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15).

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains other restrictions relating to conflicts of interest including the following:

Lock-Up Agreement. Masterworks will own 1,000 Class B shares of each series that offers Class A shares, representing a 20% “profits interest” in the fully diluted equity of such series following the final closing of the offering of such series. The Class B shares of each series retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of the same series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding Class A and Class B shares of each series. Masterworks will also own Class A shares of a series if and to the extent the offering of such series is undersubscribed. Masterworks has also agreed to lock-up provisions in our operating agreement that will prohibit it from selling or transferring any Class B shares of a series prior to the one-year anniversary of the offering of such series, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the offering of such series, other than restrictions imposed by the management services agreement and applicable securities laws.

Term of each Manager. Our operating agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each member of the Board of Managers may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a member of the Board of Managers under certain circumstances. Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board of Managers can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Class C share of a series will be issued or transferred only to a Masterworks affiliate, if any. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

Holders of two-thirds (2/3) of all voting Class A shares outstanding of all series together as a single class may affirmatively vote to remove any members of the Board of Managers for “cause” only.

DESCRIPTION OF SHARES

Prior to giving effect to each series offering, 100% of the issued and outstanding membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of each series. The Company has three classes of membership interests for each series: Class A ordinary membership interests of a series (referred to herein as the “Class A shares”), Class B membership interests of a series (referred to herein as the “Class B shares”), as well as the Class C share of a series. References throughout this offering circular to “shares” refer generically to the Class A shares and Class B shares of a series. We are offering Class A shares of each applicable series, at a price of $20.00 per Class A share pursuant to this offering circular. The number of Class A shares offered in any series offering will equal the quotient of (i) the price paid to acquire the Artwork, plus the Expense Allocation payable to Masterworks, divided by (ii) $20.00, which represents the offering price per Class A share for each series offering.

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The Class C share of a series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time. The following description of the Shares is based upon our certificate of formation, our operating agreement, and applicable provisions of law, in each case as in effect prior to the qualification of this offering circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the operating agreement, copies of which are filed with the SEC as exhibits to the offering statement of which this offering circular forms an integral part.

Prior to giving effect to each series offering, Masterworks Foundry is the sole holder of record of 100% of the membership interests of each series represented by 1,000 Class B shares of each series conducting a series offering representing a 20% profits interest of such series.

Description of the Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific Artwork owned by that series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details. The maximum investment amount per investor in any series is $100,000 (5,000 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Membership Interests

We were formed as a Delaware series limited liability company on October 10, 2023 by Masterworks Foundry, our founder, in order to facilitate investment in specific Artwork. We are a manager-managed limited liability company. Upon our formation, Masterworks Foundry was issued 100% of our membership interests in the form of Class B shares of each initial series and will be issued 1,000 Class B shares upon the formation of any additional series in the future.

Pursuant to our operating agreement, we may not issue any additional Class A shares of a series after the consummation of the offering of such series, other than as described in this offering circular, including the Class A shares of a series that may be issued to Masterworks to repay the advance and the Expense Allocation, and those that may be issued upon conversion of the Class B shares of a series or upon the exchange of SPC Preferred shares. Masterworks Foundry, our sole member as of the date of this Offering Circular, adopted our operating agreement.

Summary of Operating Agreement

We are governed by an agreement titled the “Amended and Restated Limited Liability Company Operating Agreement” of Masterworks Vault 5, LLC. Prior to giving effect to each series offering, all of the membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. References throughout this offering circular to “shares” or “Shares” refer generically to the Class A shares of a series and Class B shares of a series and references throughout this offering circular to the Masterworks Vault 5, LLC “operating agreement” and the “amended and restated operating agreement” of Masterworks Vault 5, LLC, refer to the Masterworks Vault 5, LLC Amended and Restated Limited Liability Company Operating Agreement, the form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part. The following summarizes some of the key provisions of the Masterworks Vault 5, LLC operating agreement. This summary is qualified in its entirety by our operating agreement itself, the form of which is included as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

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Organization and Duration

We were formed on October 10, 2023, as a Delaware protected series limited liability company as set forth in Section 18-215 of the Delaware Limited Liability Company Act. We will remain in existence until liquidated in accordance with the Masterworks Vault 5, LLC operating agreement.

Purpose and Powers

Under the Masterworks Vault 5, LLC operating agreement, we are permitted to engage in such activities as determined by the Board of Managers that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Board of Managers pursuant to the agreement relating to such business activity, provided that we are prohibited from engaging in certain activities referred to as “Prohibited Acts” without obtaining the approval of the holders of a majority of the voting shares. “Prohibited Acts” consist of amending, waiving or failing to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders of a series, except as otherwise provided therein.

Board of Managers and its Powers

We are a manager-managed series limited liability company as set forth in Section 401 and Section 101 of the Delaware Limited Liability Company Act. Our operating agreement appoints the Board of Managers of the Company.

We plan to enter into a management services agreement with our Administrator and Masterworks Cayman, prior to the initial closing of the initial series offerings which is further described in the “Summary of Management Services Agreement” section of this document. Pursuant to our operating agreement and the management services agreement, the Administrator will have complete and exclusive discretion in the management and control of our affairs and business, subject to the requirement to obtain consent for Prohibited Acts, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of our Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to the Masterworks Vault 5, LLC operating agreement, the Board of Managers shall have full authority in their discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Limited Liability Company Act necessary or convenient to carry out our purposes. Any person not a party to our operating agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Board of Managers to us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Any member of the Board of Managers may be removed and replaced by a majority of the Board of Managers or the holder of the Class C share of a series, if any, with or without “Cause.” In addition, any member of the Board of Managers may be removed or replaced by the affirmative vote of members holding two-thirds (2/3) of the voting shares of all of the series then existing as a single class for “Cause” only. The term “Cause” is defined as follows:

(a) the commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;

(b) the conviction of a member of the Board of Managers of a felony;

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(c) a material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business;

(d) the bankruptcy or insolvency of a member of the Board of Managers

Classes of Ownership

Prior to giving effect to each series offering, 100% of the membership interests of each series are owned by Masterworks in the form of 1,000 Class B shares of such series. We have three classes of membership interests for each series:

Class A shares. The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series. The number of Class A shares of each series outstanding upon the final closing of the offering of the series is as noted in the “Series Offering Table”, and the number of additional Class A shares of a series that may be issued by our Company following the offering of the series (subject to issuances pursuant to stock-splits, recapitalizations or similar transactions) is limited to shares issuable upon conversion of the Class B shares of such series and exchange of the SPC Preferred shares of the applicable segregated portfolio of Masterworks Cayman.

Class B shares. The Class B shares of each series held by Masterworks Foundry will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series. There are currently 1,000 Class B shares of each series outstanding and there will be 1,000 Class B shares of each series outstanding upon the final closing of each offering of a series. Upon mutual agreement of the holder of the Class B shares of each series and the Company, the Class B shares of each series may be redeemed by the Company for a nominal amount.

Class C Share. The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Voting Rights

We refer to Class A shares of a series, excluding Class A shares of a series beneficially owned by Masterworks and Class A shares held by a Vote Limited Member above such shareholder’s voting limit, as our “voting shares.” On each matter where the members have a right to vote, each voting share shall be entitled to and shall constitute one (1) vote, and all voting shares shall vote together as a single class of a series or as a single class with holders of all voting Class A shares outstanding of all series together, as applicable, except as otherwise set forth in our operating agreement, or otherwise required by the Delaware Act. In determining any action or other matter to be undertaken by or on behalf of us, each member shall be entitled to cast a number of votes equal to the number of voting shares that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in our operating agreement, or otherwise required by the Delaware Act, the taking of any action by us which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the voting shares to constitute a quorum, provided, that in the case of a proposed removal of the Administrator for any reason or a member of the Board of Managers for “Cause”, an affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of all series together voting as a single class shall be required to authorize and approve such action. In determining the outcome of any vote at a meeting, shareholders that abstain or do not vote will effectively be counted as votes against such action. Each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Masterworks affiliate that holds a Class C share of a series, if any, shall have no voting rights with respect to Class A shares of a series it beneficially owns.

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A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights (a so-called “Vote Limited Member”), all of the Class A shares of a series beneficially owned by such Vote Limited Member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any Vote Limited Member that limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in any matter put to a vote of the Class A shareholders of a series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Subject to the Delaware Act, the Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Conversion of Class B shares

Class B shares of a series will be convertible into Class A shares of such series, in whole or in part, at any time prior to the consummation of a sale of the Artwork by such series for no additional consideration pursuant to the following conversion formula:

Class A shares of a series issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A share Value of a series.

Definitions for conversion calculation:

“Value Increase”	means, the aggregate value of Class A shares of the applicable series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred shares (“Exchange Shares”)), minus the product of (i) the number of Class A shares of such series outstanding at such time on a fully diluted basis (including Exchange Shares) and (ii) $20.00, if such difference is positive.

“Conversion Percentage”	means, (A) the number of Class B shares of a series being converted, divided by (B) the number of Class B shares of a series outstanding.

“Class A share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A shares of a series on all trading platforms or trading systems on which the Class A shares of a series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B shares of a series shall request that the Administrator obtain an appraisal of the Class A share Value of a series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A share Value of a series.*

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* The hypothetical Class A share values of a series represent the assumed VWAP, or in the absence of a trading market, the appraised fair value of the Class A shares of a series, which, in either case, is assumed to be the amount that a Class A share of a series would receive upon sale of the Artwork by such series (i.e. the appraised value of the Artwork of such series divided by the fully diluted number of Class A shares of such series outstanding).

Examples of conversion calculation

The following table illustrates the number and percentage of Class A shares of a series that would be issued to Masterworks upon conversion of all of its Class B shares of a series based on hypothetical changes in the trading price or value of the Class A shares of a series:

Hypothetical Class A share Value of a series	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0%	7.69%	11.11%	13.04%	14.29%

Powers of the Board of Managers

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Shares beneficially owned by Masterworks shall have no voting rights, except one or more Class C shares held by a Masterworks affiliate will enable it to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Agreement to be Bound by the Operating Agreement

By purchasing a Class A share of a series, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to the Masterworks Vault 5, LLC operating agreement. Pursuant to the Masterworks Vault 5, LLC operating agreement, each holder of Class A shares of a series and each person who acquires a Class A share of a series from a holder must agree to be bound by the terms and conditions of the Masterworks Vault 5, LLC operating agreement.

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Shareholder Voting

Class A shares of each series have one vote per share and we refer to the Class A shares of each series, excluding shares beneficially owned by Masterworks, or shares owned by a member that has irrevocably limited or eliminated such member’s voting rights in excess of such member’s voting limit, as “voting shares.” The Class B shares of each series shall have no voting rights other than as may be required pursuant to applicable law. The term “other than as may be required pursuant to applicable law,” takes into account the following considerations (i) pursuant to Section 18-806 of the Delaware Limited Liability Company Act (the “Act”), in the event that a limited liability company is dissolved by the occurrence of an event that causes the last remaining member to cease to be a member, the personal representative of the last remaining member of the limited liability company or the assignee of all of the limited liability company interests in the limited liability company may vote to revoke the dissolution, subject to the approval of any other persons whose approval is required under the limited liability company agreement to revoke a dissolution, such a vote could result in holders of the Class B shares of a series (or more accurately the personal representative of such persons) potentially be deemed to have a “right to vote” and (ii) the Act may be amended in the future to mandate voting rights for all interests in a Delaware limited liability company in certain situations, and if this occurs, without the provision “other than as may be required by law,” the Company could be in a position where its operating agreement would be in violation of the Act.

A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable vote limit certificate to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights, all of the Class A shares of a series beneficially owned by such member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any member that irrevocably eliminates its voting rights or limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in an election of Managers or on any other matter put to a vote of the Class A shareholders of a series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Whenever holders of Class A shares of a series are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company shall provide holders of voting shares with not less than five (5) nor more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of voting shares at a meeting shall require a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the voting shares eligible to vote on such matter or such higher percentage of voting shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of voting shares, the then holders of our voting shares, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Shares beneficially owned by Masterworks shall have no voting rights.

We have elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to holders of voting shares pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the Masterworks platform to the extent possible for meetings of, and votes of our shareholders.

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Shareholder Distributions.

The Company does not expect to pay any distributions, other than a distribution following a sale of the Artwork of a series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

When Artwork is sold and the segregated portfolio of Masterworks Cayman receives the proceeds of such sale, the proceeds will be distributed as follows:

FIRST, payment will made to Masterworks (as a reimbursement) and or third parties in respect of any costs or expenses for which either the segregated portfolio or the series is responsible, if any;

SECOND, to the extent any funds remain undistributed, if the SPC Preferred shares have not been exchanged for Class A shares, such remaining funds will be distributed to the holder of the SPC Preferred shares for up to (but not exceeding) $20 per SPC Preferred share;

THIRD, to the extent any funds remain undistributed, such remaining funds will be distributed to the series and the series will, in turn, distribute such funds to the Class A shareholders on a pro rata basis up to (but not exceeding) $20 per Class A share;

FOURTH, to the extent any funds remain undistributed, 80% of such remaining funds will be distributed to the Class A shareholders pro rata and 20% of such remaining funds will be distributed to the Class B shareholders.

If the sale of the Artwork of a series were to result in a distribution to the holders of Class A shares of a series of equal to or greater than $20.00 per share (i.e. a “profitable sale”), Masterworks will exchange its SPC Preferred shares for Class A shares prior to a distribution to shareholders and receive proceeds as a holder of Class A shares of the series consistent with the mechanics set forth above.

If the sale of the Artwork of a series were to result in a distribution to the holders of Class A shares of a series of less than $20.00 per share (i.e. a “loss sale”), Masterworks shall receive up to $20.00 per SPC Preferred share, after which any remaining proceeds will be distributed to holders of Class A Shares of the series.

For the avoidance of doubt, if Masterworks exchanges its SPC Preferred shares for Class A shares of a series, Masterworks shall participate in a distribution or liquidation solely as a holder of Class A shares. In addition, the holder of the Class C share has no economic rights. Our Board of Managers may also determine at any time to declare a distribution to the Class B member of any series in the amount of the initial capital contribution to such series.

After all of such distributions are made, the applicable segregated portfolio and series will be dissolved. Further, following a sale of an Artwork, but prior to a distribution to shareholders, the Company may elect to redeem Class A shares of a series outstanding from Class A members of such series other than Masterworks for an amount per Class A share equal to the liquidation amount per Class A share as determined in accordance with our operating agreement, subject to certain conditions set forth in the operating agreement.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in the Masterworks Vault 5, LLC operating agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

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The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the Company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their Class A shares of a series and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Masterworks Vault 5, LLC operating agreement.

Exculpation and Indemnification of the Board of Managers and Others

Subject to certain limitations, our operating agreement limits the liability of each member of the Board of Managers and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, managers of the Administrator, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person shall be liable to us or the Administrator or any other member of our Company for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

Indemnification

To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Masterworks Vault 5, LLC operating agreement, and any amounts expended in respect of settlements of any claims approved by the Board of Managers (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

(i)	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our Company;

(ii)	by reason of the fact that it is or was acting in connection with the activities of our Company in any capacity or that it is or was serving at the request of our Company as a partner, shareholder, member, members of the Board of Managers, managers of the Company or the Administrator, the independent representative, officer, employee, or agent of any Person;

unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under our operating agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our operating agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our operating agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our operating agreement.

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Sale of the Artwork

Each series will own the Artwork for an indefinite period, but we may sell the Artwork of such series at any time following the final closing of the offering of such series. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such transaction will be reflective of the estimated fair market value of the shares of such series at such time. Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of the Board of Managers and must be approved by a majority vote of holders of the voting shares of all of the series voting as a single class, unless such amendment affects one or series disproportionately and adversely in relation to other series, in which case, the consent of holders of voting shares of such series adversely and disproportionately affected voting as a separate class shall be required for such amendment. However, the Board of Managers does not need consent of holders of voting shares to amend the Masterworks Vault 5, LLC, operating agreement in the following instances: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of shares by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions (iv) to reflect the naming of new managers, officers or replacement of officers of the Company; or (v) as required to cause the Company to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes, (vi) in connection with the exchange or conversion of SPC Preferred shares of a segregated portfolio in which equity interests are owned by a series or Class B shares of a series, respectively, into Class A shares of such series, (vii) to create a new series and or issue shares of such new series, (viii) any change necessary to give effect to a merger or business combination that does not, in the determination of the Board of Managers, disproportionately or adversely affect the holders of Class A shares of any series, or (ix) any change the Board of Managers deems necessary or appropriate to enable trading of membership interests.

Termination and Dissolution

We will continue as a series limited liability company until terminated under the Masterworks Vault 5, LLC operating agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

(1) Upon the determination of the members with the approval of the Board of Managers;

(2) Our insolvency or bankruptcy;

(3) The sale of all or substantially all of our assets; or

(4) The entry of a decree of judicial dissolution under Section 18 802 of the Delaware Limited Liability Company Act

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of the Masterworks Vault 5, LLC operating agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

Term and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager for an indefinite term, but that any Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager, under certain circumstances.

Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Class C share of a series will be issued to a Masterworks affiliate, if any. The Class C share of a series, once issued, can be transferred between Masterworks affiliated entities, including from one Masterworks affiliate to another. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

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In addition, our members may remove a member of the Board of Managers for “cause” only, following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of all the series then existing as a single class excluding those beneficially owned by Masterworks. The term “Cause” is defined as:

●	The commission by the applicable member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of the applicable member of the Board of Managers of a felony;
●	A material violation by the applicable member of the Board of Managers of any applicable law that has a material adverse effect on our business; and
●	The bankruptcy or insolvency of the applicable member of the Board of Managers.

Anti-Takeover Effects under Delaware Law

We are a series limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting Class A shares of a series. The Board of Managers may elect to amend the Masterworks Vault 5, LLC operating agreement, subject to majority approval by the members holding the Class A shares of a series, at any time to have Section 203 apply to the Company.

Valuation of Artworks

Masterworks conducts a quarterly appraisal of the fair market value of each Artwork in accordance with Masterworks’ valuation policies and procedures. The estimated net asset value per Class A share of a series will be disclosed on the Masterworks website.

Binding Arbitration under Our Subscription Agreement

By purchasing Class A shares of a series in an offering of a series, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that this arbitration provision does not apply to claims made under the federal securities laws or any dispute you may have with Masterworks Advisers, which can be settled through the arbitration rules of JAMS. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

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Waiver of Jury Trial under our Subscription Agreement

By purchasing Class A shares of a series in the offering of a series, by executing the subscription agreement investors agree to waive their rights to a jury trial in claims against the Company or Masterworks. However, this waiver of rights to a jury trial does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be required to waive rights to a jury trial, except in connection with claims under the federal securities laws.

Exclusive Jurisdiction

Our operating agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. By purchasing Class A shares of a series in the offering of a series and by executing the subscription agreement, investors acknowledge that any complaint asserting a cause of action under the Securities Act is to be litigated in the federal district courts of the United States of America.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the ATS. The qualification rights are set forth in the Company’s operating agreement.

Transfer Agent

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

There is currently no public trading market for the Class A shares of any series, and an active market, whether public or private, for these Class A shares may not develop or be sustained. We cannot predict the effect, if any, that market sales of the Class A shares of a series or the availability of Class A shares of a series for sale will have on the market price of the Class A shares of a series prevailing from time to time.

Upon the final closing of a series offering, the maximum number of Class A shares of such series offered will be outstanding, and 1,000 Class B shares of such series will be outstanding and will be owned by Masterworks. Such Class B shares may be converted into Class A shares of the same series based on the relative fair market values of the Class B shares and Class A shares at such time. In addition, Masterworks will earn SPC Preferred shares of each segregated portfolio of Masterworks Cayman that will be exchangeable for Class A shares of the series that owns equity interests in such segregated portfolio at an exchange ratio of 1 for 1. All of the Class A shares of a series sold in the offering of the series will be freely tradable under federal securities laws unless issued to our “affiliates” as such term is defined in Rule 405 of the Securities Act of 1933, as amended. Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A shares of a series, you may be deemed an affiliate of the Company and may be unable to participate on the ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

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Masterworks intends to sponsor offerings by entities formed to invest, directly or indirectly, in multiple works of art and any such entity, which would be deemed an “affiliate” of our Company, may invest in one or more series offerings. In the event any such affiliate invests in a series offering, the Class A shares of such series acquired by such entity would be “restricted” securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and such Class A shares of such series, together with any shares sold by Masterworks in private transactions that are exempt from the registration or qualification requirements of the Securities Act will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such shares are acquired from Masterworks or such affiliate by a non-affiliate. Masterworks has rights to require us to qualify the resale of any such Class A shares of a series, provided that they shall be responsible for all of the costs and expenses of any such qualification and or secondary offering.

Masterworks has agreed not to transfer any Class B shares of a series that it owns prior to the one-year anniversary of the final closing of the applicable series offering (other than transfers to affiliates), though Masterworks is permitted to pledge all of its Shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the Shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary in the case of Class B shares of a series, Masterworks will have no restrictions on the disposition of any of its Shares, other than restrictions in our operating agreement, management services agreement and those imposed by applicable securities laws.

Rule 144

In general, under Rule 144 as currently in effect, Masterworks will be entitled to sell, within any three-month period, a number of Class A shares of a series that does not exceed the greater of:

●	1% of the then-outstanding Class A shares of a series; and

●	The average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If Masterworks sells its shares in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such shares pursuant to Rule 144 after one year has elapsed from the time such shares were acquired from Masterworks and such sales shall not be subject to the volume restrictions set forth above.

We are unable to estimate the number of Class A shares of a series that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares of a series, the personal circumstances of the sellers and other factors. There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Any future sale of substantial amounts of the Class A shares of a series in the open market may adversely affect the market price of the Class A shares of such series offered by this offering circular.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Class A shares of a series by Holders (as defined below) as of the date hereof. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to the “Company,” “we,” “our,” and “us” refer only to Masterworks Vault 5, LLC and or each series, and not to Masterworks Cayman which is a Cayman Islands segregated portfolio company. In this discussion of material U.S. federal income tax considerations, the term “segregated portfolio” refers to the segregated portfolio of Masterworks Cayman that will hold title to the Artwork of a specific series. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

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The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold the Class A shares of a series as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. Prospective investors are urged to consult their own tax advisors regarding the purchase, ownership and disposition of the Class A shares of a series with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of the Class A shares of a series may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

The enactment of U.S. federal tax legislation in 2017 and the promulgation of final and proposed Treasury Regulations and other guidance thereunder has resulted in significant and complicated changes to the Code, and there remain significant uncertainties regarding the interpretation and application of these rules. As further discussed below, resolution of certain of these uncertainties could have implications for the tax treatment of the Company’s structure and investments. All investors should consult with their advisors regarding the effect of these laws on their investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A share of a series that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A share of a series that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in the Class A shares of a series, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of the Class A shares of a series.

PERSONS CONSIDERING AN INVESTMENT IN THE CLASS A SHARES OF A SERIES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A SHARES OF A SERIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of Our Company

Taxation of Masterworks Vault 5, LLC and each series thereof. The U.S. Internal Revenue Service (“IRS”) issued Proposed Series LLC Regulations in September 2010 (Reg-119921-09) to settle treatment of Series LLCs and their series for income tax purposes and concluded that each series of a Series LLC is to be treated as a separate entity for federal income tax purposes. We expect that the Company and each series will be regarded for income tax purposes as separate entities. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as separate entities for U.S. federal income tax purposes and no assurance can be given on the finalization of the proposed regulations or that the IRS will not at a later point in time take a contrary position. We expect that we will be treated as partnerships for U.S. federal income tax purposes and not as associations or publicly traded partnerships subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Shares.”

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An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on an alternative trading system or the substantial equivalent thereof. We expect that we will be publicly traded for purposes of these rules.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, if (x) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (y) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

We intend to operate such that we will meet the qualifying income exception in each taxable year. We do not expect that the Company or any series will earn any income in any taxable year other than qualifying income including (x) interest income with respect to certain short-term debt investments held by the Company and (y) an income inclusion followed by a distribution from a segregated portfolio of Masterworks Cayman in the year in which the Artwork of a series is sold. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position. In the event that such a ruling is sought, and such ruling treats a sale of the Artwork of a series as qualifying income, we may structure each segregated portfolio as an entity disregarded from us for U.S. federal income tax purposes, in which case the tax consequences described herein could be materially different, as described below.

If we fail to meet the qualifying income exception (other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery) or if we are required to register under the 1940 Act, we will be treated as if, on the first day in which we fail to meet the qualifying income exception or are required to register under the 1940 Act, we had transferred all of our assets, subject to our liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Holders in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to the Holders so long as we do not have liabilities in excess of the tax basis of our assets at such time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, our items of income, gain, loss, deduction and credit would be reflected in our tax return, rather than the returns of our Holders subject to U.S. tax, and we would be subject to U.S. corporate income tax on our taxable income. Distributions of cash or other property to a Holder with respect to the Class A shares of a series generally would be treated as a dividend to the extent such distribution was paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in such Class A share of a series, and then as capital gain. Accordingly, treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of the Class A shares of a series.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Masterworks Cayman. Masterworks Cayman, which is a Cayman Islands segregated portfolio company, is referred to in this taxation section as “Masterworks Cayman,” and the specific portfolio that will hold title to the Artwork of a series is referred to as a “segregated portfolio.” Each segregated portfolio intends to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. Each series, as the holder of each respective segregated portfolio’s shares, will not be taxed directly on the earnings of such segregated portfolio. We intend to treat each segregated portfolio as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that each segregated portfolio is so treated.

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However, Holders may be required to report directly income earned by a segregated portfolio in certain circumstances. See “— Controlled Foreign Corporations” and “Passive Foreign Investment Companies”.

Subject to the discussion below under “Controlled Foreign Corporations” and “Passive Foreign Investment Companies”, distributions of cash or other property to us from a segregated portfolio (other than certain distributions of a segregated portfolio, shares or rights to acquire its shares) generally will be treated as a dividend for U.S. federal income tax purposes (without reduction for any non-U.S. tax withheld from such distribution) to the extent of a segregated portfolio, current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of our adjusted tax basis in such segregated portfolio’s shares and then as capital gain.

If, following receipt of a ruling from the IRS, we elected to treat a segregated portfolio as an entity disregarded as separate from us, we would directly report any income, gain, loss or deduction of such segregated portfolio, and any distributions from such segregated portfolio would be disregarded for U.S. federal income tax purposes.

Taxation of U.S. Holders of Shares

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of the Class A shares of a series.

Taxation of Holders of Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. It is possible that in any year, a Holder’s tax liability arising from the Company could exceed the distributions made by the Company to such Holder. The Company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 and Schedule K-3 to each Holder. However, Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of our items of income, gain, loss, deduction or credit will be determined by Masterwork Vault 5, LLC’s amended and restated operating agreement (the “operating agreement”), provided such allocations either have “substantial economic effect” or are determined to be in accordance with such Holder’s interest in the Company. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Holder’s interest in the Company and we intend to prepare tax returns based on such allocations. If the allocations provided by our operating agreement were successfully challenged by the IRS, the resulting allocations to a particular Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in our operating agreement.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A shares of a series, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A shares of a series to the possible detriment of certain Holders. The Board of Managers is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

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Adjusted Tax Basis of Class A shares of a series. A Holder’s initial tax basis in its Class A shares of a series will generally equal the amount such Holder paid for the Class A shares of a series plus such Holder’s allocable share of our liabilities, if any. A Holder’s adjusted tax basis will be increased by such Holder’s share of items of our income and gain and any increase in such Holder’s share of our liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from us, such Holder’s allocable share of items of our deductions and losses and by any decrease in such Holder’s allocable share of our liabilities.

Holders who purchase the Class A shares of a series in separate transactions must combine the basis of those Class A shares of a series and maintain a single adjusted tax basis for all of those Class A shares of a series. Upon a sale or other disposition of less than all of the Class A shares of a series held by such Holder, a portion of that tax basis must be allocated to the Class A shares of a series sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A shares of a series it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A shares of a series below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and will be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

In general, neither we nor any Holder may deduct organizational expenses. We may elect to amortize any organizational expenses ratably over fifteen years, or we may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by us generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Class A shares of a series. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of the Class A shares of a series. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A share of a series for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Class Shares. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the Class A shares of a series in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A share of a series. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A share of a series for more than one year at the time of such sale, exchange or other disposition. Certain gain attributable to our investment in a segregated portfolio will generally be characterized as ordinary income rather than capital gain. See “—Controlled Foreign Corporations”. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

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Holders who purchase the Class A shares of a series at different times and intend to sell all or a portion of the Class A shares of a series within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A shares of a series, provided such Class A shares of a series are divided into identifiable Class A shares of a series with ascertainable holding periods, the selling Holder can identify the portion of the Class A shares of a series transferred, and the selling Holder elects to use the identification method for all sales or exchanges of the Class A shares of a series.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. The Company and each of its series are expected to be treated as U.S. Shareholders of their respective segregated portfolios under current law. Accordingly, the remainder of this disclosure assumes that each segregated portfolio will be considered a CFC, and that each series will be considered a U.S. Shareholder of its subsidiary segregated portfolio.

U.S. Shareholders may have current inclusions of undistributed “Subpart F” income of each segregated portfolio or other income of any segregated portfolio that exceeds certain thresholds (“global intangible low-taxed income” or “GILTI”). Subpart F income generally includes passive income such as dividends, interest, net gain from the sale or disposition of securities and non-actively managed rents. The Subpart F income of a CFC is limited to the CFC’s earnings and profits for the taxable year. GILTI consists of a U.S. Shareholder’s pro rata share of a CFC’s earnings, other than Subpart F income and certain other excluded types of income, that exceeds a 10% return on such U.S. Shareholder’s pro rata share of the CFC’s tangible assets that were used to generate such income. U.S. Shareholders that are U.S. corporations may take a 50% deduction against GILTI, and a 37.5% deduction after 2025. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a U.S. Shareholder may be required to report as ordinary income its allocable share of a segregated portfolio’s Subpart F or GILTI income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of the earnings (if any) attributable to net capital gains of a segregated portfolio. A U.S. Shareholder’s tax basis in its Class A shares will be increased to reflect any required Subpart F or GILTI income inclusions. Such income generally will constitute income from sources within the United States for U.S. foreign tax credit purposes. Amounts included as such income would generally not be taxable again when actually distributed. It is not expected that any segregated portfolio will earn any income in any taxable year other than gain from the sale of Artwork in the year in which the Artwork is sold (other than the applicable segregated portfolio of Masterworks Cayman to the extent either earns any royalty or other income). Therefore, the Company does not expect that there will be any material Subpart F or GILTI income of any segregated portfolio to be reported by U.S. Shareholders prior to a sale of the Artwork. However, the Company expects that gain from the sale of the Artwork would be treated as Subpart F income.

Because the Company expects each series to be treated as a U.S. Shareholder in a CFC for certain purposes other than for determining current inclusions, regardless of whether a segregated portfolio has Subpart F or GILTI income, any gain allocated to a U.S. Holder resulting from a segregated portfolio’s sale of Artwork, followed by the segregated portfolio’s liquidation (whether or not such U.S. Holder is a U.S. Shareholder) will be treated as ordinary income to the extent of such U.S. Holder’s allocable share of the current and/or accumulated earnings and profits of such segregated portfolio. In this regard, earnings should not include any amounts previously taxed to a U.S. Holder pursuant to the CFC rules, if any, or pursuant to rules governing the taxation of U.S. Shareholders of PFICs, further described below. Thus, if earnings on the sale of the Artwork that are attributable to Non-U.S. Shareholders are treated as first taxed under the PFIC rules, then such earnings may be treated as previously taxed under these rules.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, the CFC rules discussed above would not apply. Instead, we would directly report any income, gain, loss or deduction of the segregated portfolio, and any distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes.

Passive Foreign Investment Companies. In general, a corporation organized outside the United States is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account.

If a segregated portfolio is determined to be a PFIC, the PFIC rules are expected to apply to the U.S. Holders who are not otherwise a U.S. Shareholder of a CFC (“Non-10% U.S. Owner”), with respect to such segregated portfolios, based on proposed regulations issued by the IRS earlier this year. The PFIC rules are not expected to apply to U.S. Shareholders who are subject to current inclusions of Subpart F income with respect to any particular Segregated Portfolio.

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Under the PFIC rules, if a segregated portfolio is a PFIC and a proper election (a “Pedigreed QEF Election”) has not been made to include the segregated portfolio’s income in the U.S. Holders’ income currently, gain on a disposition by a series of shares in such segregated portfolio or gain on the disposition of Class A shares by a U.S. Holder at a time when such series owned, directly or indirectly, shares of such segregated portfolio, as well as certain other defined “excess distributions,” would be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the U.S. Holder held its Class A shares or the period during which the series, directly or indirectly, held shares in such segregated portfolio and would be subject to an interest charge. Under current law, each series would be the appropriate party to make Pedigreed QEF Elections in respect of the segregated portfolios, although the IRS has issued proposed regulations which, if finalized in their current form, would place this obligation on the U.S. Holders with respect to elections to be made following the date on which the regulations are finalized and take effect. Under the proposed regulations, Pedigreed QEF Elections made by a series under current law would remain in effect after the effective date of the final regulations.

Each series of the Company is expected to make a Pedigreed QEF Election on behalf of its Non-10% U.S. Owners in respect of its respective segregated portfolio to the extent that it is able to do so under applicable law. If a Pedigreed QEF Election is made with respect to a segregated portfolio, and if the PFIC rules take precedence over the CFC rules, Non-10% U.S. Owners would include the gain allocated to them from such segregated portfolio’s disposition of Artwork as capital gain, which, if the segregated portfolio’s holding period in such Artwork was more than one year, would be treated as long-term capital gains and, in the case of non-corporate Non-10% U.S. Owners, subject to the long-term capital gain rates applicable to collectibles.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, neither the CFC nor the PFIC rules would apply to each segregated portfolio.

Segregated portfolios as Disregarded Entities. If, following receipt of a ruling from the IRS, a series elected to treat a segregated portfolio as an entity disregarded as separate from such series, the CFC and PFIC rules discussed above would not apply. Instead, such series, as applicable, would directly report any income, gain, loss or deduction of such segregated portfolio, and its distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes. To the extent that a segregated portfolio were disregarded, the disposition by such segregated portfolio of Artwork with a holding period of more than one year would be treated as long-term capital gains to U.S. Holders, taxable to non-corporate U.S. Holders at the higher long-term capital gain rates applicable to collectibles.

Taxation of Non-U.S. Holders of Class A shares of a series

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of the Class A shares of a series and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. This discussion does not address the tax consequences of purchasing, holding or disposing of the Class A shares of a series to Non-U.S. Holders subject to special rules under U.S. federal income tax laws, such as non-U.S. governments and their controlled entities, non-U.S. pension plans, trusts, former U.S. citizens or residents and individual Non-U.S. Holders that have a “tax home” in the United States. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in the Class A shares of a series, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that distributions from a segregated portfolio of Masterworks Cayman will not be treated as U.S. source dividends for withholding purposes.

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Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that our activities as currently contemplated generally will not involve being engaged in a trade or business within the United States, and as a result we expect that neither Masterworks Cayman nor any Non-U.S. Holder will be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. The Class A shares of a series that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to the Class A shares of a series.

Administrative Matters

Tax Elections. The Board of Managers will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Board of Managers deems necessary or appropriate. Accordingly, our Board of Managers can change our tax election to have the Company and each series taxed as a corporation in its sole and absolute discretion.

Nominee Reporting. Persons who hold the Class A shares of a series as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A shares of a series held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares of a series they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares of a series with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In the event of any adjustment at the Company level, under the operating agreement, the Board of Managers will allocate such tax among the Holders as equitably determined by the Board of Managers, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Board of Managers may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

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Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A shares of a series, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A shares of a series), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

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Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), Holders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Holders) would be required to disclose to the IRS information relating to the Company and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of the Class A shares of a series is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Company could become a reportable transaction for Holders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Certain Reporting Requirements

Certain U.S. Holders of the Class A shares of a series who either (i) invest (together with any person treated as related under certain U.S. tax rules) more than $100,000 in the Company during a 12-month period or (ii) hold, directly, indirectly or through certain attribution rules under the Code, at least 10% of the total voting power or total value of the Company or of any series, may be required to file Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting certain transfers of cash or other property to foreign corporations. U.S. Holders that fail to comply with these reporting requirements may be subject to substantial penalties.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthru payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Masterworks Cayman.

Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of an interest in the Company may be subject to tax under FATCA.

Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of the Class A shares of a series. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Transfer of the Class A shares of any series may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Class A shares of a series may not be traded in such jurisdictions. Secondary trades of Class A shares matched on the ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, as unsolicited transactions executed through a broker dealer or as isolated non-issuer transactions.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Joshua B. Goldstein, General Counsel of Masterworks, LLC, 1 World Trade Center, 57th Floor, New York, New York 10007.

EXPERTS

Our consolidated financial statements for the period January 1, 2025 through December 31, 2025 included in this offering circular have been audited by AGD Legal, S. C., an independent public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

Each fair market value appraisal report included in this offering circular has been prepared by a USPAP-compliant appraiser of Masterworks Administrative Services, LLC, and approved by the valuations committee of Masterworks Administrative Services, LLC, as indicated in the report with respect thereto, and has been so included in reliance upon such persons expertise in artwork appraisals.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A shares of each series offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The Administrator will answer inquiries from potential investors in series offerings concerning any of the series, the Company, the Administrator and other matters relating to the offer and sale of the Class A shares under this Offering Circular. The Company will afford the potential investors in the Class A shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Masterwork also maintains a website at the website address of Masterworks located at www.masterworks.com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the Masterworks website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Class A shares of a series:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Administrator will cause to be mailed or made available, by any reasonable means, to each holder of Class A shares of a series as of a date selected by the Administrator, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A shares of a series as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A shares of a series.

3.	Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each holder of Class A shares of a series such tax information as shall be reasonably required for federal and state income tax reporting purposes.

135

MASTERWORKS VAULT 5, LLC

Offering of Series Class A Ordinary Shares

Representing Series Class A Limited Liability Company Interests

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

2.1	Certificate of Formation of Masterworks Vault 5, LLC filed with Delaware Secretary of State on October 10, 2023.*

2.2	Form of Amended and Restated Operating Agreement of Masterworks Vault 5, LLC.*

3.1	Form of Series Designation (included in Exhibit 2.2).*

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Amended and Restated Memorandum and Articles of Association of Masterworks Cayman, SPC.*

6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares.*

6.3	Form of Management Services Agreement.*

6.4	Form of Amended and Restated Financing, License and Sourcing Agreement.*

6.5	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 396.*#

6.6	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 350.*#

6.7	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 351.*#

6.8	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 353.*#

6.9	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 354.*#

6.10	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 430.*#

6.11	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 438.*#

6.12	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 439.*#

6.13	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 444.*#

6.14	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 357.*#

6.15	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 359.*#

6.16	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 443.*#

6.17	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 441.*#

6.18	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 445.*#

6.19	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 449.*#

6.20	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 452.*#

6.21	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 456*#

6.22	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 465*#

6.23	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 475*#

6.24	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 478*#

6.25	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 479*#

6.26	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 481*#

6.27	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 483*#

6.28	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 485*#

6.29	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 476*#

6.30	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 491*#

6.31	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 501*#

6.32	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 507*#

6.33	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 525*#

6.34	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 533**#

6.35	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 534**#

10.1	Power of Attorney (included on signature page).*

11.1	Consent of AGD Legal, S. C.**

11.2	Consent of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC (included in Exhibit 12.1).**

11.3	Consent of Masterworks Administrative Services, LLC**

12.1	Opinion of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC.**

13.1	Testing the Waters Materials.*

13.2	Testing the Waters Materials.*

99.1	Form of Investment Advisory Agreement.*

99.2	Fair Market Value Appraisal Report for Series 354.*

99.3	Peak Value Fair Market Value Appraisal Report for Series 354.*

99.4	Fair Market Value Appraisal Report for Series 476.*

* Previously Filed

** Filed herewith

# Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Post-Qualification Amendment No. 20 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 3, 2026.

MASTERWORKS VAULT 5, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment No. 20 to Form 1-A has been signed by the following persons in the capacities indicated on April 3, 2026.

Name	Title

*	Chief Executive Officer of Masterworks Vault 5, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks Vault 5, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks Vault 5, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks Vault 5, LLC

*By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact

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